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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE MACERICH COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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	(2)	Aggregate number of securities to which transaction applies:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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PRELIMINARY PROXY—SUBJECT TO COMPLETION

The Macerich Company

[            ], 2015

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held on [            ], [            ], 2015 at [            ] local time at [                                                                       ].

The accompanying Notice and Proxy Statement contain details concerning the matters to be considered during our Annual Meeting. At our Annual Meeting, you will be asked to consider and vote on the following matters:

  (1)
  the election of Class I director nominees Douglas D. Abbey, Dana K. Anderson, Stanley A. Moore and Dr. William P. Sexton, each to serve until our 2018 annual meeting of stockholders and until his successor is duly elected and qualifies;

  (2)
  ratification of the appointment of KPMG LLP as our independent registered public accounting firm;

  (3)
  approval, on an advisory basis, of named executive officer compensation as described in the accompanying Proxy Statement; and

  (4)
  transaction of such other business as may properly come before our Annual Meeting.

Our Board of Directors unanimously recommends that you vote your shares:

    "FOR" the election of each of the four Class I director nominees,

    "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, and

    "FOR" the approval of the compensation of our named executive officers.

We look forward to seeing you at our Annual Meeting and thank you for your continued support.

Your vote is important.    Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person.

Arthur M. Coppola
Chairman of the Board and Chief Executive Officer

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [            ], 2015

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of The Macerich Company, a Maryland corporation, will be held on [            ], [            ], 2015 at [            ] local time at [                                                                        ], to consider and vote on the following matters:

  (1)
  The election of Class I director nominees Douglas D. Abbey, Dana K. Anderson, Stanley A. Moore and Dr. William P. Sexton, each to serve until our 2018 annual meeting of stockholders and until his successor is duly elected and qualifies;

  (2)
  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015;

  (3)
  Approval, on an advisory basis, of named executive officer compensation as described in the accompanying Proxy Statement; and

  (4)
  Transaction of such other business as may properly be brought before our Annual Meeting and at any postponement or adjournment thereof.

Action may be taken on the foregoing matters at our Annual Meeting on the date specified above, or on any date or dates to which our Annual Meeting may be postponed or adjourned. Only stockholders of record of our common stock at the close of business on March 20, 2015 will be entitled to notice of and to vote at our Annual Meeting and at any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to submit the WHITE proxy card to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on the WHITE proxy card or you may revoke your Proxy at our Annual Meeting and vote your shares in person.

We also urge you NOT to vote or submit any [            ] proxy card sent to you by Land & Buildings Capital Growth Fund, L.P., Orange Capital, LLC or any of their respective affiliates. The [            ] proxy cards circulated by them are soliciting votes for nominations that were not validly made and that we are challenging in court, see "Additional Matters—Stockholder Proposals and Director Nominees" on page 75 of the accompanying Proxy Statement. Accordingly, votes for the nominees named on those proxy cards will not be recognized at our Annual Meeting. You can always revoke a proxy card you may have previously submitted in accordance with the instructions set forth under "May I change my vote or revoke my Proxy after I return my Proxy?" of the accompanying Proxy Statement.

Registered stockholders may authorize their Proxies:

  •
  By Internet: Go to the website address shown on the WHITE proxy card.

  •
  By Toll-Free Telephone: Call the toll-free number shown on the WHITE proxy card and follow the recorded instructions.

  •
  By Mail: Mark, sign, date and return the enclosed WHITE proxy card in the postage-paid envelope.

Beneficial stockholders: If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to instruct how your shares of common stock are to be voted at our Annual Meeting.

By Order of the Board of Directors

Thomas J. Leanse
Secretary
Santa Monica, California [ ], 2015

Proxy Statement Summary

This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in our Proxy Statement.

Our Annual Meeting

Time and Date	[ ] local time on [ ], [ ], 2015
Place	[ ]
Record Date	Close of business on March 20, 2015
Voting	Each share is entitled to one vote on each matter to be voted upon at our Annual Meeting.
You can vote by any of the following methods:
• Internet: Go to the website address shown on your Proxy. The deadline for submitting your Proxy over the Internet is 11:59 p.m., Eastern Time, the day before our Annual Meeting.

•

Telephone: Call the toll-free number shown on your Proxy and follow the recorded instructions. The deadline for submitting your Proxy by telephone is 11:59 p.m., Eastern Time, the day before our Annual Meeting.

• Mail: Mark, sign, date and return the WHITE proxy card in the postage-paid envelope promptly so that it is received prior to our Annual Meeting.

•

In Person: If you are a stockholder of record, you may vote in person by attending the Annual Meeting. If your shares are held in street name, you will need to obtain a "legal proxy" from your broker, bank or other nominee and present it at our Annual Meeting prior to voting in person.

We also urge you NOT to vote or submit any [ ] proxy card sent to you by Land & Buildings Capital Growth Fund, L.P., Orange Capital, LLC or any of their respective affiliates. The [ ] proxy cards circulated by them are soliciting votes for nominations that were not validly made and that we are challenging in court, see "Additional Matters—Stockholder Proposals and Director Nominees" on page 75 of our Proxy Statement. You can always revoke a proxy card you may have previously submitted in accordance with the instructions set forth under "May I change my vote or revoke my Proxy after I return my Proxy?" of the accompanying Proxy Statement.

About Our Annual Meeting (page 1)

We provide answers to many questions about our Annual Meeting, including how to vote your shares, in our Q&A section beginning on page 1 of our Proxy Statement.

Proposals and Board Recommendations

Proposal	Board Recommendation	Page Reference

Proposal 1—Election of Four Class I Directors	For all nominees	6
Proposal 2—Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2015	For	72
Proposal 3—Advisory Vote to Approve our Named Executive Officer Compensation	For	73
Transaction of any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof

i

Our 2014 Fiscal Year Highlights (page 33)

2014 was a year of major progress and accomplishments for our Company on all fronts as evidenced by the effective execution of our business strategies. The following are some of our Company's most notable accomplishments during 2014. These achievements highlight a strong year of corporate performance and our executive officers were instrumental in achieving those results.

  •
  Our Company's one-year, three-year and five-year total stockholder return outperformed the FTSE NAREIT All Equity REITs Index and the S&P 500 Index over all three periods. Our Company's total stockholder return was 185% over the five years ended December 31, 2014, representing a compounded annual return of 23%.

  •
  We acquired from our joint venture partner, Ontario Teachers' Pension Plan Board, its 49% interest in five top super regional centers in exchange for our common stock. We now have 100% ownership of these highly productive, market-dominant Centers, two of which are among our Company's top five most productive assets on a sales per square foot basis.

  •
  We acquired from our joint venture partner a 40% interest in Fashion Outlets of Chicago and now own 100% of this recently-developed, and highly productive, 529,000 square foot center. As of December 31, 2014, this center was 94.4% occupied with annual tenant sales of $651 per square foot.

  •
  We formed a joint venture partnership with Pennsylvania Real Estate Investment Trust to redevelop The Gallery, which consists of approximately 1,400,000 square feet of retail and office space in downtown Philadelphia. The Gallery is strategically positioned where mass transit, tourism, the residential population and employment base converge.

  •
  We formed a 50/50 joint venture with Lennar Corporation, one of the nation's leading homebuilders, to develop a 500,000 square foot urban outlet project that will anchor a new community at Candlestick Point in San Francisco.

  •
  We continued to strengthen our balance sheet in 2014 and believe we have the strongest balance sheet in our Company's history.

  •
  We increased our quarterly cash dividend by 4.8% from $0.62 to $0.65 per share.

Our 2014 Fiscal Year in Review (page 33)

Under Arthur Coppola's leadership, our executive team delivered the following achievements with respect to key corporate goals set by our Compensation Committee for 2014, which are described in more detail beginning on page 33 of our Proxy Statement:

Operational Achievements:

  •
  We achieved FFO (as defined in Appendix I), excluding the loss on early extinguishment of debt, per share-diluted of $3.60 in 2014, meeting the high end of our initial guidance.

  •
  We achieved same center net operating income growth of 4.24% in 2014.

Leasing Achievements:

  •
  We delivered double-digit releasing spreads of 14.4% from our high quality "A" Centers and 22% from our entire portfolio for 2014.

  •
  We increased our overall occupancy to 95.8% at December 31, 2014, which represented a 120 basis point increase from December 31, 2013 and our highest occupancy level achieved in a decade.

  •
  We decreased temporary occupancy at December 31, 2014 by 120 basis points from December 31, 2013.

  •
  We achieved significant leasing milestones at Tysons Corner Center, Los Cerritos Center, Santa Monica Place and Scottsdale Fashion Square.

Development Achievements:

  •
  We entered into joint ventures with Pennsylvania Real Estate Investment Trust to redevelop The Gallery in Philadelphia and with Lennar Corporation to develop Candlestick Point in San Francisco that strengthen our outlet business strategy.

  •
  We continued construction according to plan for the residential and hotel towers of the Tysons Corner Center mixed-use development.

  •
  We completed the Fashion Outlets of Niagara Falls USA expansion in October 2014 on schedule and on budget with signed leases for approximately 82% of the expansion at December 31, 2014.

  •
  We completed the first part of the redevelopment of Broadway Plaza by replacing the existing parking structure with a modern five-level parking deck.

  •
  We made significant progress with respect to our expansion projects at Green Acres Mall and Kings Plaza.

Strategic Achievement:

  •
  We completed dispositions of non-core assets, including interests in five of our centers, resulting in our pro rata share of the sales proceeds of approximately $360 million and net proceeds of approximately $326 million.

Class I Director Nominees and Continuing Directors (page 6)

	Class (Term Expires)				Independent (Yes/No)
			Director Since				Committee Memberships	Other Public Company Boards
Name		Age		Occupation	Yes	No

Douglas D. Abbey	Class I (2015)	65	2010	Chairman of Swift Real Estate Partners Director, IHP Capital Partners	Yes		Audit; Nominating and Corporate Governance	None
Dana K. Anderson	Class I (2015)	80	1994	Vice Chairman of the Board of our Company		No	None	None
Stanley A. Moore	Class I (2015)	76	1994	Chairman of the Board, Overton Moore Properties	Yes		Compensation; Nominating and Corporate Governance	Industrial Income Trust, Inc.
Dr. William P. Sexton	Class I (2015)	76	1994	Vice President, Emeritus, and Professor of Management, University of Notre Dame	Yes		Audit; Compensation	None
Arthur M. Coppola	Class II (2016)	63	1994	Chairman of the Board and Chief Executive Officer of our Company		No	Executive (Chair)	None
Fred S. Hubbell	Class II (2016)	63	1994	Director, Voya Financial, Inc. Retired Executive Board Member, ING Group	Yes		Executive; Nominating and Corporate Governance	Voya Financial, Inc.
Mason G. Ross	Class II (2016)	71	2009	Retired Executive Vice President and Chief Investment Officer, Northwestern Mutual Life	Yes		Nominating and Corporate Governance (Chair)	None
Andrea M. Stephen	Class II (2016)	50	2013	Retired Executive Vice President, Investments, The Cadillac Fairview Corporation Limited	Yes		Compensation (Chair); Executive	First Capital Realty Inc. and Boardwalk Real Estate Investment Trust
Edward C. Coppola	Class III (2017)	60	1994	President of our Company		No	None	None
Diana M. Laing	Class III (2017)	60	2003	Chief Financial Officer, American Homes 4 Rent.	Yes		Audit (Chair)	None
Steven L. Soboroff	Class III (2017)	66	2014	President of Los Angeles Police Commission Managing Partner, Soboroff Partners	Yes		Compensation; Nominating and Corporate Governance	None
John M. Sullivan	Class III (2017)	54	2014	President and Chief Executive Officer, The Cadillac Fairview Corporation Limited		No	None	Multiplan Empreendimentos Imobiliarios, S.A. and Dream Global REIT

The Company received notice from Land & Buildings Capital Growth Fund, L.P. that it purported to nominate four individuals for election to the Board of Directors at our Annual Meeting. These nominations were invalid because they were not made in compliance with the requirements of our Bylaws, and we are seeking a declaratory judgment in Maryland courts to have the nominations declared invalid, see "Additional Matters—Stockholder Proposals and Director Nominees" on page 75 of our Proxy Statement. Despite these defects, you may nevertheless receive proxy solicitation materials from Land & Buildings Capital Growth Fund, L.P. and Orange Capital, LLC, including a purported opposition proxy statement and a [            ] proxy card. The Board of Directors urges you NOT to vote or submit any [            ] proxy card sent to you by Land & Buildings Capital Growth Fund, L.P. or Orange Capital, LLC. Votes for the purported nominees named on a [            ] proxy card will not be recognized at our Annual Meeting. If you previously returned or attempted to vote a [            ] proxy card sent to you by Land & Buildings Capital Growth Fund, L.P., Orange Capital, LLC or any of their respective affiliates, you may avoid any doubt by revoking it in accordance with the instructions set forth below under "May I change my vote or revoke my Proxy after I return my Proxy?"

Ratification of our Independent Registered Public Accounting Firm (page 72)

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Say-on-Pay (page 73)

Consistent with our stockholders' preference expressed in a vote at our annual meeting of stockholders in 2011, our Board adopted a policy providing that stockholders vote annually to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement.

The cornerstone of our executive compensation philosophy is to pay for performance and, therefore, executive compensation is heavily weighted toward "at risk" performance-based compensation. Based on our 2014 highlights, the compensation decisions made by our Compensation Committee for our named executive officers demonstrate a close link between pay and performance. Our Compensation Discussion and Analysis included in this Proxy Statement describes the principal components of our executive compensation program, the objectives and key features of each component and the compensation decisions made by our Compensation Committee for our named executive officers.

Please review our Compensation Discussion and Analysis beginning on page 31 and the accompanying executive compensation tables beginning on page 49 for additional details about our executive compensation programs, including information about our named executive officers' 2014 compensation.

v

Executive Compensation Program Highlights (page 31)

Our executive compensation program is designed to align our executive compensation with long-term stockholder interests as described in our Compensation Discussion and Analysis beginning on page 31.

EXECUTIVE COMPENSATION
WHAT WE DO

✓	Pay for Performance. Executive compensation is heavily weighted toward "at risk" performance-based compensation.
✓	Elimination of Excise Tax Gross-Up Provisions. Our Chief Executive Officer terminated his agreement with an excise tax gross-up and the remaining two agreements providing excise tax gross-ups will terminate in December 2015.
✓	Performance-Based Equity. 75% of our long-term incentive equity awards are in the form of performance-based LTIP Unit awards, which are subject to relative total stockholder return compared to all publicly-traded equity real estate investment trusts, or "REITs".
✓	"Double-Trigger" Severance. If a change in control occurs, executives would be entitled to severance only on a "double-trigger basis" (i.e., following an involuntary termination of employment).
✓	Robust Chief Executive Officer Stock Ownership Guidelines. Our Chief Executive Officer is required to own common stock with a value equal to 5x his base salary.
✓	Robust Named Executive Officer Stock Ownership Guidelines. Our other named executive officers are required to own common stock with a value equal to 3x their respective base salaries.
✓	"Clawback" Policy. We maintain a clawback policy to recapture unearned incentive payments to executive officers.
✓	Independent Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm that provides us with no other services.

WHAT WE DON'T DO

c	No Excessive Risk Taking. Our compensation program is designed to not incentivize excessive risk taking by participants.
c	Limited Employment Agreements. We do not entrench management through the use of employment agreements. We have one employment agreement which expires in December 2015.
c	No Repricing. We do not allow repricing of stock options or stock appreciation rights without stockholder approval.
c	Anti-Hedging. We do not allow hedging, monetization transactions, short sales or the purchase and sale of publicly traded options by any director, officer or employee.
c	Anti-Pledging. We do not allow our directors or executive officers to pledge securities unless they can otherwise meet our stock ownership requirements.

Corporate Governance Highlights (page 18)

Our Board of Directors is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of our stockholders and strengthen Board and management accountability.

CORPORATE GOVERNANCE
WHAT WE DO

✓	Majority Voting Standard for Directors with Director Resignation Policy. Our Bylaws include a majority vote standard for the election of directors. Any incumbent director who fails to receive the required vote for re-election shall offer to resign from our Board of Directors.
✓	Independent Board. Currently eight of our twelve directors are independent and all members serving on our committees are independent.
✓	Executive Sessions of the Board. An executive session of independent directors is held following each Board meeting.
✓	Lead Director. Our Lead Director (as defined below) ensures strong, independent leadership and oversight of our Board of Directors by, among other things, presiding at executive sessions in connection with every Board meeting.
✓	Board Evaluations. Our Nominating and Corporate Governance Committee oversees annual evaluations of our Board and its committees, including separate committee self-evaluations.
✓	Regular Succession Planning. A high priority is placed on regular succession planning for our senior management.
✓	Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.
✓	Code of Ethics. A robust code of ethics is in place for our directors, officers and employees and a supplementary code of ethics is in place specifically for our Chief Executive Officer and senior financial officers.
✓	Sustainability. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our stockholders.
✓	No Over-boarding. Under our written governance policy non-management directors may not serve on more than four public company boards including our Company's and management directors may not serve on more than three public company boards including our Company's. For the last several years, to ensure new independent directors are able to devote the necessary time and effort to their important role, the Nominating and Corporate Governance Committee, however, has required a commitment from new independent directors that they agree not to serve on more than three public boards including our Company's.

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [            ], 2015

We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for exercise at our 2015 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We are first providing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about [                ], 2015. Our 2014 Annual Report, including financial statements for the fiscal year ended December 31, 2014, is being provided to stockholders concurrently with this Proxy Statement. Our Annual Report, however, is not part of the proxy solicitation material. We sometimes refer to The Macerich Company as our "Company," "Macerich," "we" or "us" and to our 2015 Annual Meeting of Stockholders, including any postponement or adjournment thereof, as our "Annual Meeting."

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on [            ], 2015. This Proxy Statement and our 2014 Annual Report are available at www.proxyvote.com.

ABOUT OUR ANNUAL MEETING

When and where is our Annual Meeting?

Our Annual Meeting will be held on [                ], [                ], 2015 at [                ]. local time at [                                                                       ].

What is the purpose of our Annual Meeting?

At our Annual Meeting, our stockholders will consider and vote on the following matters:

  (1)
  the election of Class I director nominees Douglas D. Abbey, Dana K. Anderson, Stanley A. Moore and Dr. William P. Sexton, each to serve until our 2018 annual meeting of stockholders and until his successor is duly elected and qualifies;

  (2)
  the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

  (3)
  the approval, on an advisory basis, of our named executive officer compensation as described in this Proxy Statement.

In addition, our stockholders will transact any other business that properly comes before our Annual Meeting. Management will also respond to appropriate questions from our stockholders.

Who is entitled to vote?

Only holders of record of our common stock, $0.01 par value per share, referred to as "Common Stock," at the close of business on the record date, March 20, 2015, are entitled to notice of and to vote at our Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. Our Common Stock is our only class of securities authorized to vote. Under applicable law and our charter, a stockholder is not entitled to cumulative voting rights in the election of our directors.

Who is entitled to attend our Annual Meeting?

All of our stockholders of record as of the close of business on the record date, or their duly appointed Proxy holders, may attend our Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to our Annual Meeting. Each stockholder and Proxy holder may be asked to present a valid government-issued photo identification, such as a driver's license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

What constitutes a quorum?

The presence, in person or by Proxy, of holders entitled to cast at least a majority of all the votes entitled to be cast at our Annual Meeting is necessary to constitute a quorum for the transaction of business at our Annual Meeting. As of the record date, 158,241,732 shares of Common Stock were outstanding and entitled to vote. Abstentions and broker non-votes will count toward the presence of a quorum. A "broker non-vote" occurs when a broker holding shares for a beneficial owner returns a properly executed Proxy but does not cast a vote with respect to a particular proposal because the broker does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote?

Voting in Person at our Annual Meeting.    If you are a stockholder of record as of the close of business on the record date and attend our Annual Meeting, you may vote in person. If your shares of Common Stock are held in street name and you wish to vote in person at our Annual Meeting, you will need to obtain and present prior to voting at our Annual Meeting a "legal proxy" from the broker, bank or other nominee through which your shares of Common Stock are held of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the Proxy holders how to vote your shares of Common Stock in one of the following ways:

  •
  Authorize your Proxy by Internet.  You may authorize your Proxy over the Internet. The website for Internet authorization is provided in your Proxy enclosed with the Proxy materials you received. Internet authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. In order to authorize your Proxy, you will need to have the control number that appears on your Proxy.

  •
  Authorize your Proxy by Telephone.  You may authorize your Proxy by telephone by calling the toll-free number listed on your Proxy. Telephone authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. When you call, please have your Proxy in hand, and you will receive a series of voice instructions which will allow you to instruct your Proxy how to vote your shares of Common Stock. To authorize your Proxy by telephone, you will also need your control number referred to above.

  •
  Submit your Proxy by Mail.  You may submit your Proxy by mail by marking, signing and dating the WHITE proxy card enclosed with the Proxy materials you received and returning it promptly to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided.

Voting by Proxy for Shares Held in Street Name.    If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares of Common Stock are to be voted at our Annual Meeting.

The Board of Directors recommends that you do NOT sign or return any [            ] proxy card that may be sent to you by Land & Buildings Capital Growth Fund, L.P. ("Land & Buildings"), Orange Capital, LLC ("Orange Capital") or any of their respective affiliates.

Your vote is very important to the Company. If you do not plan to attend our Annual Meeting, we encourage you to read this Proxy Statement and submit your completed WHITE proxy card prior to our Annual Meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions. Even if you plan to attend our Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

What if I sign and return the WHITE proxy card by mail or authorize my Proxy by telephone or the Internet but do not specify how I wish to vote my shares?

If you sign and return the WHITE proxy card or authorize your Proxy by telephone or the Internet but do not specify how your shares will be voted on one or more matters listed in the Notice of our Annual Meeting, the shares will be voted with respect to such matters as follows:

  FOR the election of each of the four Class I nominees for director named in this Proxy Statement;

  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

  FOR the approval of the compensation of our named executive officers.

The holders of the Proxy will also have authority to vote in their discretion on any other matter that may be properly brought before our Annual Meeting or that may be incidental to the conduct of the meeting.

What does it mean if I receive more than one Proxy?

If you own shares of our Common Stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one set of Proxy materials. To ensure that all of your shares are voted, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

Will other matters be voted on at our Annual Meeting?

It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at our Annual Meeting. If other matters are properly presented, Proxies will be voted by the Proxy holders in their discretion. Stockholder votes will be tabulated by the person appointed to act as inspector of election for our Annual Meeting.

On March 31, 2015, we received a notice from Land & Buildings purporting to nominate individuals for election to our Board at our Annual Meeting. Even prior to receiving this notice, we informed Land & Buildings' counsel that under our Bylaws and the Maryland General Corporation Law (the "MGCL") a stockholder must be eligible to vote at our Company's annual meeting of stockholders to be entitled to nominate directors. On February 5, 2015 and February 6, 2015, we notified each of Broadridge Financial Solutions, Inc., our distributor of Proxy materials and tabulator of voted Proxies, and the New York Stock Exchange, respectively, that the record date for our Annual Meeting would be March 20, 2015, which is consistent with the record date for our Company's 2014 annual meeting of stockholders. Similarly, on February 20, 2015, Innisfree M&A Incorporated, our proxy solicitor, confirmed delivery of broker search cards based on a record date of March 20, 2015, in compliance with SEC notice requirements. Land & Buildings was neither a beneficial owner nor a stockholder of record of our Common Stock as of March 20, 2015 and therefore is neither eligible to vote nor entitled to nominate directors for election at our Annual Meeting.

We believe in applying our Bylaws and the MGCL correctly and consistently for the benefit of all stockholders, and also in being responsive to our stockholders. Accordingly, on April 4, 2015 our Chairman/CEO, Mr. A. Coppola, spoke with the Principal of Land & Buildings, Mr. Jonathan Litt, and on April 6, 2015, our Lead Independent Director, Mr. Fred Hubbell, and Mr. A. Coppola, spoke with Mr. Litt. Then on April 10, 2015 Mr. Hubbell and Mr. A. Coppola, met with Mr. Litt and Mr. Craig Melcher of Land & Buildings in Chicago to determine whether there were recommendations from Land & Buildings that could be identified and adopted that were in the best interests of the Company and its stockholders.

On April 13, 2015, we commenced litigation in the Circuit Court for Baltimore City, Maryland seeking a judicial declaration that Land & Buildings' purported notice of its intention to nominate four candidates for election to our Board at our Annual Meeting is invalid and, accordingly, the nominations are not required to be presented at our Annual Meeting. The complaint alleges that the notice is invalid because, among other reasons, Land & Buildings was neither a stockholder of record nor a beneficial stockholder of the Company on the record date for the meeting, as required under our Bylaws and Maryland law. We are confident we will prevail in this litigation.

On April 14, 2015, Land & Buildings, Jonathan Litt, Marc Gordon, Gregory F. Hughes and Jeremy Pemberton commenced litigation in the Circuit Court for Baltimore City, Maryland against the Company and its individual directors. The complaint seeks a judicial declaration that the four candidates Land & Buildings purportedly nominated for election to our Board of Directors at our Annual Meeting were properly nominated in accordance with our Bylaws and are therefore qualified to stand for election as directors. The complaint also asks the court to preliminarily and permanently enjoin the application of the Bylaws to reject their purported nominations because there is no compelling business justification for a record date requirement and, as applied, the requirement is preclusive. Finally, the complaint alleges that the directors and the Company have breached their fiduciary duty to stockholders by applying the Bylaws to bar Land & Buildings' nominations because events that occurred after the record date warrant a waiver of the Bylaws to permit their nominations. Land & Buildings requested that the court expedite the matter for resolution before May 7, 2015 and filed a preliminary injunction on April 17, 2015. The expedited hearing date is set for [                   ]. We are confident we will prevail in this litigation.

May I change my vote or revoke my Proxy after I return my Proxy?

If you are a stockholder of record as of the record date, you may change your vote or revoke your Proxy before it has been voted at our Annual Meeting by:

  •
  filing a written revocation with the Secretary of The Macerich Company, at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401;

  •
  authorizing a new Proxy by Internet, telephone or mail after the time and date of the previously authorized Proxy in the manner provided above under "How do I vote?"; or

  •
  appearing in person and voting by ballot at our Annual Meeting.

Any stockholder of record as of the record date attending our Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at our Annual Meeting will not constitute revocation of a previously given Proxy.

For shares of Common Stock you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at our Annual Meeting, by appearing in person and voting at our Annual Meeting.

The Board of Directors urges you NOT to sign or return any [            ] proxy card that may be sent to you by Land & Buildings, Orange Capital or any of their respective affiliates. If you previously submitted a [            ] proxy card that was sent to you by Land & Buildings, Orange Capital or any of their respective affiliates, you may change any vote you may have cast in favor of Land & Buildings' and Orange Capital's nominees and vote in favor of the Board of Directors' nominees by following the instructions on the WHITE proxy card to vote by telephone or via the Internet, or by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by attending our Annual Meeting and voting your shares in person. As discussed elsewhere in this Proxy Statement, the nominations on the [            ] proxy card were not made in compliance with our Bylaws and votes for the nominees listed on those proxy cards will not be recognized at our Annual Meeting.

What are our Board of Directors' recommendations?

Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote a properly given Proxy in accordance with the recommendations of our Board of Directors. Our Board's recommendations, together with the description of each matter, are set forth in this Proxy Statement. In summary, our Board recommends that you vote your shares:

  FOR the election of each of the four Class I nominees for director named in this Proxy Statement;

  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

  FOR the approval of the compensation of our named executive officers.

With respect to any other matter that properly comes before our Annual Meeting, the Proxy holders will vote on such matter in their discretion.

What vote is required to approve each matter?

Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy is required by our charter and/or Bylaws for the election of each director nominee, ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm and approval of the compensation of our named executive officers. The purported nominations by Land & Buildings were invalid because they were not made in compliance with the requirements of our Bylaws and we are seeking a declaratory judgment in Maryland courts to have the nominations declared invalid, see "Additional Matters—Stockholder Proposals and Director Nominees" on page 75 of this Proxy Statement. For purposes of these proposals, abstentions and broker non-votes, if any, are not counted as votes cast and therefore will not be counted in determining the outcome of any of these proposals.

The proposal to approve our named executive officer compensation is advisory only and is not binding on our Company or our Board. Our Board, or an appropriate committee of our Board, will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the advisory vote by stockholders.

The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a routine item under the rules of the New York Stock Exchange (the "NYSE Rules"). Accordingly, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. If your broker exercises this discretion, your shares will be counted as present for purposes of determining the presence of a quorum at our Annual Meeting and will be voted in the manner directed by your broker on the proposal to ratify KPMG LLP as our independent registered public accounting firm, but your shares will constitute broker non-votes on each of the other proposals at our Annual Meeting.

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

Introduction

Under our Bylaws, our Board of Directors determines the number of our directors, provided that the number shall never be less than the minimum required by the MGCL, nor more than twelve. Our Board of Directors currently consists of twelve directors. On March 16, 2015, our Company, by resolution of our Board of Directors, opted into Section 3-803 of the MGCL, effective on March 17, 2015. Section 3-803 of the MGCL required the Board of Directors to designate directors to serve as Class I directors, Class II directors and Class III directors, with each class comprising the same number of directors to the extent possible. At each annual meeting of stockholders, the term of one class expires. The Board of Directors designated the Class I directors as Douglas D. Abbey, Dana K. Anderson, Stanley A. Moore and Dr. William P. Sexton, with terms initially expiring at our Annual Meeting; the Class II directors as Arthur M. Coppola, Fred S. Hubbell, Mason G. Ross and Andrea M. Stephen, with terms expiring at our 2016 annual meeting of stockholders; and the Class III directors as Edward C. Coppola, Diana M. Laing, Steven L. Soboroff and John M. Sullivan, with terms expiring at our 2017 annual meeting of stockholders. Because the term of the Class I directors expires at our 2015 Annual Meeting, we are asking stockholders to elect four Class I directors at our 2015 Annual Meeting for terms expiring at our 2018 annual meeting of stockholders.

As stated in our Company's press release announcing implementation of a classified board, the classified board is solely intended to protect stockholder value and is not intended to be a permanent feature of our Company's corporate governance. Our Company has committed to review the continued need for the classified board structure promptly following our 2015 Annual Meeting.

Director Nominees for Annual Meeting

Our Board of Directors has nominated Douglas D. Abbey, Dana K. Anderson, Stanley A. Moore and Dr. William P. Sexton for election as Class I directors of our Company to serve until our 2018 annual meeting of stockholders.

Each of our Class I director nominees was previously serving as a Class I director and was previously elected to serve on our Board by our stockholders at our 2014 annual meeting of stockholders. Each of our director nominees has consented to be nominated and to continue to serve as a Class I director if elected. However, if any nominee becomes unable or unwilling for good cause to serve as a director if elected, the Proxy holders may vote for another person nominated by our Board of Directors.

Our charter and Bylaws provide that our directors are required to be elected by the affirmative vote of a majority of all the votes cast on the matter in person or by Proxy at our Annual Meeting at which a quorum is present. Our Guidelines on Corporate Governance further provide that any incumbent director who fails to receive the required vote for re-election shall offer to resign from the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation. The Board will then act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision within 90 days after the date of the certification of the election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director's successor is elected and qualifies. If the resignation is accepted, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board pursuant to our charter and Bylaws. The director whose offer to resign is under consideration will not participate in the Board's decision regarding whether to accept or reject such director's resignation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF OUR CLASS I DIRECTOR NOMINEES. PROXIES RECEIVED WILL BE VOTED "FOR" EACH OF OUR CLASS I DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

The Company received notice from Land & Buildings that it purported to nominate four individuals for election to the Board of Directors at our Annual Meeting. These nominations were invalid because they were not made in compliance with the requirements of our Bylaws and we are seeking a declaratory judgment in Maryland courts to have the nominations declared invalid, see "Additional Matters—Stockholder Proposals and Director Nominees" on page 75 of this Proxy Statement. You may receive proxy solicitation materials from Land & Buildings, Orange Capital or any of their respective affiliates, including an opposition proxy statement and a [            ] proxy card. The Board of Directors urges you NOT to vote or submit any [            ] proxy card sent to you by Land & Buildings, Orange Capital or any of their respective affiliates. Votes for the purported nominees named on the [            ] proxy card will not be recognized at our Annual Meeting. If you previously returned or voted a [            ] proxy card sent to you by Land & Buildings, Orange Capital or any of their respective affiliates, you may avoid any doubt by revoking it in accordance with the instructions set forth below under "May I change my vote or revoke my Proxy after I return my Proxy?"

Information Regarding our Class I Director Nominees and Continuing Directors

Director Stock Ownership

The following table sets forth certain stock ownership information with respect to our Class I director nominees and each of our other directors whose term of office currently expires after our Annual Meeting based on information furnished by each director. The following information is as of the record date, March 20, 2015.

Name	Director Class (Term Expires)	Amount and Nature of Beneficial Ownership of Common Stock and OP Units(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)		Percent of Common Stock(2)
Douglas D. Abbey	Class I (2015)	6,636(4)(5)	*	—		*
Dana K. Anderson	Class I (2015)	1,452,625(6)	*	1,334,214	(7)	*
Arthur M. Coppola(8)	Class II (2016)	2,626,629(9)(10)	1.63%	2,327,478	(11)	1.45%
Edward C. Coppola(8)	Class III (2017)	1,844,897(12)(13)	1.15%	1,464,280	(14)	*
Fred S. Hubbell	Class II (2016)	81,177(15)(16)	*	—		*
Diana M. Laing	Class III (2017)	12,479(17)	*	—		*
Stanley A. Moore	Class I (2015)	58,589(18)	*	—		*
Mason G. Ross	Class II (2016)	8,317(19)	*	—		*
Dr. William P. Sexton	Class I (2015)	2,642(20)	*	—		*
Steven L. Soboroff	Class III (2017)	2,022(21)(22)	*	—		*
Andrea M. Stephen	Class II (2016)	5,692(23)	*	—		*
John M. Sullivan	Class III (2017)	—	—	—		—

*
The percentage of shares beneficially owned by this director does not exceed one percent of our outstanding shares of Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock and/or OP Units (as defined in Note 3 below) listed.

(2)
Assumes that all OP Units and LTIP Units (as defined in Note 3) held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(3)
Our Company is the sole general partner of, and owns an aggregate of approximately 94% of the ownership interests referred to as "OP Units" in, The Macerich Partnership, L.P. or our "Operating Partnership." Our Operating Partnership holds directly or indirectly substantially all of our interests in our regional shopping centers and our community/power shopping centers (the "Centers"). Our Company conducts all of its business through our Operating Partnership, the property partnerships, corporations and limited liability companies that own title to our Centers and various management companies. In connection with our formation as well as subsequent acquisitions of certain Centers, OP Units were issued to certain persons in connection with the transfer of their interests in such Centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to anti-dilution provisions), at our election.

  Our Long-Term Incentive Plan or "LTIP" allows for the issuance of limited partnership units in the form of a class of units of our Operating Partnership referred to as "LTIP Units," as more fully described on pages 42-46 of this Proxy Statement. LTIP Units may be performance-based, service-based, or fully-vested. Upon the occurrence of specified events, any vested LTIP Units can over time achieve full parity with the common OP Units of our Operating Partnership at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units.

(4)
Includes 2,000 shares of Common Stock held in a charitable remainder unitrust of which Mr. Abbey and his wife are trustees. Also includes 403 shares of non-transferrable restricted stock granted to Mr. Abbey under our 2003 Incentive Plan that will vest after May 19, 2015.

(5)
In addition to the securities disclosed in the above table, Mr. Abbey has 1,888 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 9,234 phantom stock units credited under the terms of our Eligible Directors' Deferred Compensation/Phantom Stock Plan referred to as our "Director Phantom Stock Plan," the vesting and terms of which are described under "Compensation of Non-Employee Directors" below. Stock units, including the stock units issued under our Director Phantom Stock Plan, are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.

(6)
All shares of Common Stock are held in trust by Mr. Anderson as trustee of the family trust for the benefit of Mr. Anderson and his wife.

(7)
All OP Units are held in trust by Mr. Anderson as trustee of the family trust for the benefit of Mr. Anderson and his wife.

(8)
Arthur Coppola and Edward Coppola are brothers.

(9)
Includes 488 shares held by Mr. A. Coppola as custodian for his minor child and 1,764,055 OP Units that are held by family limited liability companies of which Mr. A. Coppola is the sole manager.

(10)
Includes 102,610 stock appreciation rights or "SARs" granted under our 2003 Incentive Plan that vested on March 15, 2011 and are currently exercisable, 34,594 vested LTIP Units, 74,437 vested performance-based LTIP Units and 52,446 service-based LTIP Units that will vest after May 19, 2015. SARs are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable. Also includes 196,053 shares of Common Stock which are pledged as collateral for a line of credit. Excluding his pledged shares, Mr. A. Coppola beneficially owns Macerich securities (including OP Units and certain LTIP Units) representing approximately 217 times his salary, which is in excess of the number of shares of Common Stock he is required to own pursuant to our Stock Ownership Policies described on page 47 of this Proxy Statement. See also "Compensation Discussion and Analysis—Executive Summary—Specific Compensation and Corporate Governance Features—Anti-Pledging Policy" on page 39 of this Proxy Statement. In addition to the securities disclosed in the above table, Mr. A. Coppola has 101,702 unvested performance-based LTIP Units.

(11)
Includes 1,764,055 OP Units that are held by family limited liability companies of which Mr. A. Coppola is the sole manager, 34,594 vested LTIP Units, 74,437 vested performance-based LTIP Units and 52,446 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. A. Coppola has 101,702 unvested performance-based LTIP Units.

(12)
Includes 4,714 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. Also includes 39,969 shares held by a family limited partnership of which Mr. E. Coppola has sole beneficial ownership, 155,952 OP Units held in a family trust where Mr. E. Coppola has shared beneficial ownership and 5,053 shares held by Mr. E. Coppola as custodian for his children. All of the shares held by the family partnership are pledged as collateral for a line of credit.

(13)
Includes 72,907 SARs granted under our 2003 Incentive Plan that vested on March 15, 2011 and are currently exercisable, 27,675 vested LTIP Units, 24,812 vested performance-based LTIP Units and 17,481 service-based LTIP Units that will vest after May 19, 2015. Also includes 257,748 shares of Common Stock which are pledged as collateral for a line of credit. Excluding his pledged shares, Mr. E. Coppola beneficially owns Macerich securities (including OP Units and certain LTIP Units) representing approximately 173 times his salary, which is in excess of the number of shares of Common Stock he is required to own pursuant to our Stock Ownership Policies described on page 47 of this Proxy Statement. See also "Compensation Discussion and Analysis—Executive Summary—Specific Compensation and Corporate Governance Features—Anti-Pledging Policy" on page 39 of this Proxy Statement. In addition to the securities disclosed in the above table, Mr. E. Coppola has 33,900 unvested performance-based LTIP Units.

(14)
Includes 155,952 OP Units held in a family trust where Mr. E. Coppola has shared beneficial ownership, 27,675 vested LTIP Units, 24,812 vested performance-based LTIP Units and 17,481 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. E. Coppola has 33,900 unvested performance-based LTIP Units.

(15)
Includes 970 shares held in trust by Mr. Hubbell as trustee and 10,511 shares held in trust for the benefit of Mr. Hubbell and his descendants. Also includes 17,344 shares held by a foundation of which Mr. Hubbell and his wife are trustees.

(16)
Includes 403 shares of non-transferrable restricted stock granted to Mr. Hubbell under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Hubbell has 1,888 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 58,341 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(17)
Includes 403 shares of non-transferrable restricted stock granted to Ms. Laing under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Ms. Laing has 1,888 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 26,335 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(18)
Includes 403 shares of non-transferrable restricted stock granted to Mr. Moore under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Moore has 1,888 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 60,197 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(19)
Includes 403 shares of non-transferrable restricted stock granted to Mr. Ross under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Ross has 945 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 7,814 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(20)
Includes 403 shares of non-transferrable restricted stock granted to Dr. Sexton under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Dr. Sexton has 1,888 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 57,656 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(21)
Includes 2,000 shares of Common Stock held in a family trust of which Mr. Soboroff is the trustee.

(22)
In addition to the securities disclosed in the above table, Mr. Soboroff has 2,388 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan.

(23)
Includes 570 shares of non-transferable restricted stock granted to Ms. Stephen under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Ms. Stephen has 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 4,365 phantom stock units credited under the terms of our Director Phantom Stock Plan.

Director Biographical Information

The following provides certain biographical information with respect to our directors as well as the specific experience, qualifications, attributes and skills that led our Board to conclude that each director should serve as a member of our Board of Directors and that each Class I director should be nominated for reelection. Each director has served continuously since elected.

Summary of Board Experience

	D. Abbey	D. Anderson	A. Coppola	E. Coppola	F. Hubbell	D. Laing	S. Moore	M. Ross	W. Sexton	S. Soboroff	A. Stephen	J. Sullivan
Chief Executive Officer/President/Founder	X	X	X	X	X		X			X		X
Chief Financial Officer						X
Retail and/or Commercial Real Estate	X	X	X	X	X	X	X	X		X	X	X
Financial Literacy	X	X	X	X	X	X	X	X	X	X	X	X
Finance/Capital Markets/Investment	X		X	X	X	X	X	X	X	X	X	X
Business Operations	X	X	X	X	X	X	X	X	X	X	X	X
Risk Oversight/Management	X	X	X	X	X	X	X	X	X	X	X	X
International					X			X			X	X
Academic	X								X	X

NOMINEES FOR CLASS I DIRECTORS
(TERMS EXPIRING 2015)

Douglas D. Abbey
        Independent Director Nominee

  Term Expires 2015

  Director Since: 2010
   Age: 65
   Board Committees: Audit; Nominating and Corporate Governance

  Principal Occupation and Business Experience:

    Mr. Abbey is a member of the board of IHP Capital Partners, an investment firm he co-founded in 1992, which provides capital to the home building and land development industry. He is also a Co-Founder of AMB Property Corporation where he worked in various capacities during a 22 year career from 1983 to 2005. Mr. Abbey has more than 38 years of experience in commercial and residential real estate investment and development. In addition, he is a member of the board of directors of Pacific Mutual Holding Company and Pacific LifeCorp, the parent companies of Pacific Life Insurance Company, serving on the compensation and investment committees. From September 23, 2009 to April 29, 2014, Mr. Abbey was a member of the board of directors of Apollo Commercial Real Estate Finance, Inc. On July 1, 2013, Mr. Abbey was appointed chairman of Swift Real Estate Partners.

    Mr. Abbey is also a member of the board of Bridge Housing Corporation, a non-profit affordable housing developer based in California, serves on the real estate committee of the University of California San Francisco Foundation and is a lecturer in finance at the Stanford Graduate School of Business. Mr. Abbey formerly served as a trustee and was the past vice chairman of the Urban Land Institute.

  Key Qualifications, Experience and Attributes:

    Mr. Abbey brings to our Board not only the leadership expertise and unique perspective gained from co-founding IHP Capital Partners and AMB Property Corporation, but also substantial executive experience from his various positions at AMB Property Corporation. Mr. Abbey has extensive knowledge in the areas of commercial and residential real estate investment and development which allows him to bring a wealth of knowledge and experience to Board deliberations. His experience on the boards of other public and private companies further augments his range of knowledge.

Dana K. Anderson
        Director Nominee

  Term Expires 2015

  Director Since: 1994
   Age: 80

  Principal Occupation and Business Experience:

    Mr. Anderson has been Vice Chairman of our Board of Directors since our formation. In addition, Mr. Anderson served as our Chief Operating Officer from our formation until December 1997. Mr. Anderson is one of our Company's founders and has been with The Macerich Group or our Company since 1966. He has 50 years of shopping center experience with The Macerich Group and our Company and over 53 years of experience in the real estate industry.

  Key Qualifications, Experience and Attributes:

    Mr. Anderson's long standing history with our Company and his understanding of our operations and growth throughout the years provide an important perspective to our Board. This institutional knowledge is complemented by his substantial experience in the real estate industry, specifically with respect to leasing and operational matters.

Stanley A. Moore
        Independent Director Nominee

  Term Expires 2015

  Director Since: 1994
   Age: 76
   Board Committees: Compensation; Nominating and Corporate Governance
   Other Public Company Boards: Industrial Income Trust, Inc.

  Principal Occupation and Business Experience:

    Mr. Moore is Chairman of the Board and co-founder of Overton Moore Properties and served as its chief executive officer from 1973 through March 2011. Mr. Moore has been a director of Overton Moore Properties (or its predecessor) since 1973. Overton Moore Properties, which develops, owns and manages office, industrial and mixed use space, is one of the top commercial real estate development firms in Los Angeles County. In addition, he is a member of the board of directors and chairman of the investment committee and nominating and corporate governance committee of Industrial Income Trust, Inc., a public, non-traded industrial REIT. Furthermore, Mr. Moore is a board member of the Economic Resources Corporation of South Central Los Angeles and is past president of the Southern California Chapter of the National Association of Industrial and Office Parks.

  Key Qualifications, Experience and Attributes:

    Mr. Moore's experience as a CEO of a leading commercial real estate developer gives him a broad understanding of the operational, financial and strategic issues facing our Company. By virtue of his extensive real estate experience, he brings to our Board valuable knowledge in the areas of acquisitions, development, property management and finance.

Dr. William P. Sexton
        Independent Director Nominee

  Term Expires 2015

  Director Since: 1994
   Age: 76
   Board Committees: Audit; Compensation

  Principal Occupation and Business Experience:

    Dr. Sexton is Vice President, Emeritus, of the University of Notre Dame and assumed this position in 2003. From 1983 through 2003, Dr. Sexton was Vice President, University Relations of the University of Notre Dame and a member of the budget and finance committees of the University where he oversaw fiscal, internal control, personnel, budget and capital matters. After serving in this role for 20 years, he returned to teaching full time in the College of Business. He is a Full Professor in the Management Department and has taught in its Executive MBA Program for 16 years. Dr. Sexton has been employed as a professor in the Management Department of the Business School at Notre Dame since 1966. Dr. Sexton also served for 10 years as chairman of the audit committee of a large privately held company.

  Key Qualifications, Experience and Attributes:

    Our Board values Dr. Sexton's extensive business experience and knowledge gained from his positions as both a professor and officer of the University of Notre Dame. Our Board believes Dr. Sexton's background in management, finance and education not only supplements the experiences of our other directors but also provides a different and informative viewpoint on Board matters.

CLASS II CONTINUING DIRECTORS
(TERMS EXPIRING 2016)

Arthur M. Coppola
        Director

  Term Expires 2016

  Director Since: 1994
   Age: 63
   Board Committees: Executive (Chair)

  Principal Occupation and Business Experience:

    Mr. A. Coppola has been our Chief Executive Officer since our formation and was elected Chairman of the Board in September 2008. As Chairman of the Board and Chief Executive Officer, Mr. A. Coppola is responsible for the strategic direction and overall management of our Company. He served as our President from our formation until his election as Chairman. Mr. A. Coppola is one of our Company's founders and has over 39 years of experience in the shopping center industry, all of which has been with The Macerich Group and our Company. From 2005 through 2010, Mr. A. Coppola was a member of the board of governors or the executive committee of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), served as the 2007 chair of the board of governors and received the 2009 NAREIT Industry Leadership Award. Mr. A. Coppola is also an attorney and a certified public accountant.

  Key Qualifications, Experience and Attributes:

    As Chairman and CEO, our Board values Mr. A. Coppola's strategic direction and vision which has resulted in our Company growing from a privately held real estate company to a dominant national regional mall company that is part of the S&P 500, with 51 regional and eight community/power shopping centers consisting of approximately 54 million square feet of gross leasable area. He is not only the leader of our Company but also a recognized leader within the REIT industry. Mr. A. Coppola's knowledge of our Company and the REIT industry, as well as his extensive business relationships with investors, retailers, financial institutions and peer companies, provide our Board with critical information necessary to oversee and direct the management of our Company. His role and experiences at our Company and within our industry give him unique insights into our Company's opportunities, operations and challenges.

Fred S. Hubbell
        Independent Director

  Term Expires 2016

  Director Since: 1994
   Age: 63
   Board Committees: Executive; Nominating and Corporate Governance
   Other Public Company Boards: Voya Financial, Inc.

  Principal Occupation and Business Experience:

    Mr. Hubbell was a member of the executive board and Chairman of Insurance and Asset Management Americas for ING Group, a Netherlands-based company and one of the world's largest banking, insurance and asset management companies, and served as an executive board member from May 2000 through April 2006. The executive board was the first tier leadership board of ING Group and was responsible for the management of the company. Mr. Hubbell became Chairman of Insurance and Asset Management Americas in 2004 and was previously Chair of the Executive Committees of the Americas and Asia/Pacific beginning in January 2000. Mr. Hubbell was also responsible for Nationale Nederlanden, ING Group's largest Dutch insurance company, and ING Group's asset management operations throughout Europe from May 2004 to April 2006. Mr. Hubbell elected to retire from ING Group's executive board effective April 25, 2006. From January 1, 2012 through October 31, 2012, Mr. Hubbell was a senior industry advisor to ING Group on a part time basis. Mr. Hubbell was formerly Chairman, President and Chief Executive Officer of Equitable of Iowa Companies, an insurance holding company, serving as Chairman from May 1993 to October 1997, and as President and Chief Executive Officer from May 1989 to October 1997. Mr. Hubbell served as interim director of the Iowa Department of Economic Development from October 5, 2009 through January 14, 2010. On December 31, 2012, Mr. Hubbell was elected as a member of the board of directors and audit committee of Voya Financial, which became a publicly traded company on May 2, 2013 following its divestiture from ING Group. On May 31, 2013, Mr. Hubbell was elected lead director, chairman of the nominating and governance committee and a member of the compensation and benefits committee of Voya Financial. Mr. Hubbell is also an attorney.

  Key Qualifications, Experience and Attributes:

    Mr. Hubbell's extensive executive experience and leadership roles at both ING Group and Equitable of Iowa Companies provide our Board with an important perspective in terms of the management and operation of our Company. His expertise in management, strategic planning and operations assists our Board in reviewing our financial and business strategies as well as addressing the challenges our Company faces. Mr. Hubbell's experience at ING Group also provides our Board with a global perspective. In addition, Mr. Hubbell was chosen by our independent directors to serve as our Lead Director and he collaborates with Mr. A. Coppola on Board matters.

Mason G. Ross
        Independent Director

  Term Expires 2016

  Director Since: 2009
   Age: 71
   Board Committees: Nominating and Corporate Governance (Chair)

  Principal Occupation and Business Experience:

    Mr. Ross spent 35 years at Northwestern Mutual Life, an industry-leading life insurance company, the final nine years of which he served as Executive Vice President and Chief Investment Officer. As Chief Investment Officer, his responsibilities included the design and administration of investment compensation systems, oversight of investment risk management, and the formation of the asset allocation strategy of the investment portfolio. During his prior 27 years at Northwestern Mutual Life, he held a variety of positions, including leading the company's real estate investment and private securities operations. During that time, he also served as a director of Robert W. Baird, Inc., a regional brokerage and investment banking firm, and the Russell Investment Group, an international investment management firm. Since retiring from Northwestern Mutual Life in 2007, he has remained active in the investment business and currently serves as a director of Schroeder Manatee Ranch Inc., a privately held real estate company and as a trustee of several large private trusts. He is the past chairman of the National Association of Real Estate Investment Managers and a former trustee of the Urban Land Institute.

  Key Qualifications, Experience and Attributes:

    Our Board values the over 40 years of investment experience of Mr. Ross and his extensive involvement in commercial real estate. His real estate financing expertise acquired over a 25 year period of providing real estate financing for all types of properties provides our Board with important knowledge in considering our Company's capital and liquidity needs.

Andrea M. Stephen
        Independent Director

  Term Expires 2016

  Director Since: 2013
   Age: 50
   Board Committees: Compensation (Chair); Executive
   Other Public Company Boards: First Capital Realty, Inc.; Boardwalk Real Estate Investment Trust

  Principal Occupation and Business Experience:

    Ms. Stephen served as Executive Vice President, Investments for The Cadillac Fairview Corporation Limited ("Cadillac Fairview"), one of North America's largest real estate companies, from October 2002 to December 2011 and as Senior Vice President, Investments for Cadillac Fairview from May 2000 to October 2002, where she was responsible for developing and executing Cadillac Fairview's investment strategy. Prior to joining Cadillac Fairview, Ms. Stephen held the position of Director, Real Estate with the Ontario Teachers' Pension Plan Board, the largest single profession pension plan in Canada, from December 1999 to May 2000, as well as various portfolio manager positions from September 1995 to December 1999. Previously, Ms. Stephen served as Director, Financial Reporting for Bramalea Centres Inc. for approximately two years and as an Audit Manager for KPMG LLP at the end of her over six year tenure. Ms. Stephen is a member of the board of directors of First Capital Realty Inc., Canada's leading owner, developer and operator of supermarket and drugstore anchored neighborhood and community shopping centers, and a member of the board of trustees, serving on the audit and compensation committees, of Boardwalk Real Estate Investment Trust, Canada's leading owner and operator of multi-family communities. Ms. Stephen also previously served on the board of directors of Multiplan Empreendimentos Imobiliários, S.A., a Brazilian real estate operating company, from June 2006 to March 2012.

  Key Qualifications, Experience and Attributes:

    With over 25 years in the real estate industry and extensive transactional and management experience, Ms. Stephen has a broad understanding of the operational, financial and strategic issues facing real estate companies. She brings management expertise, leadership capabilities, financial knowledge and business acumen to our Board. Her significant international investment experience also provides a global perspective as well as international relationships. In addition, her service on various boards provides valuable insight and makes her an important contributor to our Board.

CLASS III CONTINUING DIRECTORS
(TERMS EXPIRING 2017)

Edward C. Coppola
        Director

  Term Expires 2017

  Director Since: 1994
   Age: 60

  Principal Occupation and Business Experience:

    Mr. E. Coppola was elected our President in September 2008. In partnership with our Chief Executive Officer, Mr. E. Coppola oversees the strategic direction of our Company. He has broad oversight over our Company's financial and investment strategies, including our Company's key lender and investor relationships. He also oversees our acquisitions and dispositions, department store relationships and development/redevelopment projects. Mr. E. Coppola was previously an Executive Vice President from our formation through September 2004 and was our Senior Executive Vice President and Chief Investment Officer from October 2004 until his election as President. He has 38 years of shopping center experience with The Macerich Group and our Company and is one of our founders. From March 16, 2006 to February 2, 2009, Mr. E. Coppola was a member of the board of directors of Strategic Hotels & Resorts, Inc., a publicly traded REIT which owns and manages high end hotels and resorts. Mr. E. Coppola is also an attorney.

  Key Qualifications, Experience and Attributes:

    As President, Mr. E. Coppola provides our Board with important information about the overall conduct of our Company's business. His day to day leadership of our Company provides our Board with valuable knowledge of our operations, plans and direction. Our Board appreciates his long history and experience in the shopping center industry as well as his expertise with respect to strategic and investment planning, finance, capital markets, acquisition, disposition and development matters.

Diana M. Laing
        Independent Director

  Term Expires 2017

  Director Since: 2003
   Age: 60
   Board Committees: Audit (Chair)

  Principal Occupation and Business Experience:

    Ms. Laing is the Chief Financial Officer of American Homes 4 Rent, a publicly traded REIT focused on the acquisition, renovation, leasing and operation of single-family homes as rental properties and has served in such capacity since May 2014. From May 2004 until its merger with Parkway Properties of Orlando, Florida in December 2013, Ms. Laing was the Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a publicly traded real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States. She was responsible for financial reporting, capital markets transactions and investor relations. Ms. Laing served as Chief Financial Officer of each of Triple Net Properties, LLC from January through April 2004, New Pacific Realty Corporation from December 2001 to December 2003, and Firstsource Corp. from July 2000 to May 2001. From August 1996 to July 2000, Ms. Laing was Executive Vice President, Chief Financial Officer and Treasurer of Arden Realty, Inc., a publicly traded REIT which was the largest owner and operator of commercial office properties in Southern California. From 1982 to August 1996, she served in various capacities, including Executive Vice President, Chief Financial Officer and Treasurer of Southwest Property Trust, Inc., a publicly traded multi-family REIT which owned multi-family properties throughout the southwestern United States. Ms. Laing began her career as an auditor with Arthur Andersen & Co. She serves on the advisory boards to the Dean of the Spears School of Business and the Chairman of the School of Accounting at Oklahoma State University and is a member of the Board of Governors of the Oklahoma State University Foundation.

  Key Qualifications, Experience and Attributes:

    Our Board believes Ms. Laing's over 32 years of real estate industry experience, with her particular expertise in finance, capital markets, strategic planning, budgeting and financial reporting, make her a valuable member of our Board. This financial and real estate experience is supplemented by her substantive public company and REIT experience which enhances her understanding of the issues facing our Company and industry. Based on her financial expertise, Ms. Laing serves as the Chairperson of our Audit Committee and has been determined by our Board to be an audit committee financial expert.

Steven L. Soboroff
        Independent Director

  Term Expires 2017

  Director Since: 2014
   Age: 66
   Board Committees: Compensation; Nominating and Corporate Governance

  Principal Occupation and Business Experience:

    Mr. Soboroff is the President of the Los Angeles Police Commission and has served in that position since his appointment to the Board of Police Commissioners by Los Angeles Mayor Eric Garcetti in August 2013. Since 1978, he has been the managing partner of Soboroff Partners, a shopping center development and leasing company. From January 1, 2009 to April 30, 2010, he served as Chairman and CEO of Playa Vista, one of the country's most significant multi use real estate projects, and was the President from October 15, 2001 to December 31, 2008. Mr. Soboroff also was President of the Los Angeles Recreation and Parks Commission from 1995 to 2001 and a member of the Los Angeles Harbor Commission from 1994 to 1995. He previously served on the board of directors of FirstFed Financial Corp. beginning in 1991 through August 6, 2010. In addition, Mr. Soboroff is a board member of several non-profit philanthropic and academic organizations.

  Key Qualifications, Experience and Attributes:

    Mr. Soboroff is a well-recognized business and government leader with a distinguished record of public and private accomplishments. Mr. Soboroff contributes to the mix of experience and qualifications of our Board through both his real estate and government experience and leadership. During his career in both the public and private sectors, Mr. Soboroff acquired significant financial, real estate, managerial, and public policy knowledge as well as substantial business and government relationships. Our Board values his extensive real estate knowledge and insight into retail operations, developments and strategy, and his wealth of government relations experience. As a new board member, Mr. Soboroff further provides a fresh viewpoint to our Board's deliberations.

John M. Sullivan
        Director

  Term Expires 2017

  Director Since: 2014
   Age: 54
   Other Public Company Boards: Multiplan Empreendimentos Imobiliários,  S.A.; Dream Global REIT

  Principal Occupation and Business Experience:

    Mr. Sullivan is the President and Chief Executive Officer of Cadillac Fairview and has served in such position since January 2011. Mr. Sullivan was previously the Executive Vice President of Development of Cadillac Fairview from November 2006 to January 2011. Prior to joining Cadillac Fairview, he held positions with Brookfield Properties Corporation and Marathon Realty Company Limited. Mr. Sullivan serves on the board of directors of Multiplan Empreendimentos Imobiliários, S.A., a Brazilian real estate operating company, and is a member of the board of directors and audit committee of Dream Global REIT, an open-ended Canadian REIT focusing on international commercial real estate.

  Key Qualifications, Experience and Attributes:

    Our Board values Mr. Sullivan's over 25 years of extensive real estate experience and relationships which will enrich our Company and Board. Mr. Sullivan brings to our Board strong executive management expertise, leadership and financial acumen, as well as significant transactional, leasing, finance, asset management and development experience in the commercial real estate industry. As a CEO, he has a unique knowledge of the issues companies address, ranging from strategic and operational to corporate governance and risk management. In addition, Mr. Sullivan has international expertise and public company board service that augment his understanding of the commercial real estate industry and our Company. As a recently-elected board member, Mr. Sullivan further provides a new perspective to our Board deliberations.

Corporate Governance

The Board of Directors and its Committees

Board of Directors

  •
  Eight of our twelve directors are independent under the NYSE Rules.

  •
  All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent.

Our Company is managed under the direction of a Board of Directors, which is composed of twelve members. Our Board of Directors met 11 times in 2014. Each of our directors attended at least 75% of the aggregate number of meetings of our Board and of each committee on which he or she served during 2014, except Mr. Sullivan. Mr. Sullivan was elected as a director by our Board of Directors on November 14, 2014 and attended two of the three meetings held during his tenure in 2014.

Director Independence.    For a director to be considered independent, our Board must determine that the director does not have any material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company). Our Board has established Director Independence Standards to assist it in determining director independence. The Director Independence Standards establish exclusionary standards that conform to the independence requirements of the NYSE Rules and categorical standards that identify permissible immaterial relationships between our directors and our Company. These Director Independence Standards are included in our Guidelines on Corporate Governance which are available at www.macerich.com under "Investing—Corporate Governance." Our Board has determined that the following eight current non-employee directors do not have any material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company) and each is an independent director under our Director Independence Standards: Messrs. Abbey, Hubbell, Moore, Ross and Soboroff, Mses. Laing and Stephen and Dr. Sexton. Messrs. A. Coppola, Anderson, E. Coppola and Sullivan are not independent directors under our Director Independence Standards.

Board Committee Memberships

During 2014, the Board had standing Executive, Audit, Compensation, and Nominating and Corporate Governance Committees. The current members of our committees, the principal functions of each committee and the number of meetings held in 2014 are shown below.

Name of Committee and Current Members	Committee Functions	Number of Meetings

Audit: Diana M. Laing, Chair* Douglas D. Abbey Dr. William P. Sexton * Audit Committee Financial Expert

•

appoints, evaluates, approves the compensation of, and, where appropriate, replaces our independent registered public accountants

•

reviews our financial statements with management and our independent registered public accountants

•

reviews and approves with our independent registered public accountants the scope and results of the audit engagement

•

pre-approves audit and permissible non-audit services provided by our independent registered public accountants

•

reviews the independence and qualifications of our independent registered public accountants

•

reviews the adequacy of our internal accounting controls and legal and regulatory compliance

•

reviews and approves related-party transactions in accordance with our Related Party Transaction Policies and Procedures as described below

		8

Compensation: Andrea M. Stephen, Chair Stanley A. Moore Dr. William P. Sexton Steven L. Soboroff	• approves and evaluates our executive officer compensation plans, policies and programs • reviews annually our overall compensation structure and philosophy • reviews and approves compensation for our executive officers • reviews and recommends director compensation to our Board • administers certain of our employee benefit and stock plans	5

Nominating and Corporate Governance: Mason G. Ross, Chair Douglas D. Abbey Fred S. Hubbell Stanley A. Moore Steven L. Soboroff

•

assists our Board by identifying individuals qualified to become Board members and recommends to our Board nominees for election as directors by our stockholders or by our Board to fill a vacancy occurring between stockholder meetings

•

recommends adoption of and changes to our Guidelines on Corporate Governance

•

leads our Board in its annual evaluation of the performance of our Board and our committees

•

recommends to our Board director nominees for each Board committee

•

performs such other duties and responsibilities as are set forth in its charter or delegated by our Board, including developing a succession plan to ensure continuity in management

		3

Executive: Arthur M. Coppola, Chair Fred S. Hubbell* Andrea M. Stephen * Lead Director	• exercises the powers and authority of the Board between Board meetings as permitted by applicable law • implements the policy decisions of the Board on matters not delegated to other committees of the Board	0

Committee Charters.    The charters for the Executive Committee, Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are available at www.macerich.com under "Investing—Corporate Governance."

Related Party Transaction Policies and Procedures

The Audit Committee administers our written Related Party Transaction Policies and Procedures. These policies are designed to assist with the proper identification, review and disclosure of related party transactions and apply generally to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which our Company or an affiliate is a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party generally includes any person who is, or was in the last fiscal year, a director, director nominee, executive officer, stockholder of more than 5% of our Common Stock, an immediate family member of any of the foregoing, or an entity in which one of the foregoing serves as an executive officer, general partner, principal or has a 10% or greater beneficial interest to the extent such information is provided to our Company or is otherwise publicly available. Under the policies and procedures, transactions that fall within this definition will be reported to our Chief Legal Officer or Chief Financial Officer and referred to the Audit Committee for approval, ratification or other action. In determining whether to approve or ratify a transaction, the Audit Committee will consider all of the relevant facts and circumstances, including the related party's interest, the amount involved in the transaction, and whether the transaction has terms no less favorable than those generally available from an unrelated third party. The Audit Committee will approve or ratify such transaction if it determines, in good faith, that under all of the circumstances the transaction is fair to our Company. In addition, any related party transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that such transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and remains appropriate.

Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning our Company's assessment and management of risk related to our business. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of our Board. Management is responsible for identifying the material risks facing our Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with our Board and/or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting, and material litigation and regulations, including any material risk to our Company relating to such matters. Our Board of Directors believes that the processes it has established to administer our Board's risk oversight function would be effective under a variety of leadership frameworks and therefore these processes do not have any material effect on our Company's leadership structure described under the heading "Board Leadership Structure" below.

Our Board has delegated oversight for specific areas of risk exposure to our Board committees as follows:

  Audit Committee.    As required by the NYSE Rules, the Audit Committee is responsible for periodically discussing our Company's overall risk assessment and risk management policies with management, our Company's internal auditors and our independent registered public accounting firm as well as our Company's plans to monitor, control and minimize such risk and exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls and oversees risk related to our compliance with legal and regulatory requirements.

  Compensation Committee.    The Compensation Committee is responsible for overseeing our Company's assessment and management of risk related to our Company's compensation plans, policies and overall philosophy as more fully described below under "Compensation Risk Assessment."

  Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee oversees the policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business.

At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any risk exposure and risk management policies with respect to such matters. Our Chief Executive Officer, Chief Legal Officer and/or Chief Financial Officer regularly attend meetings of our committees when they are not in executive session. In addition, our directors are free to communicate directly with members of management and our committee charters provide that our committee members may retain outside advisors.

Compensation Risk Assessment.    We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. While our annual incentive compensation program focuses on short-term or annual performance, our executives' annual bonuses are determined in the Compensation Committee's discretion based on its consideration of a variety of corporate and individual performance factors as described below under "Compensation Discussion and Analysis." Therefore, the Compensation Committee believes that the annual bonus program appropriately balances risk and the desire to focus executives on short-term goals important to our success without putting undue emphasis on any particular performance measure, and that it does not encourage unnecessary or excessive risk taking.

A significant portion of the compensation provided to our named executive officers is in the form of equity awards that further align executives' interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price, and since a large percentage of our grants are subject to vesting or retention schedules to help ensure that executives always have significant value tied to our long-term stock price performance. As described in our "Compensation Discussion and Analysis," an important component of our executive compensation program is to grant executives performance-based LTIP Unit awards that vest based on the percentile ranking of our total stockholder return as compared to our peer REITs over the applicable performance period. The Compensation Committee believes these awards as well as our other LTIP Unit awards provide additional incentives for executives to create value for our stockholders and, together with the executives' equity ownership in our Company pursuant to our Stock Ownership Policies as described below, help further link their interests with those of our stockholders.

Additional Compensation Committee Matters.    The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser as it deems necessary to assist in the evaluation of director or executive officer compensation and shall be directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel or other adviser. The Compensation Committee periodically engages independent compensation consultants to assist in the development and review of our director and executive officer compensation programs, including evolving compensation trends and market survey data. After a review of various compensation consultants, the Compensation Committee retained Frederic W. Cook & Co. ("Cook & Co."), a nationally recognized independent compensation consulting firm, in late 2012 to evaluate the existing executive and non-employee director compensation programs, assess the design and competitive positioning of these programs, and make recommendations for change, as appropriate. The Compensation Committee continued its engagement of Cook & Co. for 2013 and 2014. The Compensation Committee considered the independence of Cook & Co. and determined that its engagement of Cook & Co. does not raise any conflicts of interest with our Company or any of our directors or executive officers. Cook & Co. provides no other consulting services to our Company, our executive officers or directors.

Mr. A. Coppola generally attends the Compensation Committee meetings (excluding any executive sessions) and provides his analysis and recommendations with respect to our executive compensation programs, including the compensation for our other executive officers. While Mr. A. Coppola's input is viewed by the Compensation Committee as an integral and vital part of the compensation process, the Compensation Committee is solely responsible for making the final decision regarding the form and amount of compensation for our Company's executive officers. The Compensation Committee may also form and delegate authority to subcommittees, when appropriate, each subcommittee to consist only of independent directors. No subcommittee has been formed.

Director Selection Process

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also may review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. The Nominating and Corporate Governance Committee will make the final recommendations of candidates to our Board for nomination.

Our Board of Directors has a policy that stockholders may recommend a director candidate for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons in writing to the Nominating and Corporate Governance Committee, c/o our Secretary, no later than the December 1 prior to the next annual meeting of stockholders, together with information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Section 1.11 of our Bylaws, a copy of which will be made available upon request. The Nominating and Corporate Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of our Board. Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 1.11 of our Bylaws and within the time periods set forth herein under the heading "Stockholder Proposals and Director Nominees."

Our Nominating and Corporate Governance Committee and our Board of Directors will consider all persons properly recommended as a nominee for election to the Board in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in considering a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Nominating and Corporate Governance Committee reviews the candidates taking into account the current Board membership and considers a variety of factors, including the specific needs of our Company and our Board, the experience, skills, areas of expertise, independence, productivity, length of service, occupational and other responsibilities (including other public company board memberships and committee memberships) of the candidates, and such other factors as the Nominating and Corporate Governance Committee may determine is appropriate for review. This process is described in our Guidelines on Corporate Governance which is available at www.macerich.com under "Investing—Corporate Governance."

Diversity.    Although our Company does not have a formal policy for the consideration of diversity in identifying nominees for director, our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in the Board as a whole when identifying and selecting nominees. Our Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, background, skills, areas of expertise and perspective. These factors, the additional factors described above under "Director Selection Process" and others that are considered useful by our Nominating and Corporate Governance Committee are reviewed in terms of assessing the perceived needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company's business and affairs. On an annual basis, as part of our Board's self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.

Board Leadership Structure

Our Guidelines on Corporate Governance provide that our Board is free to make its choice for Chairman of the Board and CEO in any way that our Board considers is best for our Company. Our Board recognizes that no single leadership model is correct at all times and that, depending on the circumstances, another leadership model might be appropriate. Our Board, therefore, believes that it should have the flexibility to decide whether it is best for our Company at any point in time to combine or separate the roles of CEO and Chairman of the Board.

Our Board currently combines the role of Chairman of the Board and the role of CEO, but couples this with the Lead Director position to further strengthen our governance structure. Our Board believes this structure provides an efficient and effective leadership model for our Company given Mr. A. Coppola's strong leadership and extensive knowledge of our Company. Combining the Chairman and CEO roles in the case of Mr. A. Coppola serves as a bridge between the Board and management and fosters clear accountability, effective decision making and alignment on corporate strategy.

To ensure independent oversight, we have a strong Lead Director role and hold executive sessions of the independent directors after every Board meeting. Our current Lead Director, who was designated by our independent directors, is Mr. Hubbell. In addition to collaborating with our CEO on a regular basis, the role of the Lead Director is to prepare with our CEO our Board agendas, chair the executive sessions of the non-management directors, call meetings of the independent directors and perform such other functions as our Board or non-management directors may direct. The non-management directors meet in separate executive sessions after each regularly scheduled quarterly Board meeting. The non-management directors met four times in 2014.

Annual Board and Committee Evaluations

Pursuant to our Guidelines on Corporate Governance and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board and its committees in order to assess the overall effectiveness of the Board and its committees. The results of the assessment are reported by the Nominating and Corporate Governance Committee directly to, and are discussed with, the Board following the end of each fiscal year. The evaluation process is designed to facilitate ongoing, systematic examination of the Board's effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

In 2014, in accordance with the requirements of the NYSE listing standards, the Board completed an evaluation process focusing on the effectiveness of the performance of the Board. Our Audit, Compensation and Nominating and Corporate Governance Committees each conducted a separate evaluation of its own performance and of the adequacy of its charter and reported to the Board on the results of its evaluation.

Succession Planning

Our Board, acting through our Nominating and Corporate Governance Committee, has developed a succession plan which is reviewed at least annually to ensure continuity in our Company's management, including policies and principles for Chief Executive Officer selection. This plan, on which Mr. A. Coppola reports his recommendations, addresses both emergency succession and succession in the ordinary course of business for our Chief Executive Officer.

Attendance at Stockholders' Meetings

Our Board encourages directors in the Santa Monica area at the time of the stockholders' meeting to attend the meeting. Our Board does not require director attendance at our stockholders' meetings because our stock is predominately held by institutional stockholders and attendance is traditionally light. At our 2014 annual stockholders' meeting, one of our independent directors and two of our executive officers attended.

Contact Our Board

Individual stockholders or any other interested parties may contact our entire Board of Directors or individual members of our Board of Directors, our non-management directors as a group or the Lead Director for our non-management directors, by sending an e-mail as follows:

  Board of Directors—boardofdirectors@macerich.com
  Non-Management Directors—nonmanagementdirectors@macerich.com
  Lead Director for the Non-Management Directors—leaddirector@macerich.com

Such communications may be submitted in writing in care of:

  Attention: Secretary
  The Macerich Company
  401 Wilshire Boulevard, Suite 700
  Santa Monica, CA 90401

All communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. Our Board of Directors requested that certain items that are unrelated to the duties and responsibilities of our Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

Codes of Ethics

Our Company expects that all of our directors, officers and employees maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002, applicable Securities and Exchange Commission (the "SEC") rules and the NYSE Rules. In addition, our Company adopted a Code of Ethics for our CEO and senior financial officers which supplements our Code of Business Conduct and Ethics applicable to all employees and complies with the additional requirements of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. To the extent required by applicable SEC rules and NYSE Rules, we intend to promptly disclose future amendments to certain provisions of these Codes or waivers of such provisions granted to directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, on our website at www.macerich.com under "Investing—Corporate Governance—Code of Ethics." Each of these Codes of Conduct is available on our website at www.macerich.com under "Investing—Corporate Governance."

Sustainability

Our Company recognizes the importance of environmental and social considerations in conducting our business. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long term value for our Company and our stockholders. We are committed to improving our natural resource efficiency and demonstrating that the operation and development of our properties can be conducted in an environmentally responsible and sustainable manner. Consideration of these issues is an ongoing part of operations, whether it relates to our offices or Centers.

To learn more about our Company's sustainability efforts, please view our Sustainability Report on our website at www.macerich.com under "Experience Macerich—Social Responsibility—Sustainability."

Compensation of Non-Employee Directors

Our non-employee directors are compensated for their services according to an arrangement authorized by our Board of Directors and recommended by the Compensation Committee. The Compensation Committee generally reviews director compensation annually. A Board member who is also an employee of our Company or a subsidiary does not receive compensation for service as a director. Messrs. A. Coppola, Anderson and E. Coppola are the only directors who are also employees of our Company or a subsidiary. Mr. Sullivan receives no compensation from our Company as a director because his employer's policies do not allow it, but he is reimbursed for his reasonable expenses.

In August 2013, Cook & Co. conducted a competitive review of our non-employee director compensation program and suggested changes for the Compensation Committee's consideration. Based on the recommendations by the Compensation Committee, our Board of Directors revised certain aspects of our non-employee director compensation, effective August 7, 2013. The following sets forth the compensation structure that became effective as of August 7, 2013 and was in place during 2014:

Annual Retainer for Service on our Board	$60,000

Annual Equity Award for Service on our Board	$110,000 of restricted stock units based upon the closing price of our Common Stock on the grant date, which is in March of each year. The restricted stock units are granted under our 2003 Incentive Plan and have a one-year vesting period.

Annual Retainer for Lead Director	$30,000

Annual Retainers for Chairs of Audit, Compensation, and Nominating & Corporate Governance Committees	Audit: $32,500 Compensation: $32,500 Nominating & Corp. Governance: $25,000

Annual Retainer for Non-Chair Committee Membership	$12,500

Expenses	The reasonable expenses incurred by each director (including employee directors) in connection with the performance of their duties are reimbursed.

Non-Employee Director Equity Award Programs

In addition, our Director Phantom Stock Plan offers our non-employee directors the opportunity to defer cash compensation otherwise payable over a three-year period and to receive that compensation (to the extent that it is actually earned by service during that period) in cash or in shares of Common Stock as elected by the director, after termination of the director's service or on a specified payment date. Such compensation includes the annual cash retainers payable to our non-employee directors. Substantially all of our current non-employee directors during his or her term of service elected to receive all or a portion of such compensation in Common Stock. Deferred amounts are generally credited as stock units at the beginning of the applicable deferral period based on the present value of such deferred compensation divided by the average fair market value of our Common Stock for the preceding 10 trading days. Stock unit balances are credited with additional stock units as dividend equivalents and are ultimately paid out in shares of our Common Stock on a one-for-one basis. A maximum of 500,000 shares of our Common Stock may be issued in total under our Director Phantom Stock Plan, subject to certain customary adjustments for stock splits, stock dividends and similar events. The vesting of the stock units is accelerated in case of the death or disability of a director or, upon or after a change of control event, the termination of his or her services as a director.

Our Company has a deferral program for the equity compensation of our non-employee directors which allows them to defer the receipt of all or a portion of their restricted stock unit awards and receive the underlying Common Stock after termination of service or a specified payment date. Any dividends payable with respect to those deferred restricted stock units will also be deferred and will be paid in accordance with their payment election. The deferred dividend equivalents may be paid in cash or converted into additional restricted stock units and ultimately paid in shares of our Common Stock on a one-to-one basis. The vesting of the restricted stock units is accelerated in case of the death or disability of a director or upon a change of control event.

2014 Non-Employee Director Compensation

The following table summarizes the compensation paid, awarded or earned with respect to each of our non-employee directors during 2014. Mr. Soboroff joined our Board on January 29, 2014. Mr. Sullivan joined our Board on November 14, 2014, but receives no compensation from our Company as a director because his employer's policies do not allow it.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Douglas D. Abbey	85,000	110,000	—	—	—	—	195,000
Fred S. Hubbell	134,178	110,000	—	—	—	—	244,178
Diana M. Laing	99,178	110,000	—	—	—	—	209,178
Stanley A. Moore	111,678	110,000	—	—	—	—	221,678
Mason G. Ross	85,000	110,000	—	—	—	—	195,000
Dr. William P. Sexton	85,000	110,000	—	—	—	—	195,000
Steven L. Soboroff	66,926	137,790	—	—	—	—	204,716
Andrea M. Stephen	85,000	110,000	—	—	—	—	195,000
John M. Sullivan	—	—	—	—	—	—	—

(1)
Pursuant to our Director Phantom Stock Plan, each director receiving compensation, except Messrs. Ross and Soboroff, elected to defer fully his or her annual cash retainers for 2014 and to receive such compensation in Common Stock at a future date. Mr. Ross elected to defer 50% of his annual retainer for 2014. Therefore, for 2014 compensation, Messrs. Abbey, Hubbell, Moore and Ross, Mses. Laing and Stephen and Dr. Sexton were credited with 3,176, 3,991, 3,510, 1,326, 1,950, 2,518 and 2,653 stock units, respectively, which vested during 2014 as their service was provided. The amount shown for Mr. Soboroff represents the prorated share of his director fees beginning January 29, 2014, the date he was elected as a director.

(2)
The amounts shown represent the grant date fair value computed in accordance with Statement of Financial Accounting Standards Bulletin ASC Topic 718 referred to as "FASB ASC Topic 718," of restricted stock awards granted under our 2003 Incentive Plan. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock awards during 2014 by our directors. Assumptions used in the calculation of these amounts are set forth in footnote 18 to our audited financial statements for the fiscal year ended December 31, 2014 included in our Annual Report on Form 10-K filed with the SEC on February 23, 2015.

Except for Mr. Sullivan, each of our non-employee directors received 1,825 restricted stock units on March 7, 2014 under our 2003 Incentive Plan. The closing price of our Common Stock on that date was $60.25. Mr. Soboroff also received 500 restricted stock units upon joining our Board on January 29, 2014. The closing price of our Common Stock on that date was $55.58.

  As of December 31, 2014, our non-employee directors held the following number of unvested shares of restricted stock, unpaid phantom stock units and unvested restricted stock units:

Name	Unvested Shares of Restricted Stock (#)	Phantom Stock Units (#)	Unvested Restricted Stock Units (#)
Douglas D. Abbey	1,265	9,165	1,825
Fred S. Hubbell	1,265	58,042	1,825
Diana M. Laing	1,265	25,030	1,825
Stanley A. Moore	1,265	59,965	1,825
Mason G. Ross	1,265	7,247	1,825
Dr. William P. Sexton	1,265	57,227	1,825
Steven L. Soboroff	—	—	2,325
Andrea M. Stephen	1,140	4,116	1,825
John M. Sullivan	—	—	—

Executive Officers

The following table sets forth, as of March 31, 2015, the names, ages and positions of our executive officers and the year each became an officer.

Name	Age	Position	Officer Since
Arthur M. Coppola	63	Chairman of the Board of Directors and Chief Executive Officer	1993
Dana K. Anderson	80	Vice Chairman of the Board of Directors	1993
Edward C. Coppola	60	President	1993
Thomas E. O'Hern	59	Senior Executive Vice President, Chief Financial Officer and Treasurer	1993
Thomas J. Leanse	61	Senior Executive Vice President, Chief Legal Officer and Secretary	2012
Robert D. Perlmutter	53	Executive Vice President, Leasing	2012
Randy L. Brant	62	Executive Vice President, Real Estate	2001
Eric V. Salo	49	Executive Vice President	2000

Executive Officer Equity Ownership

The following table sets forth, as of the record date, March 20, 2015, the number of shares of our Common Stock and OP Units beneficially owned by each of the executive officers named in the Summary Compensation Table on page 49 of this Proxy Statement, whom we refer to as our "named executive officers."

Name	Amount and Nature of Beneficial Ownership of Common Stock and OP Units(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)	Percent of Common Stock(2)
Arthur M. Coppola	2,626,629(3)(4)	1.63%	2,327,478(5)	1.45%
Edward C. Coppola	1,844,897(6)(7)	1.15%	1,464,280(8)	*
Thomas E. O'Hern	231,885(9)	*	167,880(10)	*
Thomas J. Leanse	108,499(11)	*	102,958(12)	*
Robert D. Perlmutter	102,502(13)	*	100,112(13)	*

*
The percentage of shares beneficially owned by this executive officer does not exceed one percent of our outstanding shares of Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock and/or OP Units listed.

(2)
Assumes that all OP Units and LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(3)
Includes 488 shares held by Mr. A. Coppola as custodian for his minor child and 1,764,055 OP Units that are held by family limited liability companies of which Mr. A. Coppola is the sole manager.

(4)
Includes 102,610 SARs granted under our 2003 Incentive Plan that vested on March 15, 2011 and are currently exercisable, 34,594 vested LTIP Units, 74,437 vested performance-based LTIP Units and 52,446 service-based LTIP Units that will vest after May 19, 2015. Also includes 196,053 shares of Common Stock which are pledged as collateral for a line of credit. Excluding his pledged shares, Mr. A. Coppola beneficially owns Macerich securities (including OP Units and certain LTIP Units) representing approximately 217 times his salary, which is in excess of the number of shares of Common Stock he is required to own pursuant to our Stock Ownership Policies described on page 47 of this Proxy Statement. See also "Compensation Discussion and Analysis—Executive Summary—Specific Compensation and Corporate Governance Features—Anti-Pledging Policy" on page 39 of this Proxy Statement. In addition to the securities disclosed in the above table, Mr. A. Coppola has 101,702 unvested performance-based LTIP Units.

(5)
Includes 1,764,055 OP Units that are held by family limited liability companies of which Mr. A. Coppola is the sole manager, 34,594 vested LTIP Units, 74,437 vested performance-based LTIP Units and 52,446 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. A. Coppola has 101,702 unvested performance-based LTIP Units.

(6)
Includes 4,714 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. Also includes 39,969 shares held by a family limited partnership of which Mr. E. Coppola has sole beneficial ownership, 155,952 OP Units held in a family trust where Mr. E. Coppola has shared beneficial ownership and 5,053 shares held by Mr. E. Coppola as custodian for his children. All of the shares held by the family partnership are pledged as collateral for a line of credit.

(7)
Includes 72,907 SARs granted under our 2003 Incentive Plan that vested on March 15, 2011 and are currently exercisable, 27,675 vested LTIP Units, 24,812 vested performance-based LTIP Units and 17,481 service-based LTIP Units that will vest after May 19, 2015. Also includes 257,748 shares of Common Stock which are pledged as collateral for a line of credit. Excluding his pledged shares, Mr. E. Coppola beneficially owns Macerich securities (including OP Units and certain LTIP Units) representing approximately 173 times his salary, which is in excess of the number of shares of Common Stock he is required to own pursuant to our Stock Ownership Policies described on page 47 of this Proxy Statement. See also "Compensation Discussion and Analysis—Executive Summary—Specific Compensation and Corporate Governance Features—Anti-Pledging Policy" on page 39 of this Proxy Statement. In addition to the securities disclosed in the above table, Mr. E. Coppola has 33,900 unvested performance-based LTIP Units.

(8)
Includes 155,952 OP Units held in a family trust where Mr. E. Coppola has shared beneficial ownership, 27,675 vested LTIP Units, 24,812 vested performance-based LTIP Units and 17,481 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. E. Coppola has 33,900 unvested performance-based LTIP Units.

(9)
Includes 4,063 shares of Common Stock held for Mr. O'Hern under our 401(k)/Profit Sharing Plan and 135,268 OP Units. Also includes 4,147 shares held by Mr. O'Hern as custodian for his children, 1,378 shares Mr. O'Hern holds jointly with his son, 14,990 vested LTIP Units, 10,338 vested performance-based LTIP Units and 7,284 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. O'Hern has 14,124 unvested performance-based LTIP Units.

(10)
Includes 135,268 OP Units, 14,990 vested LTIP Units, 10,338 vested performance-based LTIP Units and 7,284 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. O'Hern has 14,124 unvested performance-based LTIP Units.

(11)
Includes 71,499 OP Units. Also, includes 5,034 shares subject to options granted to Mr. Leanse under our 2003 Incentive Plan that are currently exercisable or become exercisable on or before May 19, 2015, 13,837 vested LTIP Units, 10,338 vested performance-based LTIP Units and 7,284 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Leanse has 5,034 shares subject to options that become exercisable after May 19, 2015 and 14,124 unvested performance-based LTIP Units.

(12)
Includes 71,499 OP Units, 13,837 vested LTIP Units, 10,338 vested performance-based LTIP Units and 7,284 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Leanse has 14,124 unvested performance-based LTIP Units.

(13)
Includes 72,178 OP Units held in trust by Mr. Perlmutter as trustee, 13,837 vested LTIP Units, 8,270 vested performance-based LTIP Units and 5,827 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Perlmutter has 11,300 unvested performance-based LTIP Units.

Executive Officer Biographical Information

Biographical information concerning Messrs. A. Coppola, Anderson and E. Coppola is set forth above under the caption "Information Regarding our Class I Director Nominees and Continuing Directors."

Thomas E. O'Hern became one of our Senior Executive Vice Presidents in September 2008 and has been our Chief Financial Officer and Treasurer since July 1994. Mr. O'Hern was an Executive Vice President from December 1998 through September 2008 and served as a Senior Vice President from March 1993 to December 1998. From our formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary. From November 1984 to March 1993, Mr. O'Hern was a Chief Financial Officer at various real estate development companies. He was also a certified public accountant with Arthur Andersen & Co. from 1978 through 1984. Mr. O'Hern is a member of the board of directors, the audit committee chairman, a member of the nominating and corporate governance committee and was formerly a member of the compensation committee of Douglas Emmett, Inc., a publicly traded REIT, and is a board member of several other non-profit philanthropic and academic organizations.

Thomas J. Leanse joined our Company on September 1, 2012 as one of our Senior Executive Vice Presidents, and has been our Chief Legal Officer and Secretary since October 1, 2012. Prior to joining our Company, Mr. Leanse was a partner at Katten Muchin Rosenman LLP from 1992 through 2012, where he specialized in the shopping center industry, representing various developers, in addition to acting as amicus curiae for the International Council of Shopping Centers. Mr. Leanse received his JD from the University of San Diego School of Law in 1978, after graduating from UC San Diego in 1975 with a BA in Political Science and a minor in Economics. He was a partner in the Los Angeles office of Pepper Hamilton & Scheetz from 1987 to 1992, and an associate and then partner at the Long Beach office of Ball, Hunt, Hart, Brown and Baerwitz. Prior to that he was employed in Chicago, Illinois at the office of the Trust Counsel for Harris Bank and was also an Assistant State's Attorney in the Cook County State's Attorney's Office. Mr. Leanse has also acted as General Counsel to the US Ski Association and the US Ski Team. Mr. Leanse is on the Board of Directors of Cedars Sinai Medical Center and was an officer of the Pacific Southwest Region of the Anti-Defamation League.

Robert D. Perlmutter joined our Company as Executive Vice President of Leasing in April 2012, directing specialty store retail leasing. Mr. Perlmutter was the managing member of Davis Street Land Company, a privately-held real estate company focused on the management, development and ownership of upscale shopping centers from 1998 until March 2012. He was the Chief Executive Officer of Heitman Retail Properties, where he supervised overall operations and growth of its retail holdings from 1990 to 1998. Mr. Perlmutter is a member of the board of trustees of Chatham Lodging Trust, a publicly traded REIT which invests in upscale extended-stay hotels and premium-branded select-service hotels. In addition, he is a member of the International Council of Shopping Centers.

Randy L. Brant joined our Company in 2001 as our Senior Vice President of Development Leasing and was appointed our Executive Vice President of Real Estate in December 2007 and oversees our development operations. He has over 34 years of experience in the retail industry, specializing in upscale and entertainment-driven retail developments. Before joining our Company, he was President of Gordon/Brant, LLC, an international developer specializing in entertainment-oriented retail centers known for creating the first two phases of The Forum Shops at Caesar's Palace. Mr. Brant also previously served as Vice President of Real Estate for Simon Property Group and Vice President of Leasing for Forest City Enterprises. Mr. Brant began his career with the Ernest Hahn Company, where he was manager of shopping centers and went on to become Vice President of Leasing for the company.

Eric V. Salo was appointed Executive Vice President in February 2011 and directs the areas of asset management, property management, business development and marketing. Mr. Salo joined our Company in 1987 working in the acquisitions group, served as our Senior Vice President of Strategic Planning from August 2000 to November 2005, then as a Senior Vice President of Asset Management from November 2005 to February 2011, overseeing our Company's joint venture partner relationships, real estate portfolio performance and ancillary revenue programs. Mr. Salo served as board chairman of the Cancer Support Community—West Los Angeles, a non-profit organization providing cancer support and education from January 2009 to June 2012. In addition, Mr. Salo is a member of the International Council of Shopping Centers and directs a tuition assistance program through The Seattle Foundation.

The following Report of the Compensation Committee shall not be deemed soliciting material or to be filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or "Exchange Act," or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts.

 Compensation Committee Report

The Compensation Committee of the Board of Directors of The Macerich Company, a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2014 and this Proxy Statement for our 2015 Annual Meeting of Stockholders.

The Compensation Committee
Andrea M. Stephen, Chair Stanley A. Moore Dr. William P. Sexton Steven L. Soboroff

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our objective is to closely align executive compensation with the creation of stockholder value, through a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. We believe our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards with a heavy emphasis on performance-based equity awards. In this section, the "Committee" refers to the Compensation Committee of our Board, unless the context otherwise provides.

Performance Overview

To better understand our compensation decisions, it is helpful to supplement the discussion of our executive compensation program with an overview of the strong performance of our Company over a sustained period of time. We design our program to reward consistent financial and operating performance, with a specific focus on creating stockholder value over the long-term.

2014 was a year of major progress and accomplishments for our Company on all fronts. As a result of our strong leadership, we continued to seize opportunities and further strengthen our Company and our growth prospects.

Our Company's one-year, three-year and five-year total stockholder return outperformed the FTSE NAREIT All Equity REITs Index and the S&P 500 Index over all three periods. Our Company's total stockholder return was 185% over the five years ended December 31, 2014, representing a compounded annual return of 23%.

Cumulative Total Stockholder Returns

Over the past three years funds from operations ("FFO") per share-diluted,(1) sales per square foot and occupancy rates of our regional shopping center portfolio have grown steadily.(2)

FFO Per Share-Diluted(1)(2)	Sales Per Square Foot(2)

Occupancy at Year-End(2)

(1)
FFO per share-diluted represents funds from operations per share on a diluted basis, excluding the gain or loss on early extinguishment of debt and adjusting for certain items in 2012 related to Shoppingtown Mall, Valley View Center and Prescott Gateway. For the definition of FFO per share-diluted and a reconciliation of FFO per share-diluted to net income per share attributable to common stockholders-diluted, see Appendix I of this Proxy Statement and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Adjusted Funds from Operations" in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
For additional information about these financial metrics, see our Annual Report on Form 10-K for the year ended December 31, 2014.

Our 2014 Fiscal Year Highlights

The Committee believes that 2014 was a very productive year for our Company and that our executive officers were instrumental in achieving those results. The following are some of our Company's most notable accomplishments during 2014:

  •
  In November 2014, we acquired from our joint venture partner, Ontario Teachers' Pension Plan Board, its 49% interest in five top super regional Centers in exchange for Common Stock. We now have 100% ownership of these highly productive, market-dominant Centers, two of which are among our Company's top five most productive assets on a sales per square foot basis.

  •
  In October 2014, we acquired from our joint venture partner a 40% interest in Fashion Outlets of Chicago and now own 100% of this recently-developed, and highly productive, 529,000 square foot center. As of December 31, 2014, this center was 94.4% occupied with annual tenant sales of $651 per square foot.

  •
  In July 2014, we formed a joint venture partnership with Pennsylvania Real Estate Investment Trust to redevelop The Gallery, which consists of approximately 1,400,000 square feet of retail and office space in downtown Philadelphia. The Gallery is strategically positioned where mass transit, tourism, the residential population and employment base converge. This joint venture redevelopment will focus on creating Philadelphia's only transit-oriented, retail-anchored, multi-use property offering accessible luxury retailing and artisan food experiences.

  •
  In November 2014, we formed a 50/50 joint venture with Lennar Corporation, one of the nation's leading homebuilders, to develop a 500,000 square foot urban outlet project that will anchor a new community at Candlestick Point in San Francisco. This development will be one of the largest urban mixed-use projects in the United States.

  •
  We continued to strengthen our balance sheet in 2014 and believe we have the strongest balance sheet in our Company's history. As of December 31, 2014, our debt to EBITDA ratio was a healthy 7.2x, the weighted average term of our debt was 5.2 years, and our debt to total market capitalization was the lowest in our history at 33.4%.

  •
  In December 2014 we increased our quarterly cash dividend by 4.8% from $0.62 to $0.65 per share.

  •
  Our Company was recognized for its Centers—a few of our acknowledgements were: Fashion Outlets of Chicago received the 2014 Best Factory Outlet Centre in the World MAPIC award and was honored as ICSC's 2014 U.S. Design and Development Gold recipient. Additionally, our Company received the 2014 Retail "Leader in the Light" Award from NAREIT, honoring superior and sustained energy practices, and was designated a Global Real Estate Sustainability Benchmark Green Star 2014, an important measure of sustainability performance for real estate portfolios around the world.

Our 2014 Fiscal Year in Review

Under Mr. A. Coppola's leadership, our executive team delivered the following achievements with respect to key quantitative and qualitative corporate goals set by the Committee for 2014 in consultation with Mr. A. Coppola and our other executives. Target and high performance levels were generally established for the quantitative goals and the Committee considered, among other factors, the actual achievements against each goal in its decision regarding the annual incentive bonuses for the named executive officers for 2014.

Operational Goals and Achievements

Goal:	Achieve our FFO per share-diluted guidance of $3.50 to $3.60.
Achievement:
FFO per share-diluted, excluding the loss on early extinguishment of debt, was $3.60 in 2014, at the high-end of our initial guidance and above the target performance level set by the Committee of $3.55. These positive results were fueled by strong fundamentals in our portfolio: solid tenant sales growth, good releasing spreads, continued same center net operating income growth and significant occupancy gains.
Goal:	Achieve same center net operating income growth of 2.75% to 4.25%.
Achievement:	Same center net operating income growth was 4.24% in 2014, above the target performance level set by the Committee of 3.50%.

Leasing Goals and Achievements

Goal:	Deliver double-digit releasing spreads from our high quality "A" Centers.
Achievement:
The releasing spreads of our "A" Centers were 14.4% for 2014 and the releasing spreads for our entire portfolio were 22%. With respect to our "A" Centers, this well exceeded the target performance level set by the Committee and nearly met the high performance level of 15%.
Goal:	Obtain overall occupancy level at our Centers of at least 95%.
Achievement:
Our overall occupancy was 95.8% at December 31, 2014, a 120 basis point increase from 94.6% at December 31, 2013. This exceeded the target performance level set by the Committee and was our highest occupancy level in a decade.
Goal:	Convert temporary tenants to permanent tenants.
Achievement:	Temporary occupancy at December 31, 2014 decreased by 120 basis points from December 31, 2013. The Committee's high performance level for this goal was exceeded.
Goal:	Achieve pre-established leasing milestones at identified properties.
Achievement:	• Tysons Corner Center: signed leases for approximately 80% of the office tower.
• Los Cerritos Center: executed leases to add a new state-of-the-art Harkins Theatres and Dick's Sporting Goods as junior anchors.

•

Santa Monica Place:    received final city approval to add a 48,000 square foot state-of-the-art ArcLight Cinemas to the third-level entertainment and dining deck (construction underway, target completion Fall 2015).

• Scottsdale Fashion Square: commenced expansion and executed leases with Dick's Sporting Goods and Harkins Theatres.
These achievements, which met or exceeded the Committee's expectations for these goals, demonstrate our Company's longstanding ability to add significant value to our well-situated properties.

Development Goals and Achievements

Goal:	Acquire at least one new outlet center opportunity.
Achievement:	We formed two joint ventures, which are prime examples of our successful outlet business strategy:

•

a redevelopment joint venture with Pennsylvania Real Estate Investment Trust for approximately 1,400,000 square feet of retail and office space at The Gallery in downtown Philadelphia. The Gallery is strategically positioned where mass transit, tourism, the residential population and employment base converge.

•

a development joint venture with Lennar Corporation, one of the nation's leading homebuilders, for a 500,000 square foot urban outlet project that will anchor a new community at Candlestick Point in San Francisco.

These achievements exceeded the Committee's expectations for this goal.
Goal:	Achieve pre-established development milestones for identified projects.
Achievement:

•

Tysons Corner Center:    continued construction according to plan of a 430 unit luxury residential tower and 300 room Hyatt Regency hotel, which are part of the 1,400,000 square foot expansion of Tysons Corner Center.

•

Fashion Outlets of Niagara Falls USA:    completed 175,000 square foot expansion, which opened in October 2014 on schedule and on budget. At December 31, 2014, we had signed leases for approximately 82% of the expansion, in excess of our 75% target.

• Broadway Plaza: as part of a 235,000 square foot expansion, demolished two older inefficient parking structures and completed ahead of schedule a five-level parking deck.

•

Green Acres Mall:    received city approval for a 335,000 square foot expansion, which exceeded our target. At December 31, 2014, we had executed letters of intent with respect to over 40% of the space.

• Kings Plaza: developed a remerchandising plan for the Sears space and are discussing opportunities with prospective retail users.
We achieved or exceeded the Committee's expectations for these goals.

Strategic Goals and Achievements

Goal:	Make significant progress regarding alternate plans for our JCPenney and Sears locations.
Achievement:
We reduced the number, and related risk, of JCPenney and Sears stores, including working with Sears to lease a portion of their space at Danbury Fair Mall and Freehold Raceway Mall to Primark at no cost to us. We are working with Sears to further rationalize their footprints at several additional locations and expect announcements regarding this during 2015. These achievements met the Committee's expectations for this goal.
Goal:	Make progress on the repositioning of two of four identified "B" assets.
Achievement:	The progress made met the Committee's expectations for this goal.
Goal:	Complete dispositions of at least $250 million of non-core assets.
Achievement:
We continued execution of our proven strategic plan of transforming our portfolio through opportunistic dispositions of non-core assets and recycling the proceeds into our highly value-creative redevelopment pipeline. Dispositions during 2014 included interests in five Centers resulting in our pro rata share of the sales proceeds of approximately $360 million and net proceeds of approximately $326 million. These achievements exceeded the Committee's expectations for this goal.

Principal Components of our Executive Compensation Program and Key Compensation Decisions for Fiscal Year 2014

Based on our 2014 fiscal year performance, highlights and achievements described above, the compensation decisions made by the Committee for our named executive officers for 2014 demonstrate a close link between pay and performance. The Committee believes strongly in linking compensation to performance: the annual incentive awards (which for 2014 were entirely in the form of equity awards) were approximately 33% of total compensation for our named executive officers, and the earned value of 75% of the long-term incentive equity awards depended on our 2014 total stockholder return relative to the total stockholder return of all publicly-traded equity REITs (the "Equity Peer REITs"). As used in this Compensation Discussion and Analysis section, "total compensation" refers to the named executive officer's base salary, the annual incentive award for 2014 performance and the grant date fair value (as determined for accounting purposes) of the long-term incentive equity awards granted during 2014.

The following chart summarizes, for each component of our executive compensation program, the objectives and key features and the compensation decisions made by the Committee for our named executive officers for 2014.

Compensation Component	Compensation Objectives and Key Features	Key Compensation Decisions for Fiscal Year 2014
Base Salary	• Relatively small, fixed cash pay based on the scope and complexity of each position, the officer's experience, competitive pay levels and general economic conditions.	• There were no changes in salary in 2014 for the named executive officers.

Annual Incentive Bonus	• Variable cash and/or equity compensation that provides incentive and reward to our executive officers based on the Committee's assessment of performance, both corporate and individual.

•

Strong corporate and individual performance led the Committee to approve the following annual incentive awards, paid entirely in the form of fully-vested LTIP Units. The award amounts reflect the approximate midpoint between the target and high performance level for each named executive officer.

	• Measures of corporate performance principally focused on the achievement of operational, leasing, development and strategic goals, as described above.	LTIP Unit Name Bonus Amount A. Coppola $3,000,000 E. Coppola $2,400,000 T. O'Hern $1,300,000 T. Leanse $1,200,000 R. Perlmutter $1,200,000
Long-Term Incentive Equity Program

•

Variable equity compensation component that provides incentive for our executive officers to take actions that contribute to the creation of stockholder value by aligning the compensation earned with our relative total stockholder return performance.

• For 2014, the Committee granted performance-based (75% of the total award) and service-based (25% of the total award) LTIP Units to our named executive officers.

•

Performance-based LTIP Units vested at 0% to 150% of target (linear function) based on our total stockholder return over the performance period compared to the Equity Peer REITs. For half of these performance-based LTIP Units, vesting was also subject to achievement of 3% absolute total stockholder return to further incentivize the creation of value for our stockholders.

•

The performance-based LTIP Units vested at 150% of the target number of units, based on the percentile ranking of our Company's total stockholder return for 2014 relative to the Equity Peer REITs, as well as our absolute total stockholder return level for the year.

• Executive officers are not entitled to full distributions until performance-based LTIP Units vest.
	• Vested performance-based LTIP Units must be retained for two years after vesting.	• Even though these performance-based LTIP Units have vested, they must be retained by our executives until at least December 31, 2016.
	• Service-based LTIP Units promote retention and stability of our management team.	• Service-based LTIP Units vest in annual installments over a three-year period.
• LTIP Units are units in our Operating Partnership that are convertible into shares of our Common Stock under certain circumstances.

The following diagrams present our named executive officers' 2014 actual pay mix of total compensation as more fully described on pages 46-47 of this Proxy Statement and highlight the substantial link between our named executive officers' compensation and performance. The diagrams further illustrate the strong alignment of our named executive officers' interests with our stockholders' interests through our emphasis on equity award compensation for our named executive officers.

Chief Executive Officer
2014 Pay Mix

Other Named Executive Officers
2014 Pay Mix

Specific Compensation and Corporate Governance Features

Several elements of our program are designed to more strongly align our executive compensation with long-term stockholder interests, as described below. Our executive compensation program received overwhelming support at our annual meeting of stockholders in 2014 with approximately 98% of the votes cast in favor of our say-on-pay proposal.

Limited Employment Agreements.    We have no employment agreements, except for our agreement with Mr. Leanse, our Senior Executive Vice President, Chief Legal Officer and Secretary, which terminates on December 31, 2015.

Elimination of Excise Tax Gross-Up Provisions.    Significant progress has been made to eliminate all excise tax gross-up provisions from our management continuity agreements which provide change of control benefits. On March 15, 2013, in response to Mr. A. Coppola's offer, our Company and Mr. A. Coppola terminated his management continuity agreement. The management continuity agreements of Messrs. E. Coppola and O'Hern were not extended by our Company and, therefore, will terminate in December 2015. The termination of these agreements was primarily based on the desire of Mr. A. Coppola and the Committee to eliminate all change of control excise tax gross-ups consistent with good corporate governance practices. Upon termination of Messrs. E. Coppola and O'Hern's management continuity agreements, all excise tax gross-up provisions will have been eliminated.

Stock Ownership Guidelines.    We have robust stock ownership policies for our named executive officers and directors and each of these individuals that are subject to them is in compliance with those policies. See "Stock Ownership Policies" on page 47 of this Proxy Statement.

Clawback Policy.    Our Board adopted a clawback policy that allows us to recover incentive compensation paid to our executive officers if the compensation was based on achieving financial results that were subsequently restated and the amount of the executive officer's incentive compensation would have been lower had the financial results been properly reported.

Anti-Hedging Policy.    Our Board also adopted a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company.

Anti-Pledging Policy.    In addition, our Board adopted a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our securities.

 Our Executive Compensation Program

Inputs to Compensation Decisions

Role of the Compensation Committee.    The Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit and stock plans, with authority to authorize awards under our incentive plans. The Committee currently consists of four independent directors, Ms. Stephen, Messrs. Moore and Soboroff and Dr. Sexton.

Role of Compensation Consultant.    The Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant. As requested by the Committee, our compensation consultant periodically provides reviews of the various elements of our compensation programs, including evolving compensation trends and market survey data.

The Committee has retained Cook & Co. as its independent compensation consultant with respect to our compensation programs. Cook & Co.'s role is to evaluate the existing executive and non-employee director compensation programs, assess the design and competitive positioning of these programs, and make recommendations for change, as appropriate. The Committee has considered the independence of Cook & Co. and determined that its engagement of Cook & Co. does not raise any conflicts of interest with our Company or any of our directors or executive officers. Cook & Co. provides no other consulting services to our Company, our executive officers or directors.

Role of Data for Peer Companies.    In 2013, Cook & Co. conducted a review of the design and structure of our executive compensation, including a competitive analysis of pay opportunities for our named executive officers. As part of Cook & Co.'s competitive review, the Committee selected the following U.S. publicly traded REITs to be included in a peer group to evaluate our executive compensation decisions for 2014. These REITs were selected because they are considered comparable to our Company primarily in terms of size, but also with consideration of property focus. We feel that size, as measured by total capitalization, and where applicable a focus on the retail sector, best depict a complexity and breadth of operations, as well as the amount of capital and assets managed, similar to our Company.

Alexandria Real Estate Equities, Inc.	Kilroy Realty Corporation
AvalonBay Communities, Inc.	Kimco Realty Corporation
Boston Properties, Inc.	Prologis, Inc.
Digital Realty Trust, Inc.	Regency Centers Corporation
Douglas Emmett, Inc.	Simon Property Group, Inc.
Equity Residential	SL Green Realty Corp.
Federal Realty Investment Trust	Tanger Factory Outlets
General Growth Properties, Inc.	Taubman Centers, Inc.
HCP, Inc.	Ventas, Inc.
Host Hotels & Resorts, Inc.	Vornado Realty Trust

This is the same peer group used by the Committee for 2013. The Committee reviews compensation practices at peer companies to inform itself and aid it in its decision-making process so it can establish compensation programs that it believes are reasonably competitive. The Committee, however, does not set compensation components to meet specific benchmarks. Instead the Committee focuses on a balance of annual and long-term compensation, which is heavily weighted toward "at risk" performance-based compensation. While the Committee does review our executive compensation program relative to the peer group to help perform its subjective analysis, peer group data is not used as the determining factor in setting compensation because each officer's role and experience is unique and actual compensation for comparable officers at the peer companies may be the result of a year of over-performance or under-performance. The Committee believes that ultimately the decision as to appropriate compensation for a particular officer should be made based on a full review of that officer's and our Company's performance.

Role of CEO.    Mr. A. Coppola generally attends the Committee meetings (excluding any executive sessions) and provides his analysis and recommendations with respect to our Company's executive compensation program, including the compensation for our other named executive officers. Given his knowledge of our executive officers and our business, the Committee believes that Mr. A. Coppola's input is an integral and vital part of the compensation process and, therefore, values his recommendations. The Committee, however, is responsible for approving the compensation for all of our named executive officers.

Objectives of the Executive Compensation Program

Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company in executing our ambitious growth strategy. The Committee believes strongly in linking compensation to corporate performance: the annual incentive awards (which for 2014 were entirely in the form of equity awards) are primarily based on overall corporate performance and represented approximately 33% of total compensation for our named executive officers, and the earned value of 75% of the long-term incentive equity awards depends on our 2014 total stockholder return relative to the Equity Peer REITs. The Committee also recognizes individual performance in making its executive compensation decisions. The Committee believes this is the best program overall to attract, motivate and retain highly skilled executives whose performance and contributions benefit our Company and our stockholders. The Committee believes it utilizes the right blend of cash and equity awards to provide appropriate incentives for executives while aligning their interests with our stockholders and encouraging their long-term commitment to our Company. The Committee does not have a strict policy to allocate a specific portion of compensation to our named executive officers between either cash and non-cash or short-term and long-term compensation. Instead, the Committee considers how each component promotes retention and/or motivates performance by the executive.

Elements of the Program

Our executive compensation program includes the following three principal elements:

  Base Salary.     The executive's base salary is intended to create a minimum level of fixed compensation based on the experience, position and responsibilities of the executive. The base salary of each named executive officer is reviewed by the Committee on an annual basis and is subject to discretionary increases that generally are based on, in the subjective judgment of the Committee, competitive pay levels, general economic conditions and/or other factors deemed relevant by the Committee.

  Annual Incentive Compensation Program.     Our Company has an annual incentive compensation program for executive officers, other senior officers and key employees under which bonuses, which may be paid in the form of cash and/or equity awards, are awarded by the Committee to reflect corporate and individual performance during the prior calendar year. The Committee awards a level of annual incentive compensation that corresponds to the level of corporate and individual performance that the Committee determines was achieved for the year. The purpose of this annual incentive compensation program is to motivate and reward executives for performance that benefits our Company and our stockholders and to recognize the contributions of our key employees.

    Corporate Performance.    The annual incentive compensation award is primarily based on overall corporate performance, which for 2014 principally focused on the achievement of operational, leasing, development and strategic goals, as described above under "Executive Summary—Our 2014 Fiscal Year in Review." No particular weighting is assigned by the Committee to any performance measure for purposes of determining award amounts.

    Individual Performance.    The annual incentive compensation award is also based on the Committee's evaluation of the individual executive's performance and, therefore, provides executives with an incentive for superior individual performance. The Committee evaluates the individual performance of our named executive officers and assesses the accomplishments and progress of each individual after generally reviewing their goals regarding their respective areas of responsibility.

    Award Amounts.    The actual annual incentive compensation awarded to each named executive officer is determined by the Committee in its discretion based on its assessment of corporate and individual performance as described above. For corporate and individual performance, the Committee determines the level of performance that has been achieved for the year, ranging from significantly below target up to and exceeding the high performance level.

    If the Committee determines overall that the target performance level is achieved, annual incentive compensation generally is 200% of base salary (for the CEO and President) or 150% of base salary (for the other named executive officers). If the Committee believes the high performance level is met, the bonus generally equals 200% of each executive's target bonus opportunity, which is the equivalent of 400% of base salary (for the CEO and President) or 300% of base salary (for the other named executive officers). The Committee sets target and high performance annual bonuses for Messrs. A. Coppola and E. Coppola at a higher percentage level of base salary than the other executives because as the CEO and President, respectively, they are our strategic leaders and manage and direct our other named executive officers.

    For a given year, the Committee makes annual incentive compensation decisions retrospectively after the end of the year, evaluating performance during that year. The Committee's determination has historically been made in the first quarter of the following year, typically after the release of our year-end financial information so as to provide the Committee with sufficient time to evaluate the performance of our Company and our executives for the prior fiscal year.

  Long-Term Incentive Equity Awards.     Since 2006, our Company has utilized a long-term equity-based incentive program as an important means to align the interests of our executives and our stockholders, to encourage our executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure. For 2014, the Committee approved for each named executive officer an aggregate grant date fair value for these awards, to be made in the form of LTIP Units. That amount was divided between two types of LTIP Units as follows:

    •
    75% performance-based LTIP Units, which could be earned from 0% to 150% of the target number of units awarded based on our total stockholder return performance for 2014 relative to the Equity Peer REITs. Half of the 2014 performance-based LTIP Units also required our absolute total stockholder return in 2014 to be at least 3% for the LTIP Units to be earned. (See pages 53-54 of this Proxy Statement for a more detailed description of the material terms of the performance-based LTIP Units as well as Appendix II for the list of the Equity Peer REITs.)

    •
    25% service-based LTIP Units, which vest in equal annual installments over a three-year period to promote retention and further alignment of our executives' interests with those of our stockholders.

    The Committee retains discretion to make other equity-based awards to our executive officers from time to time as it deems appropriate in the circumstances.

Other Benefits and Agreements

  Employment Agreement.     Mr. Leanse is the only named executive officer with an employment agreement. His employment agreement as well as his management continuity agreement described below were negotiated with him and entered into as an inducement to his appointment as our Senior Executive Vice President, Chief Legal Officer and Secretary. For a description of the principal terms of Mr. Leanse's agreement see page 51 of this Proxy Statement.

  Management Continuity Agreements.    We currently have management continuity agreements for three of our named executive officers. In 2006, our Company entered into amended and restated management continuity agreements with Messrs. E. Coppola and O'Hern which as noted above will terminate in December 2015. Our Company also entered into a management continuity agreement with Mr. Leanse in connection with his hiring as our Senior Executive Vice President, Chief Legal Officer and Secretary. Each of these management continuity agreements has a "double trigger" feature with respect to the payment of severance benefits, which means that both a change of control and an actual or constructive termination is required in order for severance benefits to become payable. Our unvested equity awards (other than the performance-based LTIP Units) are subject to a "single-trigger", which means that upon a change of control the awards automatically vest. We provide single trigger vesting because we believe that the purpose of awarding executives equity incentives is to align the interests of management with our stockholders and that management should have the ability to realize the benefits of these awards on a change of control. Currently, there are no outstanding equity awards that would automatically vest upon a change of control, except for Mr. Leanse's stock options and the named executive officers' service-based LTIP Units. The only other outstanding unvested equity awards are performance-based LTIP Units which would vest based on performance achieved through the date of the change of control but would not automatically vest. For a detailed description of these management continuity agreements, see pages 59-61 of this Proxy Statement.

  On March 15, 2013, in response to Mr. A. Coppola's offer, our Company and Mr. A. Coppola terminated his management continuity agreement. On August 28, 2013, notice was provided by our Company to Messrs. E. Coppola and O'Hern that their respective management continuity agreements would not be extended and, therefore, will terminate in December 2015. The termination of these agreements was primarily based on the desire of Mr. A. Coppola and the Committee to eliminate all change of control excise tax gross-ups consistent with good corporate governance practices. Upon termination of Messrs. E. Coppola and O'Hern's management continuity agreements, all excise tax gross-up provisions will have been eliminated.

  Other.     Certain of our named executive officers participate in our deferred compensation plan available to all Vice Presidents and above who earn more than $115,000 annually. See the "Nonqualified Deferred Compensation" table below for more information. Our named executive officers are also eligible to receive other benefits which are generally available to all salaried employees.

Compensation for 2014 Performance

The following provides information with respect to the compensation of our named executive officers for 2014.

  Base Salary.     The 2014 base salaries of Messrs. A. Coppola, E. Coppola, O'Hern, Leanse and Perlmutter of $1,000,000, $800,000, $550,000, $500,000 and $500,000, respectively, remained unchanged from 2013. The Committee reviewed these salary levels and determined in its judgment that they were appropriate based on the factors identified above.

  Annual Incentive Compensation Awards.

    2014 Corporate Performance.    In determining annual incentive awards to our named executive officers for 2014, the Committee first reviewed our overall corporate performance focusing on a variety of measures as described above. The Committee believes 2014 was a very positive year for our Company marked by the successful execution of the multi-faceted operational, leasing, development and strategic goals set by the Committee and executives. Under our executive leadership, our Company achieved notable results, strengthening the quality of our portfolio, our financial condition and our overall operational results while expanding our opportunities. The specific 2014 performance goals and our achievements relative to those goals that influenced the Committee's decisions for 2014 bonuses are described above under "Executive Summary—Our 2014 Fiscal Year in Review."

    2014 Individual Performance.    The Committee also evaluated the 2014 individual performance of our named executive officers, with Mr. A. Coppola advising the Committee with respect to the performance of the other executives. As part of this process, the Committee discussed with Mr. A. Coppola his evaluation of the contributions of each executive, including with respect to our 2014 corporate achievements.

  The Committee noted the following:

    •
    With respect to Mr. E. Coppola:  his continued leadership regarding our strategic dispositions, acquisitions and developments, including his involvement in the November 2014 transaction with the Ontario Teachers' Pension Plan Board, our acquisition of our joint venture partner's 40% interest in Fashion Outlets of Chicago and in establishing a joint venture partnership with Pennsylvania Real Estate Investment Trust to redevelop The Gallery in Philadelphia. The Committee also noted Mr. E. Coppola's responsibility for the Tysons Corner Center and Fashion Outlets of Niagara Falls USA developments and his role in the acquisition of a 65,000-square-foot site directly adjacent to The Shops at North Bridge. His knowledge of the real estate markets as well as his significant relationships with real estate owners, partners and governmental officials were critical to the success of our disposition, acquisition and development strategies.

    •
    With respect to Mr. O'Hern:  his success in strengthening our balance sheet, including reducing our leverage and completing $600 million of debt financing transactions, managing to a strong (4.24%) same center NOI growth (the high end of expectations) and key involvement in the November 2014 transaction with the Ontario Teachers' Pension Plan Board and furthering our lender and investor relationships.

    •
    With respect to Mr. Perlmutter:  his role in achieving our positive leasing results, including the highest occupancy in a decade, double-digit releasing spreads and decreased temporary occupancy and his work with Messrs. A. Coppola and E. Coppola with respect to our achievements relating to acquisitions, dispositions and redevelopments.

    •
    With respect to Mr. Leanse:  his key role in negotiating our disposition transactions (over $360 million), acquisition transactions (the balance of the partnership interests in Fashion Outlets of Chicago, and also in five Centers owned by joint ventures with Ontario Teachers' Pension Plan Board) and joint venture transactions (The Gallery in Philadelphia and the urban outlet development project in San Francisco), as well as his accomplishments with respect to our various ongoing legal, operational and litigation matters.

  After this review and based on Mr. A. Coppola's recommendation for executives other than himself, it was the Committee's view that our named executive officers all had strong 2014 performances based on the significant roles each executive played in enabling our Company to realize our corporate achievements.

  In determining Mr. A. Coppola's annual incentive bonus, the Committee reviewed with Mr. A. Coppola his 2014 accomplishments against his goals. Goals for 2014 included corporate, financial, strategic and operational objectives in support of our 2014 corporate goals previously described under "Executive Summary—Our 2014 Fiscal Year in Review." Some of the noteworthy accomplishments achieved by Mr. A. Coppola that were considered by the Committee are as follows:

    •
    External Growth through Acquisitions.  Mr. A. Coppola was primarily responsible for our strategic acquisition of Ontario Teachers' Pension Plan Board's 49% interest in five top super regional Centers in exchange for Common Stock. He also led our successful efforts to acquire our joint venture partner's 40% interest in Fashion Outlets of Chicago, to establish a joint venture partnership with Pennsylvania Real Estate Investment Trust to redevelop The Gallery in Philadelphia and to form a 50/50 joint venture with Lennar Corporation to develop a 500,000 square foot urban outlet project that will anchor a new community at Candlestick Point in San Francisco.

    •
    Development/Redevelopment Activity.  The Committee recognized Mr. A. Coppola's critical role with respect to our achievements relating to our key developments and redevelopments, including the office, residential and hotel towers at Tysons Corner Center. Consistent with Mr. A. Coppola's strategic vision, we are successfully recycling our capital from the disposition of our non-core assets into our key developments in our core markets.

    •
    Strategic Planning.  Under Mr. A. Coppola's direction, our Company now executes its strategy on the basis of a rolling five-year operating and growth plan that includes a highly-value-accretive development pipeline, rigorous financial forecasting for operating metrics and strong balance sheet and liquidity management. In particular, we achieved strong FFO per share and same center net operating income growth and reduced our debt-to-total market capitalization ratio. As a result of these accomplishments, we believe our Company has the strongest balance sheet in our history.

The Committee believes that Mr. A. Coppola's management and direction of our executive team was critical to the performance of our Company in 2014 and that, as CEO, he was ultimately responsible for our tremendous corporate performance through his leadership and strategic vision.

Based on the overall very positive review of corporate and individual performance for 2014 and Mr. A. Coppola's recommendation with respect to the other named executive officers, in March 2015 the Committee approved a bonus for each of them at the approximate midpoint between the target and high performance level identified above under "Elements of the Program—Award Amounts." The following table shows annual incentive bonus amounts, which were paid entirely in the form of fully-vested LTIP Units:

Annual Incentive Compensation Awards for 2014 Performance

Name	LTIP Unit Bonus Amount(*)
Arthur M. Coppola	$3,000,000
Edward C. Coppola	$2,400,000
Thomas E. O'Hern	$1,300,000
Thomas J. Leanse	$1,200,000
Robert D. Perlmutter	$1,200,000

(*)
These amounts were converted into LTIP Units using the closing price of our Common Stock on the New York Stock Exchange or "NYSE" on the March 6, 2015 grant date of $86.72.

Under applicable SEC rules, equity awards are reported as compensation in the tables below in this Proxy Statement for the year in which the award was granted, not the year to which the performance relates. Accordingly, the LTIP Units awarded as annual incentive compensation based on 2014 performance described above will be reported in those tables in next year's proxy statement as compensation for 2015. Thus, the compensation for our named executive officers for 2014 reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table below includes the LTIP Units awarded to each executive early in 2014 for 2013 performance. See "2014 Total Compensation" below.

Long-Term Incentive Equity Awards.

For 2014, the Committee granted long-term incentive equity awards to our named executive officers in the form of performance-based LTIP Units (75% of the total award) and service-based LTIP Units (25% of the total award), as more fully-described on page 42 of this Proxy Statement.

Given our strong emphasis on "at risk" compensation, the Committee reviewed peer group data relating to the allocation of long-term incentive equity awards between performance-based and service-based grants. For the performance-based component the Committee considered the range of potential realizable values that our executives could earn to ensure that the awards would be both reasonably competitive and appropriate to motivate our leadership team. The factors considered by the Committee in making awards to the different named executive officers were similar to those considered for annual incentive awards: Mr. A. Coppola's critical role in driving the performance of our Company and formulating our strategic vision and the other named executive officers' roles in executing that strategy within their respective areas of responsibility. The following table shows the grant date fair value of performance-based LTIP Unit awards to our named executive officers:

Grant Date Fair Value of LTIP Unit Awards for 2014 Performance

Name	Performance-Based LTIP Unit Award(*)	Service-Based LTIP Unit Award(*)
Arthur M. Coppola	$6,749,948	$2,249,951
Edward C. Coppola	$2,249,952	$749,964
Thomas E. O'Hern	$937,450	$312,470
Thomas J. Leanse	$937,450	$312,470
Robert D. Perlmutter	$749,923	$249,988

(*)
These amounts were converted into LTIP Units based on the grant date fair value.

Vesting of the performance-based LTIP Units was based on the percentile ranking of our total stockholder return relative to the Equity Peer REITs for the 12-month performance period ended December 31, 2014, as disclosed in the table below, with linear interpolation between performance levels. The vesting of one half of the performance-based LTIP Units was also subject to achievement of an absolute total stockholder return of at least 3%. To further align our executives' interests with our stockholders' interests, all vested performance-based LTIP Units must be retained by our executives until December 31, 2016.

Company Percentile Ranking Relative to the Equity Peer REITs	Percentage of Performance-Based LTIP Units That Vest
Below the 25th	0%
At the 25th	50%
At the 50th	100%
At or above the 75th	150%

For 2014, our total stockholder return relative to the stockholder return of the Equity Peer REITs was at the 89th percentile and we exceeded a 3% absolute total stockholder return, resulting in vesting at the 150% level.

2014 Total Compensation

We are including this supplemental information to provide a more meaningful view of the compensation of our named executive officers for 2014. The table below shows each named executive officer's salary, annual long-term incentive equity award grant value, bonus for services performed in 2014 and all other compensation. This table, in contrast to the Summary Compensation Table on page 49 of this Proxy Statement, includes equity awards granted under our annual incentive award program in 2015 for services performed in 2014 and excludes equity awards granted under our annual incentive award program in 2014 for services performed in 2013.

	Salary ($)	Long-Term Incentive Equity Award Value ($)(*)	Bonus ($)(**)	All Other Compensation ($)	Total Compensation ($)
Arthur M. Coppola	1,000,000	8,999,899	3,000,000	212,972	13,212,871
Edward C. Coppola	800,000	2,999,916	2,400,000	172,177	6,372,093
Thomas E. O'Hern	550,000	1,249,920	1,300,000	101,459	3,201,379
Thomas J. Leanse	500,000	1,249,920	1,200,000	43,970	2,993,890
Robert D. Perlmutter	500,000	999,911	1,200,000	55,672	2,755,583

(*)
These amounts represent the sum of the aggregate grant date fair value of performance-based LTIP Unit awards (75% of the aggregate grant value) and of service-based LTIP Unit awards (25% of the aggregate grant value) granted in January 2014 to each of our named executive officers, the terms of which are described above.

(**)
These amounts represent the grant date fair value of fully-vested LTIP Unit awards granted on March 6, 2015 to each of our named executive officers for services performed in 2014.

Accounting and Tax Issues

The Committee considers both the accounting and tax issues raised by the various compensation elements for our Company and our executives.

  LTIP Units.     As described on pages 54-55 of this Proxy Statement, LTIP Units of our Operating Partnership are intended to qualify as "profits interests" for federal income tax purposes and as such initially do not have full parity, on a per unit basis, with our Operating Partnership's common units of limited partnership with respect to liquidating distributions. Such parity can be achieved over time through priority allocations of "book-up gains" attributable to appreciation of the Operating Partnership's assets. LTIP Units, regardless of when they were issued, are eligible to share in allocable "book-up gains" since the most recent book-up or book-down of the limited partners' capital accounts.

Stock Ownership Policies

Our Board believes that our directors and executive officers should have a meaningful investment in our Common Stock in order to more closely align their interests with those of our stockholders. Accordingly, our Board has established (1) a policy that all non-employee directors own at least $300,000 of Common Stock, and until such time as compliance is achieved, all future equity grants will be retained by the non-employee director, except for sales for tax purposes approved by our Chief Legal Officer, and (2) a policy that, within three years of becoming an executive officer, the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer own Common Stock with a value equal to five times their respective base salaries and that the other named executive officers own Common Stock with a value equal to three times their respective base salaries. These policies also set forth the forms of equity interests in our Company which will count toward stock ownership (excluding any pledged securities) and allow the Board to approve exceptions from time to time for this stock ownership policy. Our policy further provides that a non-employee director who is prohibited by law or by the regulations of his or her employer from having an ownership interest in our Company's securities shall be exempt, such as Mr. Sullivan. All of our other directors and named executive officers that are subject to these stock ownership policies are in compliance with them.

2014 "Say-on-Pay" Advisory Vote on Executive Compensation

At our 2014 annual stockholders' meeting, an advisory resolution approving the compensation paid to our named executive officers received strong support from our stockholders. The Committee considered the results of this vote and, as evidenced by the fact that approximately 98% of the votes were cast in favor of this proposal, the Committee viewed these results as an indication of our stockholders' strong support of our compensation programs. Accordingly, based in part on the results of this vote, the Committee maintained the same principal elements of our executive compensation programs for 2015 compensation.

 EXECUTIVE COMPENSATION

The following table and accompanying notes show for our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers, as of December 31, 2014, the aggregate compensation paid, awarded or earned with respect to such persons in 2012, 2013 and 2014, as applicable. Messrs. Leanse and Perlmutter joined our Company as executive officers on September 1, 2012 and April 16, 2012, respectively.

Summary Compensation Table—Fiscal Years 2012-2014

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)(3)	Stock Awards ($)(2)(4)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Arthur M. Coppola,	2014	1,000,000		—	12,999,897	—		—	—	212,972	14,212,869
Chairman of the Board	2013	992,308	(7)	—	12,063,963	—		—	—	68,777	13,125,048
of Directors and Chief Executive Officer	2012	950,000		3,500,000	3,777,000	—		—	—	154,605	8,381,605
Edward C. Coppola,	2014	800,000		—	6,199,914	—		—	—	172,177	7,172,091
President	2013	800,000		—	4,021,299	—		—	—	113,156	4,934,445
	2012	800,000		2,000,000	1,888,500	—		—	—	109,296	4,797,796
Thomas E. O'Hern,	2014	550,000		—	2,899,866	—		—	—	101,459	3,551,325
Senior Executive Vice	2013	550,000		—	1,675,552	—		—	—	116,557	2,342,109
President, Chief Financial Officer and Treasurer	2012	550,000		1,000,000	755,400	—		—	—	74,318	2,379,718
Thomas J. Leanse,	2014	500,000	(8)	—	2,749,904	—		—	—	43,970	3,293,874
Senior Executive Vice	2013	500,000	(8)	—	1,675,552	—		—	—	41,342	2,216,894
President, Chief Legal Officer and Secretary	2012	—	(8)	400,000	1,191,400	483,500	(9)	—	—	—	2,074,900
Robert D. Perlmutter,	2014	500,000		—	2,499,895	—		—	—	55,672	3,055,567
Executive Vice President, Leasing	2013	500,000		—	1,340,389	—		—	—	104,630	1,945,019
	2012	346,154	(10)	1,000,000	549,700	—		—	—	37,198	1,933,052

(1)
Includes any amount of salary deferred under our qualified and nonqualified deferred compensation plans. See "Nonqualified Deferred Compensation" table below for more information.

(2)
SEC Reporting of Cash and Equity Awards

In reviewing the Summary Compensation Table, it is important to note that under SEC rules, cash awards are reported in the table for the year that they are earned regardless of when they are paid, while equity awards are reported in the table for the year that they are granted (as determined in accordance with applicable accounting rules) regardless of when they are earned.

(3)
Bonuses Reported in Year 2014

As described in the Compensation Discussion and Analysis above, the annual incentive compensation awards for our named executive officers for their 2014 performances were paid in the form of fully-vested LTIP Units on March 6, 2015. Accordingly, the LTIP Unit bonuses granted to these named executive officers for their 2014 performance will be reported in the "Stock Awards" column for 2015.

Bonuses Reported in Year 2013

The annual incentive compensation awards for our named executive officers for their 2013 performance were paid in the form of fully-vested LTIP Units on March 7, 2014 and were previously described in the Compensation Discussion and Analysis of our proxy statement filed on April 18, 2014. In accordance with SEC rules, the LTIP Unit bonuses granted to these named executive officers for their 2013 performance are reported in the "Stock Awards" column for 2014. See also footnote (4) below.

  Bonuses Reported in Year 2012

The amounts reported in the "Bonus" column for 2012 reflect the annual cash incentive compensation awards for our named executive officers for their 2012 performance.

(4)
Stock Awards Reported in Year 2014

The amounts reflected in this column for 2014 relate to two types of performance-based LTIP Units (as more fully described below), service-based LTIP Units and fully-vested LTIP Units granted in 2014 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.
Performance-Based LTIP Units.    The aggregate grant date fair values for the two types of performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date was as follows:

Arthur M. Coppola	$6,749,948
Edward C. Coppola	$2,249,952
Thomas E. O'Hern	$937,450
Thomas J. Leanse	$937,450
Robert D. Perlmutter	$749,923

The maximum aggregate value of the performance-based LTIP Unit awards at the grant date assuming that the highest level of performance conditions would be achieved was as follows:

Arthur M. Coppola	$13,150,785
Edward C. Coppola	$4,383,536
Thomas E. O'Hern	$1,826,414
Thomas J. Leanse	$1,826,414
Robert D. Perlmutter	$1,461,061
  b.
  Service-Based LTIP Units.    The grant date fair values for each of the service-based LTIP Unit awards was as follows:

Arthur M. Coppola	$2,249,951
Edward C. Coppola	$749,964
Thomas E. O'Hern	$312,470
Thomas J. Leanse	$312,470
Robert D. Perlmutter	$249,988
  c.
  Fully-Vested LTIP Units.    The grant date fair values for each of the fully-vested LTIP Unit awards, which represent each named executive officer's annual incentive award earned for 2013 performance, was as follows:

Arthur M. Coppola	$3,999,998
Edward C. Coppola	$3,199,998
Thomas E. O'Hern	$1,649,946
Thomas J. Leanse	$1,499,984
Robert D. Perlmutter	$1,499,984

Assumptions used in the calculation of these amounts are set forth in footnote 18 to our audited financial statements for the fiscal year ended December 31, 2014 included in our Annual Report on Form 10-K filed with the SEC on February 23, 2015.

Stock Awards Reported in Year 2013

The amounts reflected in this column for 2013 relate to performance-based LTIP Units granted in 2013 under our LTIP and 2003 Incentive Plan and represent the value at the grant date based upon the probable outcome of the performance conditions computed in accordance with FASB ASC Topic 718. The value of each performance-based LTIP Unit award at the grant date assuming that the highest level of performance conditions would be achieved was as follows:

Arthur M. Coppola	$22,297,857
Edward C. Coppola	$7,432,578
Thomas E. O'Hern	$3,096,928
Thomas J. Leanse	$3,096,928
Robert D. Perlmutter	$2,477,444

Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K filed with the SEC on February 21, 2014.

Stock Awards Reported in Year 2012

For Messrs. A. Coppola, E. Coppola, O'Hern and Perlmutter, the amounts reflected in this column for 2012 relate to performance-based LTIP Units granted in 2012 under our LTIP and 2003 Incentive Plan and represent the value at the grant date based on the probable outcome of the performance conditions computed in accordance with FASB ASC Topic 718. The value of each performance-based LTIP Unit award at the grant date assuming that the highest level of performance conditions would be achieved was as follows:

Arthur M. Coppola	$10,800,000
Edward C. Coppola	$5,400,000
Thomas E. O'Hern	$2,160,000
Robert D. Perlmutter	$1,175,000

For Mr. Leanse, the amount reflected in this column for 2012 relates to LTIP Units granted under our LTIP and 2003 Incentive Plan and represents the value at the grant date computed in accordance with FASB ASC Topic 718. The LTIP Units were granted pursuant to his employment agreement and were fully-vested on the grant date as more fully described on page 52 of this Proxy Statement.

Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2013.

(5)
None of the earnings on the deferred compensation of our named executive officers for 2014 were considered above-market or preferential as determined under SEC rules.

(6)
"All Other Compensation" includes the following components for 2014:

	Matching Contributions under 401(k) Plan $	Matching Contributions under Nonqualified Deferred Compensation Plan $	Life Insurance Premiums $	Other Welfare Benefit Premiums $	Use of Private Aircraft $
Arthur M. Coppola	—	—	3,936	26,553	182,483
Edward C. Coppola	10,400	—	2,533	26,553	132,691
Thomas E. O'Hern	10,400	27,500	1,616	26,553	35,390
Thomas J. Leanse	10,400	25,000	1,618	6,952	—
Robert D. Perlmutter	10,400	25,000	1,616	18,656	—

Matching Contributions.    Amounts shown include matching deferred compensation contributions by our Company as determined by our Board of Directors annually under our nonqualified deferred compensation plan and matching contributions by our Company under our 401(k) Plan. The amount of the matching contributions under these plans is determined in the same manner for all plan participants. See the "Nonqualified Deferred Compensation" table below.

Other Welfare Benefit Premiums.    Amounts shown reflect the premiums paid by our Company for medical and disability insurance.

Private Aircraft Use.    Amounts shown reflect the incremental cost to our Company of such executive's personal use of a private aircraft in which our Company owns a fractional interest. The incremental cost is determined by using the amount our Company is billed for such use less the portion reimbursed by the executives and such amount may include: landing fees, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses; maintenance, parts and external labor (inspections and repairs); engine insurance expenses; position flight costs; and passenger ground transportation. Since the aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and acquisition costs.

(7)
Mr. A. Coppola's base salary increased to $1,000,000 effective February 17, 2013.

(8)
Mr. Leanse became an executive officer of our Company on September 1, 2012 and an employee of our Company on January 1, 2013. Pursuant to his employment agreement, he will receive an annual base salary of not less than $500,000 during the term of his employment agreement (January 1, 2013 through December 31, 2015).

(9)
This amount represents the aggregate value at the grant date computed in accordance with FASB ASC Topic 718 of Mr. Leanse's SAR award and stock option award granted under our 2003 Incentive Plan pursuant to his employment agreement as more fully described below. Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2013.

(10)
Mr. Perlmutter began his employment with our Company on April 16, 2012. His annualized base salary for 2012 was $500,000.

Employment Agreement with Mr. Leanse

Effective September 1, 2012, we entered into an employment agreement with Mr. Leanse that provides for an annual base salary of not less than $500,000 and a target annual bonus of $750,000 (subject to attainment of performance goals) during his three year employment period. The employment agreement also provided for the grant on its effective date of September 1, 2012 of 20,000 fully-vested LTIP Units, 39,932 fully-vested SARs and 10,068 stock options that vest in six annual installments ending on September 1, 2017.

The employment agreement further provides Mr. Leanse with certain severance benefits if (a) our Company terminates his employment other than for cause, death or disability or (b) Mr. Leanse terminates his employment for good reason, on or before December 31, 2015. After such date, the employment agreement terminates. Mr. Leanse also agreed to certain covenants, including confidentiality for five years after the termination date and non-solicitation of employees for one year after the termination date.

We have not entered into employment agreements with any of the other named executive officers.

Grants of Plan-Based Awards—Fiscal 2014

The following table provides information regarding performance-based LTIP Units, service-based LTIP Units and fully-vested LTIP Units granted to our named executive officers in 2014.

									All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arthur M. Coppola	1/1/14	12/31/13	—	—	—	74,437	148,874	223,311	—		—	—	6,749,948
	1/1/14	12/31/13	—	—	—	—	—	—	38,206	(2)			2,249,951
	3/7/14	1/28/14	—	—	—	—	—	—	66,390	(3)			3,999,998
Edward C. Coppola	1/1/14	12/31/13	—	—	—	24,812	49,624	74,436	—		—	—	2,249,952
	1/1/14	12/31/13	—	—	—	—	—	—	12,735	(2)			749,964
	3/7/14	1/28/14	—	—	—	—	—	—	53,112	(3)			3,199,998
Thomas E. O'Hern	1/1/14	12/31/13	—	—	—	10,338	20,676	31,014	—		—	—	937,450
	1/1/14	12/31/13	—	—	—	—	—	—	5,306	(2)			312,470
	3/7/14	1/28/14	—	—	—	—	—	—	27,385	(3)			1,649,946
Thomas J. Leanse	1/1/14	12/31/13	—	—	—	10,338	20,676	31,014	—		—	—	937,450
	1/1/14	12/31/13	—	—	—	—	—	—	5,306	(2)			312,470
	3/7/14	1/28/14	—	—	—	—	—	—	24,896	(3)			1,499,984
Robert D. Perlmutter	1/1/14	12/31/13	—	—	—	8,270	16,540	24,810	—		—	—	749,923
	1/1/14	12/31/13	—	—	—	—	—	—	4,245	(2)			249,988
	3/7/14	1/28/14	—	—	—	—	—	—	24,896	(3)			1,499,984

(1)
Represents awards of performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 54-55 of this Proxy Statement. Performance was measured on a cumulative basis at the end of the one-year performance period from January 1, 2014 through December 31, 2014. The number of LTIP Units reported under the "Threshold (#)" subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our peer REITs was at the 25th percentile, which represents the minimum percentile rank that would entitle recipients to awards under the LTIP. The number of LTIP Units reported under the "Target (#)" subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our peer REITs was at the 50th percentile. The number of LTIP Units reported under the "Maximum (#)" subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our peer REITs was at or above the 75th percentile.

(2)
Represents awards of service-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 54-55 of this Proxy Statement.

(3)
Represents awards of fully-vested LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 49-51 of this Proxy Statement. These awards represent each executive's bonus under our annual incentive compensation program for 2013 performance and were previously described in the Compensation Discussion and Analysis of our proxy statement filed on April 18, 2014.

(4)
The amounts reflected in this column represent the grant date fair value of these awards computed in accordance with FASB ASC Topic 718 as described in note (4) to the "Summary Compensation Table" above. Assumptions used in the calculation of these amounts are set forth in footnote 18 to our audited financial statements for the fiscal year ended December 31, 2014 included in our Annual Report on Form 10-K filed with the SEC on February 23, 2015.

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

  Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid, awarded or earned, are generally described under "Compensation Discussion and Analysis" and in the footnotes to the compensation tables. The material terms of our LTIP, pursuant to which LTIP Units are granted, are described below. There are no employment agreements with our named executive officers, except the agreement with Mr. Leanse which our Company entered into effective as of September 1, 2012 in connection with his hiring as our Senior Executive Vice President, Chief Legal Officer and Secretary. Mr. Leanse's agreement terminates on December 31, 2015. For a description of our severance and change of control agreements with certain of our named executive officers, see "Potential Payments Upon Termination or Change of Control."

LTIP Unit Awards

  LTIP Units of our Operating Partnership are structured to qualify as "profits interests" for federal income tax purposes. Accordingly, LTIP Units initially do not have full parity, on a per unit basis, with our Operating Partnership's common OP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the common OP Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units. LTIP Units that have been converted into common OP Units and have become vested are redeemable by the holder for shares of Common Stock on a one-for-one basis or the cash value of such shares, at our Company's election. LTIP Units generally may be subject to performance-based vesting or service-based vesting.

  2014 Performance-Based and Service-Based LTIP Units.    Our named executive officers were granted LTIP Units effective January 1, 2014, with 75% of the total award consisting of performance-based LTIP Units and 25% consisting of service-based LTIP Units. Service-based awards were granted in 2014 to support the long-term retention of our executives.

a.    Performance-Based LTIP Units.

      The 2014 performance-based LTIP Units were subject to performance-based vesting over the 12-month period from January 1, 2014 through December 31, 2014 and were equally divided between two types of awards. The terms of both performance-based LTIP Unit awards were the same, with vesting of each award depending on our relative total stockholder return over the performance period as described below, except one award also had a 3% absolute total stockholder return measure. These LTIP Units were subject to forfeiture to the extent the applicable performance requirements were not achieved. Vesting of the LTIP Units was based on the percentile ranking of our total stockholder return per share of Common Stock relative to our Equity Peer REITs, as measured at the end of the performance period. Total stockholder return was measured by the compounded total annual return per share achieved by the shares of common stock of our Company or such Equity Peer REIT and assumed reinvestment of all dividends and distributions. Our Equity Peer REITs are identified in Appendix II to this Proxy Statement.

  Depending on our total stockholder return relative to the total stockholder return of our Equity Peer REITs, vesting of these LTIP Units occurred in accordance with the schedule below, with linear interpolation between performance levels. Determination of the vesting of our performance-based LTIP Units would have occurred earlier in the event of a change of control or qualified termination of employment (which generally includes a termination by our

  Company without cause or by the executive for good reason) based on our performance through the date of such event.

Company Percentile Ranking Relative to the Equity Peer REITs	Percentage of LTIP Units That Vest*
Below the 25th	0%
At the 25th	50%
At the 50th	100%
At or above the 75th	150%

* Linear interpolation between performance levels.

The percentage of the performance-based LTIP Units that vested effective December 31, 2014 was 150% of the target number of units covered by each award since (i) our Company's total stockholder return relative to the total stockholder return of our Equity Peer REITs for the performance period was at the 89th percentile and (ii) our total stockholder return of 46.5% exceeded the absolute threshold for the performance period. Although the LTIP Units have vested, they must be retained by the executives until at least December 31, 2016, which further aligns the interests of our executives with our stockholders because the value of the LTIP Units is directly tied to our Common Stock price.

Holders of the 2014 performance-based LTIP Units were only entitled to distributions during the performance period to the extent the underlying LTIP Units vested. Distributions on vested LTIP Units are equal in amount to the regular distributions paid on an equal number of common OP Units, which are equal in amount to the dividends paid on an equal number of shares of Common Stock.

b.    Service-Based LTIP Units.     The 2014 service-based LTIP Units vest in equal annual installments over a three-year period. Vesting is conditioned upon the executive remaining an employee of our Company through the applicable vesting dates, and subject to acceleration of vesting in the event of a change of control of our Company or his death or disability. Upon the termination of the executive's service relationship with our Company under specified circumstances, including termination by our Company without cause, and by the executive for good reason, his service-based LTIP Units will continue to vest in accordance with the vesting schedule.

Regular and other non-liquidating distributions were made with respect to the service-based LTIP Units from the date of their issuance to the executive. Distributions were in the same amount and at the same time as those made with respect to common OP Units. At the end of the vesting period, distributions will continue to be made only to the extent that the service-based LTIP Units have become vested.

2015 Performance-Based and Service-Based LTIP Units.    The Committee continued the LTIP program for 2015 and awarded LTIP Units to our named executive officers, with 75% of the total award consisting of performance-based LTIP Units and 25% consisting of service-based LTIP Units with the same terms as described above. The performance period for the new performance-based LTIP Unit awards will be from January 1, 2015 through December 31, 2015. For purposes of determining the vesting of the performance-based LTIP Units, the Equity Peer REITs will continue to be the peer group. These performance-based LTIP Units, to the extent earned, must be retained until at least December 31, 2017 and the participants will not be entitled to distributions until the LTIP Units vest.

 Outstanding Equity Awards at December 31, 2014—Fiscal 2014

The following table provides information on the holdings of our named executive officers of SARs, stock options and service-based LTIP Units as of December 31, 2014.

	Option Awards(1)								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Arthur M. Coppola	102,610	(1)	—		—	56.63	(1)	3/7/18	25,471	2,124,536	—	—
Edward C. Coppola	72,907	(1)	—		—	56.63	(1)	3/7/18	8,490	708,151	—	—
Thomas E. O'Hern	59,406	(1)	—		—	56.63	(1)	3/7/18	3,538	295,105	—	—
Thomas J. Leanse	39,932	(2)	—		—	59.57		9/1/22	3,538	295,105	—	—
	5,034	(3)	5,034	(4)	—	59.57		9/1/22	—	—	—	—
Robert D. Perlmutter	—		—		—	—		—	2,830	236,050	—	—

(1)
Represents SAR awards that vested on March 15, 2011 and the number and exercise price reflect certain anti-dilutive adjustments made since the date of grant under our 2003 Incentive Plan.

(2)
Represents Mr. Leanse's fully-vested SAR award that was granted on September 1, 2012.

(3)
Represents the 50% portion of Mr. Leanse's stock option award which has vested.

(4)
Represents the unvested portion of Mr. Leanse's stock option award that will vest in three equal installments beginning on September 1, 2015 and ending on September 1, 2017.

(5)
Represents the unvested portion of the service-based LTIP Units that will vest in two equal installments on December 31, 2015 and December 30, 2016.

(6)
Based on a price of $83.41 per unit, which was the closing price on the NYSE of one share of our Common Stock on December 31, 2014. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our Common Stock.

Option Exercises and Stock Vested—Fiscal 2014

The following table shows information for each of our named executive officers regarding the value of LTIP Units that vested during 2014. No options or SARs were exercised by any of our named executive officers in 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(1)
Arthur M. Coppola	—	—	302,436	(2)	23,688,595
Edward C. Coppola	—	—	131,793	(3)	9,762,780
Thomas E. O'Hern	—	—	60,167	(4)	4,384,293
Thomas J. Leanse	—	—	57,678	(5)	4,234,331
Robert D. Perlmutter	—	—	51,121	(6)	3,687,411

(1)
This number represents (a) the vesting of performance-based LTIP Units and service-based LTIP Units on December 31, 2014 and (b) the grant of fully-vested LTIP Units on March 7, 2014, representing the annual incentive compensation award for 2013 performance. An individual, upon the vesting of an equity award, does not receive cash equal to the amount contained in the Value Realized on Vesting column of this table. Instead, the amounts contained in the Value Realized on Vesting column reflect the market value of our Common Stock on the applicable vesting date. For purposes of this table, it is assumed one LTIP Unit represents the economic equivalent of one share of Common Stock. The LTIP Units do not realize their full economic value until certain conditions are met, as described on pages 54-55 of this Proxy Statement, and such conditions have been met for all service-based LTIP Units and fully-vested LTIP Units and for 67% of the performance-based LTIP Units included in this table.

(2)
This number represents (a) the vesting of 223,311 performance-based LTIP Units and 12,735 service-based LTIP Units and (b) the grant of 66,390 fully-vested LTIP Units, representing the annual incentive compensation award for 2013 performance.

(3)
This number represents (a) the vesting of 74,436 performance-based LTIP Units and 4,245 service-based LTIP Units and (b) the grant of 53,112 fully-vested LTIP Units, representing the annual incentive compensation award for 2013 performance.

(4)
This number represents (a) the vesting of 31,014 performance-based LTIP Units and 1,768 service-based LTIP Units and (b) the grant of 27,385 fully-vested LTIP Units, representing the annual incentive compensation award for 2013 performance.

(5)
This number represents (a) the vesting of 31,014 performance-based LTIP Units and 1,768 service-based LTIP Units and (b) the grant of 24,896 fully-vested LTIP Units, representing the annual incentive compensation award for 2013 performance.

(6)
This number represents (a) the vesting of 24,810 performance-based LTIP Units and 1,415 service-based LTIP Units and (b) the grant of 24,896 fully-vested LTIP Units, representing the annual incentive compensation award for 2013 performance.

 Nonqualified Deferred Compensation—Fiscal 2014

Certain of our named executive officers participate or participated in our 2005 Deferred Compensation Plan for Senior Executives, which was amended and restated as our 2013 Deferred Compensation Plan, effective January 1, 2013, referred to as our "Deferred Compensation Plan," which also includes certain amounts deferred prior to 2005 under a predecessor plan. The following table provides information with respect to our named executive officers for the Deferred Compensation Plan for the fiscal year 2014.

Name	Executive Contributions in 2014 ($)(1)	Registrant Contributions in 2014 ($)(2)	Aggregate Earnings in 2014 ($)(3)	Aggregate Withdrawals/ Distributions during 2014 ($)	Aggregate Balance at 12/31/14 ($)(4)
Arthur M. Coppola	—	—	—	—	—
Edward C. Coppola	—	—	51,352	—	422,100
Thomas E. O'Hern	137,500	27,500	134,787	—	1,763,638
Thomas J. Leanse	100,000	25,000	22,239	—	278,704
Robert D. Perlmutter	100,000	25,000	15,350	—	634,855

(1)
The amounts in this column are included in the "Salary" column of the Summary Compensation Table.

(2)
Our Company's contributions to the Deferred Compensation Plan are included in the "All Other Compensation" column of the Summary Compensation Table.

(3)
None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules, and, therefore, none of such amounts are reflected in the Summary Compensation Table.

(4)
The balances shown represent compensation already reported in the "Summary Compensation Table" in this and prior-year proxy statements, except for any earnings that were not above-market or preferential as determined under SEC rules.

Description of Our Deferred Compensation Plan

As of December 31, 2014, Messrs. E. Coppola, O'Hern, Leanse and Perlmutter had account balances under our Deferred Compensation Plan. Under the Deferred Compensation Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year. Deferral of amounts earned in 2014 by participants were limited to 85% of base salary and 85% of bonus. Our Company will credit an amount equal to the compensation deferred by a participant to that participant's deferral account under the Deferred Compensation Plan. In addition, our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion prior to the beginning of the plan year, of the amount of compensation deferred by each participant under the plan. For 2014, our Company matched 25% of the amount of salary and bonus deferred by a participant up to a limit of 5% of the participant's total salary and bonus.

Account balances under the Deferred Compensation Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts credited to participants' deferred accounts and Company matching accounts are at all times 100% vested. Participants will be eligible to receive distributions of the amounts credited to their accounts, at up to five different times that they may specify, in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan. Changes to these elections under the plan may be made under limited circumstances. Under the Deferred Compensation Plan, key employees who have elected a payment at termination of employment must generally wait six months after termination, other than as a result of death, to receive a distribution. Our Company is contributing assets to a trust, which assets remain subject to the claims of our Company's general creditors, to provide a source of funds for payment of our Company's obligations under the Deferred Compensation Plan. Employees who are eligible to participate in the Deferred Compensation Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.

 Potential Payments Upon Termination or Change of Control

The following section describes potential payments and benefits to our named executive officers under our current compensation and benefit plans and arrangements had a termination of employment or a change of control of our Company occurred on December 31, 2014. In addition, our 2003 Incentive Plan contains provisions regarding the acceleration of vesting and modification of equity awards. The Compensation Committee is authorized to accelerate the vesting of and modify outstanding awards as well as authorize discretionary severance payments to our named executive officers upon termination.

None of our named executive officers have an employment agreement with our Company, except Mr. Leanse. The severance benefits provided in Mr. Leanse's employment agreement are described below. Currently, Messrs. E. Coppola, O'Hern and Leanse each have a management continuity agreement which provides for change of control benefits as described below. The agreements for Messrs. E. Coppola and O'Hern will terminate in December 2015. Mr. Leanse's management continuity agreement has a three-year term that automatically renews each year unless our Company gives notice that the term will not be renewed.

On March 15, 2013, in response to Mr. A. Coppola's offer, our Company and Mr. A. Coppola terminated his management continuity agreement. On August 28, 2013, notice was provided by our Company to Messrs. E. Coppola and O'Hern that their respective management continuity agreements would not be extended and, therefore, will terminate in December 2015. The termination of these agreements was primarily based on the desire of Mr. A. Coppola and the Compensation Committee to eliminate all change of control excise tax gross-ups consistent with good corporate governance practices. Upon termination of Messrs. E. Coppola and O'Hern's management continuity agreements, all excise tax gross-up provisions will be eliminated.

Regardless of the manner in which a named executive officer's employment terminates, he is entitled to receive all accrued, vested or earned but deferred compensation and benefits during his term of employment. The information below sets forth the additional payments and/or benefits to our named executive officers under the specified circumstances.

Payments Made/Benefits Received Upon Termination

With Cause

  •
  If a named executive officer's employment is terminated with cause, he will forfeit all unvested equity awards as of the termination date.

Without Cause

  •
  If a named executive officer's employment is terminated for any reason, other than (i) by death, disability, resignation or retirement of such officer or (ii) by termination with cause,

  (1)
  except as provided below, his equity awards that have not vested as of such termination date will be forfeited,

  (2)
  he will have three months (or such other period in the Compensation Committee's discretion) from the termination date to exercise vested options and SARs, subject to specified limitations,

  (3)
  his unvested performance-based LTIP Units will be eligible to vest based on performance through the executive's termination date (this will also occur if the executive terminates his employment for good reason), and

  (4)
  his unvested service-based LTIP Units will continue to vest in accordance with the vesting schedule (this will also occur if the executive terminates his employment for good reason).

  •
  In addition, if Mr. Leanse's employment is terminated without cause during the term of his employment agreement (January 1, 2013 through December 31, 2015), he will receive a lump sum payment of

    $2,500,000, subject to receipt of a standard employee release and settlement agreement. (This will also occur if Mr. Leanse terminates his employment for good reason.)

Payments Made/Benefits Received Upon Resignation

In the event of the resignation of a named executive officer,

  •
  his equity awards that have not vested as of such termination date will be forfeited, and

  •
  he will have three months (or such other period in the Compensation Committee's discretion) from the termination date to exercise vested options and SARs, subject to specified limitations.

Payments Made/Benefits Received Upon Retirement

In the event of the retirement of a named executive officer,

  •
  under our current retirement policy and except as provided below, all outstanding equity awards will continue to vest in accordance with the vesting schedule originally set forth in his award agreement provided the named executive officer retires at 55 or older, has at least ten years of service with our Company and has not been directly or indirectly employed by a competitor at any time after his retirement,

  •
  if a named executive officer does not meet the requirements for retirement under our current retirement policy and the Compensation Committee does not otherwise provide:

  •
  his equity awards that have not vested as of his retirement date will be forfeited, and

  •
  he will have 12 months from his retirement date to exercise vested options and SARs, subject to specified limitations.

  •
  he will forfeit all unvested performance-based and service-based LTIP Units, unless the Compensation Committee determines in its sole discretion to provide for vesting of some or all such LTIP Units.

Payments Made/Benefits Received Upon Death or Disability

In the event of death or disability of a named executive officer while employed,

  •
  his benefits under our long-term disability plan or payments under our life insurance plan(s), as appropriate, will be distributed,

  •
  his vested stock options or SARs may be exercised for 12 months after the date of his disability or death,

  •
  except as provided below, his unvested equity awards will immediately vest, and

  •
  his unvested performance-based LTIP Units will be eligible to vest based on performance through the executive's date of death or disability.

Payments Made/Benefits Received Upon Change of Control

  Management Continuity Agreements

We currently have management continuity agreements for three of our executive officers. On October 26, 2006, our Company amended and restated management continuity agreements with Messrs. E. Coppola and O'Hern which as noted above will terminate in December 2015. Our Company also entered into a management continuity agreement with Mr. Leanse in connection with his hiring as our Senior Executive Vice President, Chief Legal Officer and Secretary, effective January 1, 2013.

  Messrs. E. Coppola and O'Hern

The management continuity agreements for Messrs. E. Coppola and O'Hern provide that if, within two years following a change of control, the executive officer's employment is terminated (i) by us for no reason or any reason other than for cause or death or disability or (ii) by the executive officer for good reason, such executive officer will be entitled to receive an amount equal to three times the sum of:

  •
  the executive's base salary; and

  •
  the amount of the highest cash and stock/unit portion of the executive's annual incentive bonus awarded for performance for each of the three preceding fiscal years (or, if the annual incentive bonus has not yet been awarded for the immediately preceding fiscal year, the highest amount awarded in the four preceding fiscal years), referred to as the "Bonus Amount."

For this purpose, the Bonus Amount shall also include:

  •
  any supplemental or special cash and/or stock/unit bonus awarded to the executive for the applicable year;

  •
  any cash portion of an incentive bonus which the executive has elected to convert into restricted stock, stock units or service-based LTIP Units under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program or other comparable, optional stock-in-lieu of cash benefit programs; and

  •
  the value of any outstanding performance-based LTIP Units that vest during the applicable year as provided in any LTIP Unit award agreement.

In addition, the executive will receive all accrued obligations, including a pro rata share of the Bonus Amount for the year in which the termination occurs.

Our Company will also generally continue welfare benefits for the executive officer and his family at least equal to, and at the same after-tax cost to the executive officer and/or his family, as those that would have been provided to them in accordance with the plans, programs, practices and policies as in effect immediately prior to the change of control, generally until up to the third anniversary of the termination date (subject to earlier termination if the executive becomes eligible for health coverage under another employer's plans).

Upon a change of control, any shares of restricted stock, stock units or service-based LTIP Units held by the executive that remain unvested shall immediately vest, any unvested stock options or SARs held by the executive shall vest in full and be immediately exercisable and any outstanding performance-based LTIP Units shall vest as provided in the applicable award agreement. See "Discussion of Summary Compensation and Grants of Plan-Based Awards Table—LTIP Unit Awards." Any such stock options or SARs shall remain exercisable for a period at least until the first to occur of (1) the expiration of the full term of the option or SAR and (2) one year after the date on which the change of control occurs.

  •
  "Good reason" means an action taken by our Company resulting in a material negative change in the employment relationship and generally includes the assignment to the executive of any duties materially inconsistent in any respect with the executive's position, authority, duties or responsibilities or any other material diminution in such position, authority, duties or responsibilities, one or more reductions in base salary that, individually or in the aggregate, exceed 10%, a change in his principal office location, material modification of bonus, benefit plans or fringe benefits or material breach of the management continuity agreement or any employment agreement by our Company or its successors or assigns.

  •
  "Change of control" generally requires a corporate transaction involving a 40% or greater change in ownership, certain majority changes in our Board of Directors or with limited exceptions the acquisition of 33% or more of our outstanding shares of Common Stock or voting securities by any person.

  •
  "Cause" generally includes for each executive (1) a failure to perform in a material respect without proper cause his obligations under the management continuity agreement or any written employment agreement,

    (2) a felony conviction or a plea of guilty or nolo contendere to a felony, or (3) an act of fraud, dishonesty or gross misconduct materially injurious to our Company.

In addition, the management continuity agreements for Messrs. E. Coppola and O'Hern (each of which was entered into in 2006 and will terminate in December 2015 as noted above) provide that if any payment by our Company to or for the benefit of the executive (whether pursuant to the terms of the management continuity agreement or otherwise) (a "Payment") would be subject to an excise tax imposed under certain provisions of the Code or any interest or penalties with respect thereto, referred to as the "Excise Tax," then the executive shall be entitled to receive a gross-up payment in an amount so that the executive is in the same after-tax position as if there were no Excise Tax. The executive will not receive this gross-up payment if the parachute value of all such Payments does not exceed 110% of an amount equal to 2.99 times the executive's "base amount" referred to as the "Safe Harbor Amount." In such event, the amounts payable under the management continuity agreement shall be reduced so that the parachute value of all Payments to the executive, in the aggregate, equals the Safe Harbor Amount.

Under the management continuity agreements, each executive has agreed to certain covenants, including confidentiality in perpetuity and non-solicitation of employees for two years after the termination date.

  Mr. Leanse

Mr. Leanse's management continuity agreement provides that if, within two years following a change of control, his employment is terminated (i) by us for no reason or any reason other than for cause or by reason of death or disability or (ii) by Mr. Leanse for good reason, he will generally be entitled to receive an amount equal to three times the sum of:

  •
  his base salary; and

  •
  the amount of the cash and stock/unit portion of his annual incentive bonus awarded for performance for the fiscal year immediately preceding his termination date (including any supplemental or special cash and/or stock bonus awarded to him for the applicable year) or, if the annual incentive bonus has not yet been awarded for that fiscal year, the amount of his annual incentive bonus awarded for performance for the second fiscal year immediately preceding his termination date.

In addition, Mr. Leanse will receive all accrued obligations, including a pro rata share of his bonus amount for the year in which the termination occurs. Mr. Leanse's management continuity agreement generally includes the other provisions described above with respect to Messrs. E. Coppola and O'Hern, except there is no Excise Tax gross-up payment. Instead, if any Payment by our Company would subject Mr. Leanse to an Excise Tax, the Payments under his management continuity agreement shall be reduced if the selected accounting firm determines that he would have a greater net after tax receipt of aggregate Payments if his Payments under his management continuity agreement were so reduced. To the extent Mr. Leanse is entitled to receive severance payments under his management continuity agreement, he shall not be entitled to his severance payments under his employment agreement.

Termination/Change of Control Payments Table

The following table provides the potential payments and benefits to the named executive officers, upon termination of employment or a change of control, assuming such event occurred on December 31, 2014. These numbers do not reflect the actual amounts that may be paid to such persons, which will only be known at the time that they become eligible for payment and will only be payable if the specified event occurs.

  Items Not Reflected in Table

The following items are not reflected in the table set forth below:

  •
  Accrued salary, bonus, personal time and vacation.

  •
  Costs of COBRA or any other mandated governmental assistance program to former employees.

  •
  Welfare benefits, including life insurance, provided to all salaried employees.

  •
  Amounts outstanding under our 401(k) plan or any deferred compensation plan. There are no special or enhanced benefits under these plans for our named executive officers, and all of such participating officers are fully vested in these plans. See "Nonqualified Deferred Compensation" table.

  Change of Control Payments—Code Section 280G valuation

For purposes of the table below, our Company engaged PricewaterhouseCoopers LLP to estimate the Excise Tax gross-up payment to be paid by our Company arising under Code Section 280G in connection with the management continuity agreements of Messrs. E. Coppola and O'Hern. Mr. Leanse's management continuity agreement does not provide for an Excise Tax gross-up payment. Code Section 280G imposes tax penalties for compensation paid by our Company that is contingent upon a change of control and equal to or greater than three times an executive's average annual taxable compensation over the most recent five-year period (such average being referred to as the "base amount"). If tax penalties apply, all such payments above the base amount become subject to a 20% excise tax. Key assumptions of the analysis include:

  •
  Change of control and termination of employment occurs as of December 31, 2014 and the base amount is based on amounts for the five-year period ending 2013; and

  •
  The only applicable payments or benefits are cash severance (3x salary plus Bonus Amount) and a pro rata Bonus Amount based on amount of time employed during 2014 and welfare benefits.

  Other Notes Applicable to the Table

  •
  For the accelerated vesting of the unvested service-based LTIP Units, the table reflects the intrinsic value of such acceleration. The value for each unvested LTIP Unit is $83.41, which represents the closing price of our Common Stock on the NYSE on December 31, 2014.

  •
  For the accelerated vesting of Mr. Leanse's unvested stock options, the table reflects the intrinsic value of such acceleration. The value for each unvested stock option is the amount by which the closing price of our Common Stock on the NYSE on December 31, 2014 ($83.41) exceeded the exercise price of the option ($59.57).

  •
  Life insurance amounts only reflect policies paid for by our Company and in effect on December 31, 2014.

  •
  The table assumes that a "disability" is of a long-term nature, which triggers vesting of unvested equity awards and the accelerated vesting determination of any unvested performance-based LTIP Units.

  •
  Messrs. A. Coppola and E. Coppola also have death benefit coverage under a split-dollar life insurance policy. No premiums have been paid by our Company under this policy since July 30, 2002. At the time of their death, the total premiums our Company previously paid for the policies will be recovered and the remaining death benefits will be paid to their designated beneficiaries.

  •
  As previously described, the "Change of control/Termination" benefits shown in the table below for Messrs. E. Coppola and O'Hern would be paid under management continuity agreements that will terminate in December 2015.

  •
  The "Termination without cause" and "Change of control/Termination" rows include a termination by our Company without cause and a termination for good reason by the NEO.

Termination/Change of Control Payments

	Cash Severance ($)	Miscellaneous Benefits ($)		Service-Based Awards ($)		Life Insurance Proceeds ($)	280G Tax Gross-Up ($)	Total ($)
Arthur M. Coppola
Termination with cause	—	—		—		—	—	—
Termination without cause	—	—		2,124,536	(2)	—	—	2,124,536
Resignation	—	—		—		—	—	—
Retirement	—	—		—		—	—	—
Death	—	—		2,124,536	(3)	2,000,000	—	4,124,536
Disability	—		(1)	2,124,536	(3)	—	—	2,124,536
Change of control	—	—		2,124,536	(3)	—	—	2,124,536
Change of control/Termination	—	—		2,124,536	(3)	—	—	2,124,536
Edward C. Coppola
Termination with cause	—	—		—		—	—	—
Termination without cause	—	—		708,151	(2)	—	—	708,151
Resignation	—	—		—		—	—	—
Retirement	—	—		—		—	—	—
Death	—	—		708,151	(3)	1,600,000	—	2,308,151
Disability	—		(1)	708,151	(3)	—	—	708,151
Change of control	—	—		708,151	(3)	—	—	708,151
Change of control/Termination	40,802,240	90,042	(4)	708,151	(3)	—	19,324,899	60,925,332
Thomas E. O'Hern
Termination with cause	—	—		—		—	—	—
Termination without cause	—	—		295,105	(2)	—	—	295,105
Resignation	—	—		—		—	—	—
Retirement	—	—		—		—	—	—
Death	—	—		295,105	(3)	1,100,000	—	1,395,105
Disability	—		(1)	295,105	(3)	—	—	295,105
Change of control	—	—		295,105	(3)	—	—	295,105
Change of control/Termination	19,523,939	87,583	(4)	295,105	(3)	—	11,714,312	31,620,939
Thomas J. Leanse
Termination with cause	—	—		—		—	—	—
Termination without cause	2,500,000	—		295,105	(2)	—	—	2,795,105
Resignation	—	—		—		—	—	—
Retirement	—	—		—		—	—	—
Death	—	—		415,116	(5)	1,000,000	—	1,415,116
Disability	—		(1)	415,116	(5)	—	—	415,116
Change of control	—	—		415,116	(5)	—	—	415,116
Change of control/Termination	7,500,000	25,710	(4)	415,116	(5)	—	—	7,940,826
Robert D. Perlmutter
Termination with cause	—	—		—		—	—	—
Termination without cause	—	—		236,050	(2)	—	—	236,050
Resignation	—	—		—		—	—	—
Retirement	—	—		—		—	—	—
Death	—	—		236,050	(3)	1,000,000	—	1,236,050
Disability	—		(1)	236,050	(3)	—	—	236,050
Change of control	—	—		236,050	(3)	—	—	236,050
Change of control/Termination	—	—		236,050	(3)	—	—	236,050

(1)
Upon disability, the executive officer will generally receive up to $25,000 monthly until his return to employment.

(2)
Amount reflects the vesting of service-based LTIP Units. The executive officer's unvested service-based LTIP Units will continue to vest in accordance with the vesting schedule upon a termination without cause or if the executive officer terminates his employment for good reason.

(3)
Amount represents the vesting of service-based LTIP Units.

(4)
Amount represents the estimated value of continuing welfare benefits for 36 months after December 31, 2014.

(5)
Amount represents the vesting of service-based LTIP Units and stock options.

 EQUITY COMPENSATION PLAN INFORMATION

Our Company currently maintains two equity compensation plans for the granting of equity awards to directors, officers and employees: our 2003 Incentive Plan and our Director Phantom Stock Plan. Our Company also maintains our Employee Stock Purchase Plan ("ESPP"). Except as described in footnote 4 to the table, each of these plans has been approved by our Company's stockholders.

The following table sets forth, for each of our Company's equity compensation plans, the number of shares of Common Stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2014.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	3,177,542	(2)	$56.70	4,142,990	(3)
Equity compensation plans not approved by stockholders(4)	37,053		—	212,947	(5)

Total	3,214,595		$56.70	4,355,937

(1)
These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding stock units, OP Units or LTIP Units.

(2)
Of these shares, 10,068, 772,639, 144,374 and 9,189 were subject to options, SARs, stock units and restricted stock, respectively, then outstanding under our 2003 Incentive Plan, 2,050,575 may be issued upon redemption of LTIP Units or OP Units under our 2003 Incentive Plan, and 190,697 were subject to stock units then credited under our Director Phantom Stock Plan. This number of shares is presented before giving effect to the shares that will be purchased under our ESPP for the purchase period ending May 31, 2015.

(3)
Of these shares, 3,602,672 were available for options, SARs, restricted stock, stock units, stock bonuses, performance-based awards, dividend equivalent rights and OP Units or other units convertible into or exchangeable for Common Stock under our 2003 Incentive Plan and 540,318 were available for issuance under our ESPP.

(4)
In February 2010, our Board of Directors approved an amendment to our Director Phantom Stock Plan to increase the number of shares of Common Stock that may be issued pursuant to the plan. In accordance with applicable NYSE listing rules, this share increase was not required to be approved by our stockholders because the shares of Common Stock issued under the plan are issued solely in payment of deferred compensation in accordance with the terms of the plan.

(5)
These shares were available for the issuance of stock units under our Director Phantom Stock Plan. See "Compensation of Non-Employee Directors" on pages 25-26 of this Proxy Statement for a description of our Director Phantom Stock Plan.

 Compensation Committee Interlocks and Insider Participation

Messrs. Abbey, Moore, Ross, and Soboroff and Mses. Laing and Stephen each served as a member of the Compensation Committee during 2014. No member of the Compensation Committee is a past or present officer or employee of our Company or had any relationship with us requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2014.

Certain Transactions

The following provides a description of certain relationships and related transactions between our executive officers or members of their immediate families and our Company or our subsidiaries and affiliates. All of these relationships and related transactions were approved or ratified by the Audit Committee in accordance with our Related Party Transaction Policies and Procedures.

Macerich Management Company employs Mr. A. Coppola's son-in-law, Mr. Anderson's son and Mr. Brant's son as a Vice President of Development Leasing, a Vice President of Leasing and a Leasing Manager, respectively. None of these individuals are considered an officer under Section 16 of the Exchange Act. The total compensation and benefits paid to each of Mr. A. Coppola's son-in-law, Mr. Anderson's son and Mr. Brant's son for 2014 did not exceed $440,000.

 PRINCIPAL STOCKHOLDERS

The following table sets forth information as of the record date, March 20, 2015, with respect to the only persons known by our Company to own beneficially more than 5% of our outstanding shares of Common Stock, based solely upon Schedule 13G and Schedule 13D reports filed with the SEC, and the number of shares of Common Stock and OP units beneficially owned by our directors and executive officers as a group. Each of the persons listed below, which has reported that it may be considered a beneficial owner of more than 5% of our outstanding shares of Common Stock, has certified in a Schedule 13G filed with the SEC that, to the best of its knowledge and belief, the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of our Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect. The number of shares of Common Stock and OP Units beneficially owned by each director is set forth in "Information Regarding our Class I Director Nominees and Continuing Directors—Director Stock Ownership" and the number of shares of Common Stock and OP Units beneficially owned by each named executive officer is set forth in "Executive Officers—Executive Officer Equity Ownership."

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	21,448,211	13.55%
Ontario Teachers' Pension Plan Board(2) 5650 Yonge Street, 3rd Floor Toronto, Ontario M2M 4H5, Canada	17,168,527	10.85%
BlackRock, Inc.(3) 55 East 52nd Street New York, New York 10022	13,211,177	8.35%
Cohen & Steers, Inc.(4) 280 Park Avenue, 10th Floor New York, New York 10017	10,210,686	6.45%
All directors and executive officers as a group (17 persons)(5)	6,720,645	4.10%

(1)
The Schedule 13G/A indicates that the reporting entity is a registered investment advisor and has sole voting power with respect to 458,876 shares, shared voting power with respect to 118,033 shares, sole dispositive power with respect to 21,086,144 shares and shared dispositive power with respect to 362,067 shares. The Schedule 13G/A indicates that Vanguard Fiduciary Trust Company is the beneficial owner of 191,629 shares as the result of serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd. is the beneficial owner of 437,685 shares as a result of serving as investment manager of Australian investment offerings, and each entity is a wholly-owned subsidiary of the reporting entity. In addition, the number of shares reported as beneficially owned by The Vanguard Group, Inc. includes the 10,445,241 shares separately reported as beneficially owned by Vanguard Specialized Funds—Vanguard REIT Index Fund on a Schedule 13G/A .

(2)
The Schedule 13D indicates that the reporting entity is a pension plan and has sole voting power with respect to 27,682 shares, shared voting power with respect to 17,140,845 shares, sole dispositive power with respect to 27,682 shares and shared dispositive power with respect to 17,140,845 shares. The Schedule 13D indicates that 1700480 Ontario Inc., a wholly-owned subsidiary of the reporting entity, is the beneficial owner of 17,140,845 shares. The address for 1700480 Ontario Inc. is 20 Queen Street West, 5th Floor, Toronto, Ontario M5H 3R4, Canada.

(3)
The Schedule 13G/A indicates that the reporting entity is a parent holding company and has sole voting power with respect to 12,002,140 shares and sole dispositive power with respect to 13,211,177 shares, reporting on behalf of the following subsidiaries: BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd., BlackRock Life Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd. and BlackRock Investment Management (UK) Ltd.

(4)
The Schedule 13G indicates that the reporting entity, Cohen & Steers, Inc., is a parent holding company and a registered investment advisor filing on behalf of the following subsidiaries which are also registered investment advisors: Cohen & Steers Capital Management, Inc., which is reported as the beneficial owner of 10,128,292 shares with sole voting power with respect to 4,855,525 shares and sole dispositive power with respect to 10,128,292 shares, and Cohen & Steers UK Ltd., which is reported as the beneficial owner of 82,394 shares with sole voting power with respect to 41,168 shares and sole dispositive power with respect to 82,394 shares. Cohen & Steers, Inc. is reported as having sole voting power with respect to 4,896,693 shares and sole dispositive power with respect to 10,210,686 shares. The address for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017 and the address for Cohen & Steers UK Ltd. is 21 Sackville Street, 4th Floor, London, United Kingdom W1S 3DN.

(5)
Includes options to purchase shares and SARs under our 2003 Incentive Plan which are currently exercisable or become exercisable before May 19, 2015, restricted stock granted under our 2003 Incentive Plan and certain LTIP Units. In addition, 493,770 shares of Common Stock are pledged as collateral for certain lines of credit for two executive officers. The aggregate pledged shares of these two executives represents 0.31% of our outstanding Common Stock as of our record date. See "Compensation Discussion and Analysis—Executive Summary—Specific Compensation and Corporate Governance Features—Anti-Pledging Policy" on page 39 of this Proxy Statement. See also the Notes to the tables on pages 7-9 and pages 27-29 of this Proxy Statement.

AUDIT COMMITTEE MATTERS

The Audit Committee currently consists of three members, Mr. Abbey, Ms. Laing and Dr. Sexton. Ms. Laing is the chairperson of the Committee and has been determined by our Board to be an audit committee financial expert. In 2014, the Audit Committee met eight times. The Audit Committee and our Board of Directors amended and restated the Audit Committee charter in January 2014 and such charter complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE Rules. The Committee reviews and reassesses the adequacy of its charter annually. Our securities are listed on the NYSE and are governed by its listing standards. Each of the members of the Audit Committee is financially literate, is an independent director and meets the independence requirements for audit committees under the NYSE Rules and the Exchange Act. (See "The Board of Directors and its Committees—Director Independence" and "—Committee Charters.")

The following Report of the Audit Committee shall not be deemed soliciting material or to be filed under the Securities Act of 1933, as amended, or the Exchange Act, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts.

 REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of The Macerich Company, a Maryland corporation, assists our Board of Directors in performing its oversight responsibilities for our financial reporting process, audit process and internal controls, as more fully described in the Audit Committee's charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2014 with management and with our independent registered public accounting firm. In addition, the Committee discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from our Company.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

The Audit Committee
Diana M. Laing, Chairperson
Douglas D. Abbey
Dr. William P. Sexton

 Principal Accountant Fees and Services

For the years ended December 31, 2014 and 2013, our Company was billed by KPMG LLP for services in the following categories:

Audit Fees.    Fees for audit services totaled $3,617,000 in 2014 and $3,394,000 in 2013, including fees associated with the annual audit of our Company and its subsidiaries and affiliates, audit of internal control over financial reporting, the performance of interim reviews of our quarterly unaudited financial information and review of our registration statement and offering documents. For 2014, fees for audit services included $325,000 of fees related to the acquisition of interests in five of our top super regional centers held by Ontario Teachers' Pension Plan Board.

Audit-Related Fees.    No fees for audit-related services were paid to KPMG LLP in 2014 or 2013.

Tax Fees.    No fees for tax services were paid to KPMG LLP in 2014 or 2013.

All Other Fees.    There were no fees paid for any other services not described above in 2014 or 2013.

Our Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

Audit Committee Pre-Approval Policy

Consistent with the SEC rules regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee approves a list of services and related fees expected to be rendered during any fiscal-year period within each of four categories of service:

  Audit Services include audit work performed on the financial statements, including audit of the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as well as work that generally only our independent registered public accounting firm can reasonably be expected to provide, including work associated with registration statements under the Securities Act of 1933, as amended, periodic reports and other SEC documents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.

  Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by our independent registered public accounting firm, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.

  Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.

  Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of our accountants.

The Audit Committee pre-approves our independent registered public accounting firm's services within each category. In 2014, the Audit Committee pre-approved the retention of KPMG LLP to perform various audit and audit-related services for our Company as described above. For each proposed service, our independent registered public accounting firm is generally required to provide documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair our independent registered public accounting firm's independence. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

 PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2015.

Although ratification by stockholders is not required by law, our Board has determined that it is desirable to request approval of this appointment by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the appointment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of KPMG LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015. PROXIES RECEIVED WILL BE VOTED "FOR" RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR COMPANY'S NAMED EXECUTIVE OFFICERS

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully under the Compensation Discussion and Analysis section beginning on page 31 of this Proxy Statement, our executive compensation program is guided by the following philosophy and objectives:

  •
  Our objective is to closely align executive compensation with the creation of stockholder value, with a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. We believe our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards.

  •
  Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Compensation Committee believes strongly in linking compensation to performance, and has designed our compensation program to deliver total pay that is primarily linked to overall business results while also recognizing individual performance. The Compensation Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company.

We urge our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative discussion that accompanies the compensation tables which provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board of Directors believe that the policies and procedures described in the Compensation Discussion and Analysis have enabled our Company to attract, motivate and retain highly skilled executives whose performance and contributions have contributed to our Company's success.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to as the "Dodd-Frank Act") and the related rules of the SEC, our Board will request your non-binding, advisory vote on the following resolution at our Annual Meeting:

  RESOLVED, that the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal to approve the compensation paid to our named executive officers is advisory in nature and, therefore, not binding on our Company, our Board of Directors or our Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional duty for, our Company, our Board or our Compensation Committee. However, the Compensation Committee, which is responsible for reviewing and approving the compensation for our executive officers and reviewing our overall compensation structure and philosophy, values input from our stockholders and will consider the result of the vote when making future compensation decisions for our named executive officers.

Our Company's current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at our annual meeting of stockholders. It is expected that the next such vote will occur at our 2016 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC'S EXECUTIVE COMPENSATION DISCLOSURE RULES. PROXIES RECEIVED WILL BE VOTED "FOR" APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 ADDITIONAL MATTERS

Solicitation of Proxies

The cost of solicitation of Proxies for our Annual Meeting will be paid by our Company. Solicitation will be made primarily by mail, but our regular employees, including the executive officers and other employees named in Annex A, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, Innisfree M&A Incorporated will assist in the solicitation of Proxies and our Company anticipates a fee for proxy solicitation services of approximately $[                ] plus out-of-pocket costs. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain Proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. Additional information about persons who are participants in this proxy solicitation is set forth in Annex A.

Stockholder Proposals and Director Nominees

For a stockholder to properly present a matter at our Annual Meeting, including nominations for persons for election to our Board of Directors, our Secretary must have received written notice thereof on or after March 1, 2015 and on or before March 31, 2015, as specified in our Bylaws, and such notice must have satisfied the additional requirements set forth in our Bylaws. Our Secretary has not received any valid notice of any matter to be presented by a stockholder at our Annual Meeting.

On March 31, 2015, we received a notice from Land & Buildings purporting to nominate individuals for election to our Board at our Annual Meeting. Even prior to receiving this notice, we informed Land & Buildings' counsel that under our Bylaws and the MGCL a stockholder must be eligible to vote at our Company's annual meeting of stockholders to be entitled to nominate directors. On February 5, 2015 and February 6, 2015, we notified each of Broadridge Financial Solutions, Inc., our distributor of Proxy materials and tabulator of voted Proxies, and the New York Stock Exchange, respectively, that the record date for our Annual Meeting would be March 20, 2015, which is consistent with the record date for our Company's 2014 annual meeting of stockholders. Similarly, on February 20, 2015, Innisfree M&A Incorporated, our proxy solicitor, confirmed delivery of broker search cards based on a record date of March 20, 2015, in compliance with SEC notice requirements. Land & Buildings was neither a beneficial owner nor a stockholder of record of our Common Stock as of March 20, 2015 and therefore is neither eligible to vote nor entitled to nominate directors for election at our Annual Meeting.

We believe in applying our Bylaws and the MGCL correctly and consistently for the benefit of all stockholders, and also in being responsive to our stockholders. Accordingly, on April 4, 2015 our Chairman/CEO, Mr. A. Coppola, spoke with the Principal of Land & Buildings, Mr. Jonathan Litt, and on April 6, 2015, our Lead Independent Director, Mr. Fred Hubbell, and Mr. A. Coppola, spoke with Mr. Litt. Then on April 10, 2015 Mr. Hubbell and Mr. A. Coppola, met with Mr. Litt and Mr. Craig Melcher of Land & Buildings in Chicago to determine whether there were recommendations from Land & Buildings that could be identified and adopted that were in the best interests of the Company and its stockholders.

On April 13, 2015, we commenced litigation in the Circuit Court for Baltimore City, Maryland seeking a judicial declaration that Land & Buildings' purported notice of its intention to nominate four candidates for election to our Board at our Annual Meeting is invalid and, accordingly, the nominations are not required to be presented at our Annual Meeting. The complaint alleges that the notice is invalid because, among other reasons, Land & Buildings was neither a stockholder of record nor a beneficial stockholder of the Company on the record date for the meeting, as required under our Bylaws and Maryland law. We are confident we will prevail in this litigation.

On April 14, 2015, Land & Buildings, Jonathan Litt, Marc Gordon, Gregory F. Hughes and Jeremy Pemberton commenced litigation in the Circuit Court for Baltimore City, Maryland against the Company and its individual directors. The complaint seeks a judicial declaration that the four candidates Land & Buildings purportedly nominated for election to our Board of Directors at our Annual Meeting were properly nominated in accordance with our Bylaws and are therefore qualified to stand for election as directors. The complaint also asks the court to preliminarily and permanently enjoin the application of the Bylaws to reject their purported nominations because there is no compelling business justification for a record date requirement and, as applied, the requirement is preclusive. Finally, the complaint alleges that the directors and the Company have breached their fiduciary duty to stockholders by applying the Bylaws to bar Land & Buildings' nominations because events that occurred after the record date warrant a waiver of the Bylaws to permit their nominations. Land & Buildings requested that the court expedite the matter for resolution before May 7, 2015 and filed for a preliminary injunction on April 17, 2015. The expedited hearing date is set for [                   ]. We are confident we will prevail in this litigation.

A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for the 2016 annual meeting of stockholders must be received by our Company by [            ]. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. A stockholder otherwise desiring to bring a proposal before the 2016 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to our Board of Directors) must comply with the then current advance notice and information requirements in our Bylaws and deliver the proposal to our principal executive offices on or after [            ], 2016 and on or before 5:00 p.m., Pacific Time, on [            ], 2016 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary. Copies of our charter and Bylaws may be obtained without charge by providing a written request to our Secretary at that address.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by the SEC's regulations to furnish our Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to our Company during and with respect to the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied on a timely basis, with the exception of the Form 4 filed by Mr. Soboroff upon his appointment to our Board and Mr. Anderson did not timely report exempt gifts of an aggregate of 1,470 shares to three individuals.

Other Matters

Our Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at our Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO OUR COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY TO ENSURE YOUR SHARES ARE REPRESENTED AND VOTED AT OUR ANNUAL MEETING. IF YOU ATTEND OUR ANNUAL MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED ON YOUR PROXY OR YOU MAY REVOKE YOUR PROXY AT OUR ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

Appendix I

Funds From Operations ("FFO") and Adjusted Funds From Operations ("AFFO")

Our Company uses FFO in addition to net income to report our operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Adjusted FFO ("AFFO") excludes the FFO impact of Shoppingtown Mall and Valley View Center for the year ended December 31, 2012. In December 2011, our Company conveyed Shoppingtown Mall to the lender by a deed-in-lieu of foreclosure. In July 2010, a court-appointed receiver assumed operational control of Valley View Center and responsibility for managing all aspects of the property. Valley View Center was sold by the receiver on April 23, 2012, and the related non-recourse mortgage loan obligation was fully extinguished on that date, resulting in a gain on extinguishment of debt of $104.0 million. On May 31, 2012, our Company conveyed Prescott Gateway to the lender by a deed-in-lieu of foreclosure and the debt was forgiven resulting in a gain on extinguishment of debt of $16.3 million. AFFO excludes the gain on extinguishment of debt on Prescott Gateway for the twelve months ended December 31, 2012.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as our Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Our Company believes that such a presentation also provides investors with a more meaningful measure of our operating results in comparison to the operating results of other REITs. Our Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding our Company's performance as they show a more meaningful and consistent comparison of our Company's operating performance and allow investors to more easily compare our Company's results without taking into account non-cash credits and charges on properties controlled by either a receiver or loan servicer. Our Company believes that FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities.

Our Company believes that FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. Our Company also cautions that FFO and AFFO, as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

Management compensates for the limitations of FFO and AFFO by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of FFO and AFFO and a reconciliation of FFO and AFFO and FFO and AFFO-diluted to net income available to common stockholders. Management believes that to further understand our Company's performance, FFO and AFFO should be compared with our Company's reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our Company's consolidated financial statements. See our Company's Annual Report on Form 10-K for the year ended December 31, 2014.

The following reconciles net income attributable to our Company to FFO and FFO-diluted for the years ended December 31, 2014, 2013 and 2012 and FFO and FFO—diluted to AFFO and AFFO—diluted for the same periods (dollars and shares in thousands):

	2014	2013	2012
Net income attributable to our Company	$1,499,042	$420,090	$337,426
Adjustments to reconcile net income attributable to our Company to FFO—basic:
Noncontrolling interests in the Operating Partnership	105,584	29,637	27,359
(Gain) loss on sale or write down of consolidated assets, net	(73,440)	(207,105)	40,381
Gain on remeasurement of consolidated assets	(1,423,136)	(51,205)	(199,956)
Add: gain (loss) on undepreciated assets—consolidated assets	1,396	2,546	(390)
Add: noncontrolling interests share of gain (loss) on sale of assets—consolidated joint ventures	146	(2,082)	1,899
Loss (gain) on sale or write down of assets—unconsolidated joint ventures(1)	1,237	(94,372)	(2,019)
Add: gain on sale of undepreciated assets—unconsolidated joint ventures(1)	2,621	602	1,163
Depreciation and amortization on consolidated assets	378,716	374,425	307,193
Less: noncontrolling interests in depreciation and amortization—consolidated joint ventures	(20,700)	(19,928)	(18,561)
Depreciation and amortization—unconsolidated joint ventures(1)	82,570	86,866	96,228
Less: depreciation on personal property	(11,282)	(11,900)	(12,861)

FFO—basic and diluted	542,754	527,574	577,862
Loss (gain) on early extinguishment of debt, net—consolidated assets	9,551	(2,684)	—
(Gain) loss on early extinguishment of debt, net—unconsolidated joint ventures(1)	—	(352)	—

FFO excluding early extinguishment of debt, net—diluted	552,305	524,538	577,862
Shoppingtown Mall	—	—	422
Valley View Center	—	—	(101,105)
Prescott Gateway	—	—	(16,296)

AFFO and AFFO—diluted	$552,305	$524,538	$460,883

Weighted average number of FFO shares outstanding for:
FFO—basic(2)	153,224	149,444	144,937
Adjustments for the impact of dilutive securities in computing FFO—diluted:
Share and unit-based compensation	147	82	—

FFO—diluted(3)	153,371	149,526	144,937

(1)
Unconsolidated assets are presented at our Company's pro rata share.

(2)
Calculated based upon basic net income as adjusted to reach basic FFO. During the years ended December 31, 2014, 2013 and 2012, there were 10.1 million, 9.8 million and 10.9 million OP Units outstanding, respectively.

(3)
The computation of FFO and AFFO—diluted shares outstanding includes the effect of share and unit-based compensation plans and the senior notes using the treasury stock method. It also assumes the conversion of MACWH, LP common and preferred units to the extent that they are dilutive to the FFO and AFFO-diluted computation.

The following reconciles net income per share attributable to common stockholders—diluted to FFO per share—diluted and AFFO per share—diluted for the years ended December 31, 2014, 2013 and 2012:

	2014	2013	2012
Net income per share attributable to common stockholders—diluted	$10.45	$3.00	$2.51
Per share impact of depreciation and amortization of real estate	2.81	2.88	2.57
Per share impact of gain on remeasurement, sale or write down of assets, net	(9.72)	(2.35)	(1.09)

FFO per share—diluted	3.54	3.53	3.99
Per share impact of loss (gain) on early extinguishment of debt, net	0.06	(0.02)	—

FFO per share excluding early extinguishment of debt—diluted	3.60	3.51	3.99
Per share impact—Shoppingtown Mall, Valley View Center and Prescott Gateway	—	—	(0.81)

AFFO—diluted	$3.60	$3.51	$3.18

Appendix II

Peer REITs

1.	Acadia Realty Trust
2.	Agree Realty Corp.
3.	Alexander's Inc.
4.	Alexandria Real Estate Equities Inc.
5.	American Assets Trust Inc.
6.	American Campus Communities Inc.
7.	American Homes 4 Rent Cl A
8.	American Realty Capital Properties Inc. Cl A
9.	American Realty Capital Healthcare Trust Inc.
10.	American Residential Properties Inc.
11.	American Tower Corp.
12.	AmREIT Inc. Cl B
13.	Apartment Investment & Management Co. Cl A
14.	Armada Hoffler Properties Inc.
15.	Ashford Hospitality Prime Inc.
16.	Ashford Hospitality Trust Inc.
17.	Associated Estates Realty Corp.
18.	AvalonBay Communities Inc.
19.	Aviv REIT Inc.
20.	BioMed Realty Trust Inc.
21.	Boston Properties Inc.
22.	Brandywine Realty Trust
23.	Brixmor Property Group Inc.
24.	Camden Property Trust
25.	Campus Crest Communities Inc.
26.	CatchMark Timber Trust Inc. Cl A
27.	CBL & Associates Properties Inc.
28.	Cedar Realty Trust Inc.
29.	Chambers Street Properties
30.	Chatham Lodging Trust
31.	Chesapeake Lodging Trust
32.	Columbia Property Trust Inc.
33.	CorEnergy Infrastructure Trust Inc.
34.	CoreSite Realty Corp.
35.	Corporate Office Properties Trust
36.	Corrections Corporation of America
37.	Cousins Properties Inc.
38.	Crown Castle International Corp.
39.	CubeSmart
40.	CyrusOne Inc.
41.	DCT Industrial Trust Inc.
42.	DDR Corp.
43.	DiamondRock Hospitality Company
44.	Digital Realty Trust Inc.
45.	Douglas Emmett Inc.
46.	Duke Realty Corp.
47.	Dupont Fabros Technology Inc.
48.	EastGroup Properties Inc.
49.	Education Realty Trust Inc.
50.	Empire State Realty Trust Inc. Cl A
51.	EPR Properties
52.	Equity Commonwealth
53.	Equity Lifestyle Properties Inc.
54.	Equity One Inc.
55.	Equity Residential
56.	Essex Property Trust Inc.
57.	Excel Trust Inc.
58.	Extra Space Storage Inc.
59.	Federal Realty Investment Trust
60.	FelCor Lodging Trust Inc.
61.	First Industrial Realty Trust Inc.
62.	First Potomac Realty Trust
63.	Franklin Street Properties Corp.
64.	General Growth Properties Inc.
65.	Gaming and Leisure Properties Inc. WI
66.	Getty Realty Corp.
67.	Gladstone Commercial Corp.
68.	Glimcher Realty Trust
69.	Government Properties Income Trust
70.	Gramercy Property Trust Inc.
71.	HCP Inc.
72.	Health Care REIT Inc.
73.	Healthcare Realty Trust Inc.
74.	Healthcare Trust of America Inc. Cl A
75.	Hersha Hospitality Trust Cl A
76.	Highwoods Properties Inc.
77.	Home Properties Inc.
78.	Hospitality Properties Trust
79.	Host Hotels & Resorts Inc.
80.	Hudson Pacific Properties Inc.
81.	Inland Real Estate Corp.
82.	Investors Real Estate Trust
83.	Iron Mountain Incorporated
84.	Kilroy Realty Corp.
85.	Kimco Realty Corp.
86.	Kite Realty Group Trust
87.	LaSalle Hotel Properties
88.	Lexington Realty Trust
89.	Liberty Property Trust
90.	LTC Properties Inc.
91.	Mack-Cali Realty Corp.
92.	Medical Properties Trust Inc.
93.	Mid-America Apartment Communities Inc.
94.	Monmouth Real Estate Investment Corp. Cl A

II-1

95.	National Health Investors Inc.
96.	National Retail Properties Inc.
97.	New Senior Investment Group Inc.
98.	New York REIT Inc.
99.	NorthStar Realty Finance Corp.
100.	Omega Healthcare Investors Inc.
101.	One Liberty Properties Inc.
102.	Parkway Properties Inc.
103.	Pebblebrook Hotel Trust
104.	Pennsylvania Real Estate Investment Trust
105.	Physicians Realty Trust
106.	Piedmont Office Realty Trust Inc. Cl A
107.	Plum Creek Timber Company Inc.
108.	Post Properties Inc.
109.	Potlatch Corp.
110.	Prologis Inc.
111.	PS Business Parks Inc.
112.	Public Storage
113.	QTS Realty Trust Inc. Cl A
114.	Ramco-Gershenson Properties Trust
115.	Rayonier Inc.
116.	Realty Income Corp.
117.	Regency Centers Corp.
118.	Retail Opportunity Investments Corp.
119.	Retail Properties of America Inc. Cl A
120.	Rexford Industrial Realty Inc.
121.	RLJ Lodging Trust
122.	Rouse Properties Inc.
123.	Ryman Hospitality Properties Inc.
124.	Sabra Health Care REIT Inc.
125.	Saul Centers Inc.
126.	Select Income REIT
127.	Senior Housing Properties Trust
128.	Silver Bay Realty Trust Corp.
129.	Simon Property Group Inc.
130.	SL Green Realty Corp.
131.	Sovran Self Storage Inc.
132.	Spirit Realty Capital Inc.
133.	STAG Industrial Inc.
134.	Starwood Waypoint Residential Trust
135.	Strategic Hotels & Resorts Inc.
136.	Summit Hotel Properties Inc.
137.	Sun Communities Inc.
138.	Sunstone Hotel Investors Inc.
139.	Tanger Factory Outlet Centers Inc.
140.	Taubman Centers Inc.
141.	Terreno Realty Corp.
142.	The GEO Group Inc.
143.	The Macerich Company
144.	UDR Inc.
145.	UMH Properties Inc.
146.	Universal Health Realty Income Trust
147.	Urstadt Biddle Properties Inc. Cl A
148.	Ventas Inc.
149.	Vornado Realty Trust
150.	W.P. Carey Inc.
151.	Washington Prime Group Inc.
152.	Washington Real Estate Investment Trust
153.	Weingarten Realty Investors
154.	Weyerhaeuser Co.
155.	Whitestone REIT
156.	Winthrop Realty Trust

II-2

Annex A

Information Regarding Participants

The directors and the executive officers and employees of the Company who are participants in the solicitation of proxies in connection with our Annual Meeting (collectively, the "Participants") are listed below, together with the amount of each class of the Company's securities beneficially owned by each of these persons as of March 20, 2015. Except as otherwise noted below, the business address of each Participant is 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401.

Name	Title	Amount and Nature of Beneficial Ownership of Common Stock and OP Units(1)		Amount and Nature of Beneficial Ownership of OP Units(1)(2)
Douglas D. Abbey	Director	6,636	(3)(4)	—
Dana K. Anderson	Vice Chairman of the Board of Directors	1,452,625	(5)	1,334,214	(6)
Arthur M. Coppola(7)	Chairman of the Board of Directors and Chief Executive Officer	2,626,629	(8)(9)	2,327,478	(10)
Edward C. Coppola(7)	President and Director	1,844,897	(11)(12)	1,464,280	(13)
Fred S. Hubbell	Director	81,177	(14)(15)	—
Diana M. Laing	Director	12,479	(16)	—
Stanley A. Moore	Director	58,589	(17)	—
Mason G. Ross	Director	8,317	(18)	—
Dr. William P. Sexton	Director	2,642	(19)	—
Steven L. Soboroff	Director	2,022	(20)(21)	—
Andrea M. Stephen	Director	5,692	(22)	—
John M. Sullivan	Director	—		—
Thomas E. O'Hern	Senior Executive Vice President, Chief Financial Officer and Treasurer	231,885	(23)	167,880	(24)
Thomas J. Leanse	Senior Executive Vice President, Chief Legal Officer and Secretary	108,499	(25)	102,958	(26)
Robert D. Perlmutter	Executive Vice President, Leasing	102,502	(27)	100,112	(27)
Randy L. Brant	Executive Vice President, Real Estate	93,973	(28)	64,421	(29)
Eric V. Salo	Executive Vice President	80,611	(30)	64,421	(31)
John Perry	Senior Vice President, Investor Relations	726	(32)	—
Jean Wood	Vice President, Investor Relations	1,182	(33)	—

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock or OP Units (as defined in Note 2 below) listed.

(2)
Our Company is the sole general partner of, and owns an aggregate of approximately 94% of the ownership interests referred to as "OP Units" in, The Macerich Partnership, L.P. or our "Operating Partnership." Our Operating Partnership holds directly or indirectly substantially all of our interests in our regional shopping centers and our community/power shopping centers (the "Centers"). Our Company conducts all of its business through our Operating Partnership, the property partnerships, corporations and limited liability companies that own title to our Centers and various management companies. In connection with our formation as well as subsequent acquisitions of certain Centers, OP Units were issued to certain persons in connection with the transfer of their interests in such Centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to anti-dilution provisions), at our election.

(3)
Includes 2,000 shares of Common Stock held in a charitable remainder unitrust of which Mr. Abbey and his wife are trustees. Also includes 403 shares of non-transferrable restricted stock granted to Mr. Abbey under our 2003 Incentive Plan that will vest after May 19, 2015.

(4)
In addition to the securities disclosed in the above table, Mr. Abbey has 1,888 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 9,234 phantom stock units credited under the terms of our Director Phantom Stock Plan. Stock units, including the stock units issued under our Director Phantom Stock Plan, are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.

(5)
All shares of Common Stock are held in trust by Mr. Anderson as trustee of the family trust for the benefit of Mr. Anderson and his wife.

(6)
All OP Units are held in trust by Mr. Anderson as trustee of the family trust for the benefit of Mr. Anderson and his wife.

(7)
Arthur Coppola and Edward Coppola are brothers.

(8)
Includes 488 shares held by Mr. A. Coppola as custodian for his minor child and 1,764,055 OP Units that are held by family limited liability companies of which Mr. A. Coppola is the sole manager.

(9)
Includes 102,610 SARs granted under our 2003 Incentive Plan that vested on March 15, 2011 and are currently exercisable, 34,594 vested LTIP Units, 74,437 vested performance-based LTIP Units and 52,446 service-based LTIP Units that will vest after May 19, 2015. SARs are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable. Also includes 196,053 shares of Common Stock which are pledged as collateral for a line of credit. Excluding his pledged shares, Mr. A. Coppola beneficially owns Macerich securities (including OP Units and certain LTIP Units) representing approximately 217 times his salary, which is in excess of the number of shares of Common Stock he is required to own pursuant to our Stock Ownership Policies described on page 47 of this Proxy Statement. See also "Compensation Discussion and Analysis—Executive Summary—Specific Compensation and Corporate Governance Features—Anti-Pledging Policy" on page 39 of this Proxy Statement. In addition to the securities disclosed in the above table, Mr. A. Coppola has 101,702 unvested performance-based LTIP Units.

(10)
Includes 1,764,055 OP Units that are held by family limited liability companies of which Mr. A. Coppola is the sole manager, 34,594 vested LTIP Units, 74,437 vested performance-based LTIP Units and 52,446 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. A. Coppola has 101,702 unvested performance-based LTIP Units.

(11)
Includes 4,714 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. Also includes 39,969 shares held by a family limited partnership of which Mr. E. Coppola has sole beneficial ownership, 155,952 OP Units held in a family trust where Mr. E. Coppola has shared beneficial ownership and 5,053 shares held by Mr. E. Coppola as custodian for his children. All of the shares held by the family partnership are pledged as collateral for a line of credit.

(12)
Includes 72,907 SARs granted under our 2003 Incentive Plan that vested on March 15, 2011 and are currently exercisable, 27,675 vested LTIP Units, 24,812 vested performance-based LTIP Units and 17,481 service-based LTIP Units that will vest after May 19, 2015. Also includes 257,748 shares of Common Stock which are pledged as collateral for a line of credit. Excluding his pledged shares, Mr. E. Coppola beneficially owns Macerich securities (including OP Units and certain LTIP Units) representing approximately 173 times his salary, which is in excess of the number of shares of Common Stock he is required to own pursuant to our Stock Ownership Policies described on page 47 of this Proxy Statement. See also "Compensation Discussion and Analysis—Executive Summary—Specific Compensation and Corporate Governance Features—Anti-Pledging Policy" on page 39 of this Proxy Statement. In addition to the securities disclosed in the above table, Mr. E. Coppola has 33,900 unvested performance-based LTIP Units.

(13)
Includes 155,952 OP Units held in a family trust where Mr. E. Coppola has shared beneficial ownership, 27,675 vested LTIP Units, 24,812 vested performance-based LTIP Units and 17,481 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. E. Coppola has 33,900 unvested performance-based LTIP Units.

(14)
Includes 970 shares held in trust by Mr. Hubbell as trustee and 10,511 shares held in trust for the benefit of Mr. Hubbell and his descendants. Also includes 17,344 shares held by a foundation of which Mr. Hubbell and his wife are trustees.

(15)
Includes 403 shares of non-transferrable restricted stock granted to Mr. Hubbell under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Hubbell has 1,888 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 58,341 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(16)
Includes 403 shares of non-transferrable restricted stock granted to Ms. Laing under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Ms. Laing has 1,888 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 26,335 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(17)
Includes 403 shares of non-transferrable restricted stock granted to Mr. Moore under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Moore has 1,888 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 60,197 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(18)
Includes 403 shares of non-transferrable restricted stock granted to Mr. Ross under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Ross has 945 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 7,814 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(19)
Includes 403 shares of non-transferrable restricted stock granted to Dr. Sexton under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Dr. Sexton has 1,888 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 57,656 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(20)
Includes 2,000 shares of Common Stock held in a family trust of which Mr. Soboroff is the trustee.

(21)
In addition to the securities disclosed in the above table, Mr. Soboroff has 2,388 vested stock units and 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan.

(22)
Includes 570 shares of non-transferable restricted stock granted to Ms. Stephen under our 2003 Incentive Plan that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Ms. Stephen has 1,268 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan and 4,365 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(23)
Includes 4,063 shares of Common Stock held for Mr. O'Hern under our 401(k)/Profit Sharing Plan and 135,268 OP Units. Also includes 4,147 shares held by Mr. O'Hern as custodian for his children, 1,378 shares Mr. O'Hern holds jointly with his son, 14,990 vested LTIP Units, 10,338 vested performance-based LTIP Units and 7,284 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. O'Hern has 14,124 unvested performance-based LTIP Units.

(24)
Includes 135,268 OP Units, 14,990 vested LTIP Units, 10,338 vested performance-based LTIP Units and 7,284 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. O'Hern has 14,124 unvested performance-based LTIP Units.

(25)
Includes 71,499 OP Units. Also, includes 5,034 shares subject to options granted to Mr. Leanse under our 2003 Incentive Plan that are currently exercisable or become exercisable on or before May 19, 2015, 13,837 vested LTIP Units, 10,338 vested performance-based LTIP Units and 7,284 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Leanse has 5,034 shares subject to options that become exercisable after May 19, 2015 and 14,124 unvested performance-based LTIP Units.

(26)
Includes 71,499 OP Units, 13,837 vested LTIP Units, 10,338 vested performance-based LTIP Units and 7,284 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Leanse has 14,124 unvested performance-based LTIP Units.

(27)
Includes 72,178 OP Units held in trust by Mr. Perlmutter as trustee, 13,837 vested LTIP Units, 8,270 vested performance-based LTIP Units and 5,827 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Perlmutter has 11,300 unvested performance-based LTIP Units.

(28)
In addition to the securities disclosed in the above table, Mr. Brant has 3,326 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan.

(29)
Includes 43,536 OP Units, 13,837 vested LTIP Units, 4,135 vested performance-based LTIP Units and 2,913 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Brant has 5,650 unvested performance-based LTIP Units.

(30)
In addition to the securities disclosed in the above table, Mr. Salo has 4,032 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan.

(31)
Includes 43,536 OP Units, 13,837 vested LTIP Units, 4,135 vested performance-based LTIP Units and 2,913 service-based LTIP Units that will vest after May 19, 2015. In addition to the securities disclosed in the above table, Mr. Salo has 5,650 unvested performance-based LTIP Units.

(32)
In addition to the securities disclosed in the above table, Mr. Perry has 2,749 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan.

(33)
In addition to the securities disclosed in the above table, Ms. Wood has 285 stock units that will vest after May 19, 2015 under our 2003 Incentive Plan.

 Information Regarding Transactions in our Securities by Participants

The following table sets forth information regarding purchases and sales of the Company's securities by Participants during the past two years. Except as set forth below or as otherwise disclosed in this Proxy Statement, no part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If such funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

Name	Date	Number of Shares	Transaction Type
Arthur M. Coppola
Dana K. Anderson
Edward C. Coppola
Douglas D. Abbey
Fred S. Hubbell
Diana Laing
Stanley A. Moore
Mason G. Ross
Dr. William P. Sexton
Steven L. Soboroff
Andrea M. Stephen
John M. Sullivan
Thomas E. O'Hern
Thomas J. Leanse
Robert D. Perlmutter
Randy L. Brant
Eric V. Salo
John Perry
Jean Wood

 Miscellaneous Information Concerning Participants

Except as described in this Annex A or otherwise disclosed in this Proxy Statement,

  •
  No associate of any Participant beneficially owns, directly or indirectly, any securities of the Company.

  •
  No Participant beneficially owns, directly or indirectly, any securities of any subsidiary of the Company.

  •
  Since the beginning of the Company's last fiscal year, no Participant or any of his or her associates or immediate family members was a party to any transaction, or is to be a party to any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeded or exceeds $120,000, and (iii) any such Participant, associate or immediate family member had or will have a direct or indirect material interest.

  •
  No Participant or any of his or her associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

  •
  No Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

  •
  No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our Annual Meeting.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of The Macerich Company for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1.  Vote by Telephone—Please call toll-free in the U.S. or Canada at 1-866-874-4877, on a touch-tone phone. If outside the U.S. or Canada, call 1-215-521-1345. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.        Vote by Internet—Please access https://www.proxyvotenow.com/mac, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.        Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: The Macerich Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

Please mark your vote as in this example

The Board of Directors recommends you vote FOR all of the nominees for director listed in Proposal 1, and FOR Proposals 2 and 3.

							FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees:				2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	1a. Douglas D. Abbey	☐	☐	☐
	1b. Dana K. Anderson	☐	☐	☐	3.	Advisory vote to approve our named executive officer compensation.	☐	☐	☐
	1c. Stanley A. Moore	☐	☐	☐
	1d. Dr. William P. Sexton	☐	☐	☐		Proxies will be voted at the discretion of the persons named in this Proxy on any other matter that may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Date:	, 2015

Signature

Signature (if held jointly)

Title

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other representative, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED

Proxy Solicited on Behalf of the Board of Directors of the Company

for the Annual Meeting to be held on [     ], 2015

The undersigned stockholder(s) of The Macerich Company, a Maryland corporation (the “Company”), hereby appoint(s) Thomas E. O’Hern and Thomas J. Leanse, and each of them, as Proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at [      ] on [        ], 2015 at [       ] local time, and at any postponement(s) or adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any Proxy heretofore given with respect to such meeting or any postponement(s) or adjournment(s) thereof.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director in Proposal 1 and “FOR” Proposals 2 and 3, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Continued and to be signed on reverse side